                                                                    EXHIBIT 99.2

Prospectus Supplement dated [________________________]
To Prospectus dated _________ [_________], 2004

                              $[_________][______ ]
                      ORIGEN MANUFACTURED HOUSING CONTRACT
              TRUST COLLATERALIZED NOTES, SERIES 200[____]-[_____]

ORIGEN MANUFACTURED HOUSING CONTRACT,      ORIGEN RESIDENTIAL SECURITIES, INC.,
     TRUST 20_ - _, AS ISSUER                          AS DEPOSITOR

   ORIGEN FINANCIAL L.L.C.,                       ORIGEN SERVICING, INC.,
 AS ORIGINATOR [AND SELLER]                            AS SERVICER

[ORIGEN SECURITIZATION COMPANY, LLC,
        AS SELLER]

                   Principal         Certificate                       Underwriting     Proceeds to the
                    Balance             Rate        Price to Public      Discount          Depositor
                    -------             ----        ---------------      --------          ---------
Class A-1      $[_____________]        [_____]%         [_____]%          [_____]%          [_____]%
Class A-2       [_____________]        [_____]          [_____]%          [_____]%          [_____]%
Class A-3       [_____________]        [_____]          [_____]%          [_____]%          [_____]%
Class A-4       [_____________]        [_____]          [_____]%          [_____]%          [_____]%
Class M-1       [_____________]        [_____]          [_____]%          [_____]%          [_____]%
Class M-2       [_____________]        [_____]          [_____]%          [_____]%          [_____]%
Total          $[_____________]        [_____]         $[_____]          $[_____]          $[_____]

      The Class A-4, Class M-1, and Class M-2 notes will be subject to a maximum rate described in this prospectus supplement.

      The proceeds to the depositor will be $[ ] before deducting expenses, payable by the depositor, estimated to be $[_________ ].

      [___________] will purchase the offered certificates from the depositor at the price specified in the table above. Please see the information under the heading "Underwriting" in this prospectus supplement.

THE NOTES

- are secured by a pool of manufactured housing installment sale contracts and installment loan agreements, mortgage loans secured by manufactured homes, one-to-four family residential properties [and/or condominium units,],

-     currently have no trading market and

-     are not insured or guaranteed by any governmental agency.

CREDIT ENHANCEMENT

- Credit enhancement will be provided in the form of subordination of the rights of certain classes of certificates to receive distributions in respect of the contracts, the allocation of losses, excess interest and overcollateralization.

REVIEW THE INFORMATION IN RISK FACTORS ON PAGE S-[ ] OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE 2 IN THE PROSPECTUS.

For complete information about the [Origen _______ Manufactured Housing Contract Trust Collateralized Notes], Series 200[__]-[__], read both this prospectus supplement and the prospectus. This prospectus supplement must be accompanied by a prospectus if it is being used to offer and sell the certificates.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE CERTIFICATES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                 [____________]

      You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

      We are not offering the [Origen Manufactured Housing Contract Trust Collateralized Notes], Series 200[__]-[ ] in any state where the offer is not permitted.

      Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the [Origen Manufactured Housing Contract Trust Collateralized Notes], Series 200[ ]-[ ] and with respect to their unsold allotments or subscriptions. In addition, all dealers selling [Origen Manufactured Housing Contract Trust Collateralized Notes], Series 200[ ]-[ ] will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

                                                                                      PAGE

                              PROSPECTUS SUPPLEMENT

SUMMARY OF PROSPECTUS SUPPLEMENT................................................       S-3
RISK FACTORS....................................................................       S-9
SUMMARY OF TRANSACTION..........................................................      S-16
THE SELLER, THE ORIGINATOR AND THE SERVICER.....................................      S-16
UNDERWRITING POLICIES...........................................................      S-16
THE SERVICER....................................................................      S-20
THE ASSET POOL..................................................................      S-25
SELECTED DATA...................................................................      S-28
YIELD AND PREPAYMENT CONSIDERATIONS.............................................      S-42
DESCRIPTION OF THE NOTES........................................................      S-52
THE ISSUER......................................................................      S-67
THE OWNER TRUSTEE...............................................................      S-67
SERVICING AGREEMENT.............................................................      S-68
THE INDENTURE...................................................................      S-71
DESCRIPTION OF THE ASSET PURCHASE AGREEMENT.....................................      S-73
USE OF PROCEEDS.................................................................      S-73
MATERIAL FEDERAL INCOME TAX CONSEQUENCES........................................      S-74
STATE TAXES.....................................................................      S-74
LEGAL INVESTMENT................................................................      S-75
CONSIDERATIONS FOR BENEFIT PLAN INVESTORS.......................................      S-75
UNDERWRITING....................................................................      S-77
LEGAL MATTERS...................................................................      S-78
RATINGS.........................................................................      S-78
ANNEX I GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES ..........      S-81

                                   PROSPECTUS

SUMMARY OF PROSPECTUS...........................................................      1
RISK FACTORS....................................................................      1
DESCRIPTION OF THE SECURITIES...................................................     13
PREPAYMENT AND YIELD CONSIDERATIONS.............................................     29
THE TRUST ESTATES...............................................................     32
CREDIT ENHANCEMENT..............................................................     44
UNDERWRITING POLICIES...........................................................     51
SERVICING OF CONTRACTS AND MORTGAGE LOANS.......................................     52
THE AGREEMENTS..................................................................     59
CERTAIN LEGAL ASPECTS OF CONTRACTS AND MORTGAGE LOANS...........................     66
USE OF PROCEEDS.................................................................     84
THE COMPANY.....................................................................     84
MATERIAL FEDERAL INCOME TAX CONSEQUENCES........................................     85
STATE TAX CONSIDERATIONS........................................................    136
ERISA CONSIDERATIONS............................................................    136
RATINGS.........................................................................    146
AVAILABLE INFORMATION...........................................................    146
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.................................    147
PLAN OF DISTRIBUTION............................................................    147
LEGAL INVESTMENT CONSIDERATIONS.................................................    148
LEGAL MATTERS...................................................................    149

                        SUMMARY OF PROSPECTUS SUPPLEMENT

       This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the certificates, read this entire document and the accompanying prospectus carefully.

         This summary provides an overview of certain calculations, cash flows and other information to aid your understanding and is qualified by the full description of these calculations, cash flows and other information in this prospectus supplement and the accompanying prospectus. The Origen Manufactured Housing Contract Trust [20__-__] Collateralized Notes will be issued in classes (each a "class") with note rates, initial principal balances and last scheduled payment dates as described in the chart below.

                                          INITIAL             LAST SCHEDULED
CLASS            NOTE RATE           PRINCIPAL BALANCE         PAYMENT DATE
-----            ---------           -----------------         ------------
 A-1              [ . ]%               $[_________]             [_________]
 A-2              [ . ]                 [_________]             [_________]
 A-3              [ . ]                 [_________]             [_________]
 A-4              [ . ]                 [_________]             [_________]
 M-1              [ . ]                 [_________]             [_________]
 M-2              [ . ]                 [_________]             [_________]

      The "note rate" for each of the Class A-4, Class M-1 and Class M-2 notes will be subject to a maximum rate described in this prospectus supplement.

      The "last scheduled payment date" in the table above is derived by adding twelve months to the month of the latest scheduled maturity date of the initial assets. We expect that the actual last payment date for each note will be significantly earlier than its last scheduled payment date.

THE ISSUER

      [Origen Manufactured Housing Contract Trust 200[__]-[____], the "trust" or the "issuer," will be formed on [_______] pursuant to the terms of the trust agreement. [Origen Financial L.L.C.] [Origen Securitization Company, LLC] [Seller] will sell mortgage loans secured by first liens on the real estate on which certain manufactured homes, one-to-four family residential properties [and/or condominium units] are situated, manufactured housing installment sale contracts and installment loan agreements, collectively, the "assets," to Origen Residential Securities, Inc.. Origen Residential Securities, Inc. will deposit the assets with the trust. [ ] will act as owner trustee for the benefit of the holders of the owner trust certificates, which are not offered hereby.

THE NOTES

            On the closing date, the issuer will issue the Class A-1, Class A-2, Class A-3, Class A-4, Class M-1 and Class M-2 notes, collectively referred to as the "notes."

            Only the Class A and Class M notes are being offered pursuant to this prospectus supplement and the accompanying prospectus.

            The offered notes will be offered for purchase in denominations of $1,000 and integral multiples of $1 thereof.

THE ORIGINATOR

            Origen Financial L.L.C., a wholly-owned subsidiary of Origen Financial, Inc., originated or acquired the assets from third party sellers and is referred to in this prospectus supplement as the "originator". [The originator has transferred to the seller all of its right, title and interest to the assets.] Origen Financial L.L.C. maintains its principal office at The American Center, 27777 South Franklin Road, Suite 1700, Southfield, Michigan 48034.

            We refer you to "The Originator" in this prospectus supplement for more detail.

THE SELLER

            [Origen Financial L.L.C.] [Origen Securitization Company, LLC] or the "seller" will sell to Origen Residential Securities, Inc. all of its right, title and interest to the assets pursuant to the terms of a transfer agreement as further described hereunder.

THE SERVICER

            Origen Servicing, Inc, a wholly-owned subsidiary of Origen Financial L.L.C., will act as "servicer" of the assets under the pooling and servicing agreement.

            We refer you to "The Seller," "The Servicer" and "The Trust Assets" in this prospectus supplement for more detail.

[BACKUP SERVICER]

            [Pursuant to the terms of the servicing agreement, [_______________] will agree to act as "backup servicer" with respect to the assets. If Origen Servicing, Inc. is removed as servicer under the servicing agreement, [________________] will agree to perform those duties in accordance with the terms of the servicing agreement.

            We refer you to "Servicing Agreement -- The Backup Servicer" in this prospectus supplement for additional information.]

THE DEPOSITOR

            Origen Residential Securities, Inc., or the "depositor", will transfer the assets to a trust created pursuant to the trust agreement.

            We refer you to "The Depositor" in the accompanying prospectus for additional information.

THE INDENTURE TRUSTEE

            [______________________________] will serve as the "indenture trustee" for the benefit of the noteholders pursuant to the indenture.

            We refer you to "The Indenture -- The Indenture Trustee" in this prospectus supplement for additional information.

REGISTRATION OF NOTES

            We will issue the offered notes in book-entry form. You will hold your interests through a depository in the United States or through one of two depositories in Europe. While the offered certificates are book-entry they will be registered in the name of the applicable depository or in the name of the depository's nominee.

            Transfers within any depository will be made in accordance with the usual rules and operating procedures of that system. Cross-market transfers between two different depository systems may be made through a third-party bank and/or the related depositories. The limited circumstances under which definitive notes will replace the book-entry notes are described later in this prospectus supplement.

TRUST ESTATE

            The trust estate is held by the trustee for the benefit of the noteholders. The "trust estate" includes:

            - manufactured housing installment sale agreements and installment loan agreements, or contracts; [and]

            - mortgage loans secured by manufactured homes, one-to-four family residential properties [and/or condominium units], or mortgage loans; [and]

            - payments on the contracts and mortgage loans, collectively referred to as the assets, received on and after the related cut-off date; [and]

            - rights of the depositor under the purchase agreement pursuant to which the depositor purchased the assets from the seller, and;

            - rights of the seller under any hazard insurance policies covering the assets.

THE INITIAL ASSETS

      On [______________], the closing date, the trust will acquire the pool of initial and additional assets. The information below is based on the pool of initial assets as it existed on [_____________]:

            -     number of initial assets: [_____________]

            -     aggregate principal balance: $[______________]

            - manufactured home or mortgaged property location: [____] states; other than [____]% of manufactured homes or mortgaged properties located in [____], no state represents more than [____]% of the assets, by principal balance

            -     weighted average loan-to-value ratio: [_____]% (approximate)

            -     loan-to-value ratio range: [______]% to [_____]% (approximate)

            -     principal balance range: $[_________] to $[______]

            -     average principal balance: $[_______]

            -     asset rates range: [________]% to [_____]%

            -     weighted average asset rate: [______]% (approximate)

            - weighted average remaining term to stated maturity, based on principal balance: [_______] months (approximate)

            - term to stated maturity range: [_____] months to [_____] months

            -     last maturity date: [___________]

            We refer you to "Description of the Assets" in this prospectus supplement.

SERVICING

            The servicer will be responsible for servicing, managing and making collections on the assets it is servicing. The servicer will receive a monthly servicing fee equal to [ ]% per annum of the pool balance. The backup servicer will receive a monthly backup servicing fee payable as set forth in this prospectus supplement.

            We refer you to "Description of the Notes -- Payments on Assets" and "Servicing Agreement -- Servicing Compensation and Payment of Expenses" in this prospectus supplement.

            Under limited circumstances, the servicer may resign or be removed, in which event either the backup servicer or a third-party servicer will be appointed as successor servicer.

            We refer you to "Servicing of Assets -- Matters Regarding the Servicer" and "The Agreements -- Events of Default; Rights Upon Event of Termination" in the accompanying prospectus.

PAYMENT DATE

            The [15th] day of each month or, if that day is not a business day, the next business day, beginning in [___] 200[___] will be a "payment date."

CLOSING DATE

            [_____________] will be the "closing date."

CUT-OFF DATE

            [_______________________] for the initial assets and [_____________]
            for the additional assets will be the "cut-off date."

PRIORITY OF PAYMENTS

            Payments on the notes will be made primarily from amounts collected on the contracts [and] mortgage loans during the related "due period," which is the calendar month preceding the month in which the related distribution date occurs, except for the first distribution date which will be from the related cut-off date through and including [_____] (which will be longer than a one-month period). The trustee will apply the amount available to make distributions of interest and principal on the certificates in the following order of priority:

            (1) trustee fee

            (2) servicing fee [and backup servicing fee]

            (3) Class A interest

            (4) Class M-1 interest

            (5) Class M-2 interest

            (6) Class A principal (sequentially to each class of Class A Notes)

            (7) Class M-1 liquidation loss interest

            (8) Class M-1 principal

            (9) Class M-2 liquidation loss interest

            (10) Class M-2 principal

            (11) Class A-4 available funds cap carry-forward amount; Class M-1 available funds cap carry-forward amount; and Class M-2 available funds cap carry-forward amount; in that order

            (12) Trust Certificate distributions

            The payments on each class of notes will be made only up to the amount available, after making any payments to each class of notes with a higher priority.

            Investors should note that failure of the issuer to make payments due on a class of notes outstanding will not be an event of default, and investors will have no right to accelerate their notes, unless
            (i) the issuer fails to pay the interest payment amount due on any class and, if the Class A notes are no longer outstanding, the related liquidation loss interest amount due on the most senior class of notes outstanding, for a period of [30 days], or (ii) the issuer fails to pay principal due on any class of notes by the related final stated maturity date. If such an event of default occurs, the notes may only be accelerated at the direction of the holders of notes representing at least 66-2/3% of the aggregate note balance outstanding. See "The Indenture -- Events of Default" in this prospectus supplement.

            A. INTEREST PAYMENTS

            On each payment date, interest will be payable first to each class of Class A notes concurrently, then to the Class M-1 notes, and then to the Class M-2 notes, up to the amount to which those classes are entitled to the extent of amounts available for that payment date.

            Interest on the notes for a payment date will accrue during the period commencing on the preceding payment date (or the closing date for the first payment date) through the day preceding the current payment date. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months (or, with respect to the first accrual period, the actual number of days elapsed in the interest period and a 360-day year).

            We refer you to "Description of the Notes -- Priority of Payments, "and " -- Losses on Liquidated Assets" for a more detailed description of the calculation of interest payable on each class.

            B. PRINCIPAL PAYMENTS

            The portion of the amount available applied to the payment of principal on the Class A and Class M notes will be based on the amounts of principal due on each outstanding asset that is actually collected during the related due period, as well as prepayments and other amounts received for principal on the assets. Any principal payable will initially be paid only on the Class A notes. The Class M notes are not expected to receive any principal payments before [_________].

            Beginning with the payment date occurring in [__], assuming delinquencies, defaults and losses on the assets remain below levels specified in the pooling and servicing agreement and specified enhancement targets are met, the Class M notes will be entitled to receive a portion of the principal to be paid on each payment date.

            We refer you to "Description of the Notes -- Priority of Payments" for additional information.

CREDIT ENHANCEMENT

            The credit enhancement provided for the benefit of the holders of the Class A Notes will consist of excess interest, overcollateralization and subordination, each as described in this section and under "Description of the Notes -- Credit Enhancement" and " -- Overcollateralization" in this prospectus supplement.

            Excess Interest. The assets will bear interest each month which, in the aggregate, is expected to exceed the amount needed to pay monthly interest on the offered notes and to pay certain fees and expenses of the trust. The excess interest from the assets each month will be available to absorb realized losses on the assets and to make payments of principal on the notes in order to maintain or restore overcollateralization at the required level.

            Overcollateralization. The aggregate principal balance of the assets as of the cut-off date is expected to exceed the aggregate note balance of the offered notes on the closing date by approximately $________, or approximately _____% of the aggregate principal balance of the assets as of the cut-off date, and will be the initial amount of overcollateralization required to be provided by the asset pool under the indenture. See "Description of the Notes -- Overcollateralization" in this prospectus supplement.

            Subordination. The rights of the holders of the Class M notes to receive payments will be subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the Class A notes. In addition, the rights of the holders of the Class M-2 notes to receive payments will be subordinated to the rights of the holders of the Class M-1 notes, to the extent described under "Description of the Notes -- Allocation of Losses; Subordination" in this prospectus supplement.

            Subordination is intended to enhance the likelihood of regular payments on the more senior notes in respect of interest and principal and to afford the more senior notes protection against realized losses on the assets, as described under "Description of the Notes -- Subordination of Class M Notes" in this prospectus supplement.

            Allocation of Losses. On any payment date, realized losses on the assets will have the effect of reducing the amount of excess interest and the overcollateralized amount. If realized losses eliminate the overcollateralization on any payment date and result in the outstanding principal balance of the assets being lower than the outstanding principal balance of the notes such a discrepancy will result in a liquidation loss, which will be applied to reduce, first, the adjusted note balance of the Class M-2 notes and then, if the note balance of the Class M-2 notes is less than the liquidation loss, the adjusted note balance of the Class M-1 notes. The indenture will not permit the allocation of realized losses on the contracts to the Class A notes; however, investors in the Class A notes should realize that under certain loss scenarios there may not be enough principal and interest on the assets to pay to the Class A notes all principal and interest amounts to which such notes are then entitled. See "Description of the Notes -- Losses on Liquidated Assets" in this prospectus supplement.

            If realized losses result in a reduction to the adjusted note balance of a class of Class M notes, interest on such class will accrue on that lower, adjusted note balance. However, the difference between that amount of interest that would have accrued on the outstanding note balance and the amount of interest that accrued on the adjusted note balance on any payment date, or the liquidation loss interest amount, may be paid to the holders of those notes according to the priorities set forth under "Description of the Notes -- Priority of Payments" in this prospectus supplement.

OPTIONAL REDEMPTION

            At its option, the servicer will be permitted to purchase all outstanding assets and thereby redeem the offered notes, in whole but not in part, on any payment date on which the aggregate principal balance of the assets remaining in the asset pool has been reduced to less than or equal to [20]% of the aggregate principal balance of the assets as of the cut-off date. See "Description of the Notes -- Optional Redemption" in this prospectus supplement and "Description of the Securities -- Optional Redemption, Purchase or Termination" in the prospectus.

            [If the servicer does not exercise this purchase option, then on the next payment date the indenture trustee, or an agent on its behalf, will begin an auction process to sell the assets and the other trust assets. The indenture trustee cannot sell the trust assets and liquidate the trust pursuant to the auction process unless the proceeds of that sale are expected to be sufficient to pay the aggregate unpaid principal balance of the notes and all accrued and unpaid interest (other than any unpaid liquidation loss interest) thereon.]

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

            For federal income tax purposes, (i) the offered notes will be characterized as indebtedness to a noteholder other than the owner of the owner trust certificates and not as representing an ownership interest in the trust or an equity interest in the issuer or the depositor and (ii) as long as parent REIT (as defined herein) maintains its REIT status, the trust will be treated as a "qualified REIT subsidiary" within the meaning of Section 856(i) of the Code. See "Material Federal Income Tax Consequences" in this prospectus supplement and the prospectus.

RATINGS

            It is a condition to the issuance of the notes that they be rated as follows by Moody's Investors Service, Inc. ("Moody's") and by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"; together with Moody's, the "rating agencies"):

Class        Moody's           S&P
-----        -------           ---
 A-1
 A-2
 A-3
 A-4
 M-1
 M-2

            Such ratings reflect the assessment of the rating agencies, based on particular prepayment and loss assumptions, of the likelihood of the ultimate receipt by the noteholders of the original note balance on or prior to the final stated maturity date for each class and the timely receipt by the noteholders of interest at the note rate on the note balance outstanding immediately prior to each payment date. The issuer has not requested that any rating agency rate the notes other than as stated above. If another rating agency were to rate the notes, such rating agency may assign a rating different from the ratings described above. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. While the ratings address the likelihood of receipt by noteholders of the original note balance and interest on the note balance outstanding from time to time at the note rate, such ratings do not represent any assessment of the timing of receipt by noteholders of the original note balance or the corresponding effect on yield to investors. In addition, the ratings do not address the likelihood of receipt of any available funds cap carry-forward amounts. See "Yield and Prepayment Considerations" and "Ratings" in this prospectus supplement.

ERISA CONSIDERATIONS

            Subject to the conditions described under "ERISA Considerations," employee benefit plans that are subject to the Employee Retirement Income Security Act of 1974 and qualified retirement plans and tax-favored plans subject to Internal Revenue Code Section 4975 may purchase the Class A and Class M notes.

LEGAL INVESTMENT CONSIDERATIONS

            The Class A notes and the Class M-1 notes will be legal investments for some types of institutional investors as provided in SMMEA. The Class M-2 notes will NOT constitute "mortgage related securities" for purposes of SMMEA because they will not be rated in one of the two highest ratings categories by one of the rating agencies. This means that many institutions that have the legal authority to invest in "mortgage related securities" may not be legally authorized to invest in the Class M-2 notes. You should consult with your own legal advisor to decide whether you may legally invest in the certificates.

[FINANCING ARRANGEMENTS OF THE SELLER

            Immediately prior to the sale of the assets to the depositor, some of the contracts were subject to financing provided by an affiliate of the underwriter. The seller will apply a portion of the proceeds it receives from the sale of the assets to repay that financing.]

                                  RISK FACTORS

      THE OFFERED NOTES ARE NOT SUITABLE INVESTMENTS FOR ALL INVESTORS. IN PARTICULAR, YOU SHOULD NOT PURCHASE THE OFFERED NOTES UNLESS YOU UNDERSTAND THE PREPAYMENT, CREDIT LIQUIDITY AND MARKET RISKS ASSOCIATED WITH THE OFFERED NOTES.

      THE OFFERED NOTES ARE COMPLEX SECURITIES. YOU SHOULD POSSESS, EITHER ALONE OR TOGETHER WITH AN INVESTMENT ADVISOR, THE EXPERTISE NECESSARY TO EVALUATE THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IN THE CONTEXT OF YOUR FINANCIAL SITUATION AND TOLERANCE FOR RISK.

      YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS PRIOR TO ANY PURCHASE OF THE OFFERED NOTES. YOU SHOULD ALSO CAREFULLY CONSIDER THE INFORMATION SET FORTH UNDER "RISK FACTORS" IN THE ACCOMPANYING PROSPECTUS.

RECENTLY ORIGINATED ASSETS ARE MORE LIKELY TO EXPERIENCE EARLY DEFAULTS.

      Defaults on assets are generally expected to occur with greater frequency in the early years of the terms of the assets. If there is a higher rate of defaults than anticipated, you may experience a loss.

      Approximately [___]% of the initial assets (by aggregate principal balance as of [___]) were originated within twelve months prior to the cut-off date.

THE MORE SUBORDINATE CLASSES OF NOTES HAVE A GREATER RISK OF LOSS FROM DELINQUENCY AND DEFAULTS ON THE ASSETS.

      Delinquencies and defaults on the assets will result in a smaller amount of cash available for payment on a payment date. Because the available cash is paid in a specified order of priority, there is a risk that notes that are lower in that order of priority may not receive some or even any of the amount due to them on that payment date. In addition, there is a risk that a high rate of defaults and losses on the assets could eliminate the overcollateralization and result in the outstanding principal balance of the assets being lower than the outstanding principal balance of the notes. A discrepancy like this would result in a loss which we refer to as a liquidation loss amount. Liquidation loss amounts will be allocated to a class of notes by reducing the note balance on which interest will accrue for such class. Any such reduced balance of a class is referred to as that class' adjusted note balance. Liquidation loss amounts will be allocated first to reduce the adjusted note balance of the Class M-2 notes and then, if the Class M-2 note balance is less than the liquidation loss amount on that payment date, to reduce the adjusted note balance of the Class M-1 notes. The note balance of the Class A notes will not be reduced on account of liquidation loss amounts. If liquidation loss amounts are allocated to a class of notes, interest will accrue on the lower, adjusted note balance of such notes. However, the difference between that amount of interest that would have accrued on the outstanding note balance and the amount of interest that accrued on the adjusted note balance on any payment date, or the liquidation loss interest amount, may be paid to the holders of those notes according to the priorities set forth under "Description of the Notes -- Priority of Payments" in this prospectus supplement. Investors should realize that although liquidation loss amounts will not be applied to reduce the outstanding note balance of any class of notes, once liquidation loss amounts are incurred there may not be enough principal and interest on the assets to pay first, to the Class M-2 notes, then the Class M-1 notes and, under certain loss scenarios, the Class A notes, all principal amounts to which such notes are then entitled. Consequently, but for the effect of the overcollateralization amount, first the Class M-2 noteholders, then the Class M-1 noteholders and then the Class A noteholders will absorb all losses on each liquidated asset in the amount by which its liquidation proceeds, net of the related liquidation expenses, are less than its unpaid principal balance plus accrued and unpaid interest less the monthly servicing fee and will incur a loss on their investments.

THE MORE SENIOR CLASSES OF NOTES HAVE LIMITED PROTECTION FROM DELINQUENCIES AND DEFAULTS.

      The only protection against delinquencies and liquidation losses for the more senior classes of notes is the subordination of the more subordinate classes, excess interest and overcollateralization. For example, if there are high delinquencies or liquidation losses on the assets, the Class M-1 notes would lose the protection against losses afforded by the subordination of the Class M-2 notes and the overcollateralization, and, as a result, investors in the

Class M-1 notes might suffer a loss on their investment. Even higher delinquencies or liquidation losses on the assets would eliminate the protection the Class A notes have from the subordination of the Class M notes. For more information, see "Description of the Notes -- Subordination of Class M Notes."

CONTRACTS UNDERWRITTEN USING THE ORIGINATOR'S COMPARABLE APPRAISAL PROGRAM HAVE HIGHER MAXIMUM LOAN AMOUNTS THAN THOSE DERIVED FROM TRADITIONAL MANUFACTURED HOUSING LOAN-TO-VALUE DETERMINATION METHODS, AND DEFAULTS ON THESE CONTRACTS MAY RESULT IN MORE SEVERE LOSSES THAN THOSE INCURRED ON CONTRACTS ORIGINATED USING TRADITIONAL VALUE DETERMINATION METHODS.

      Approximately [_________]% of the initial pool consists of chattel contracts (i.e., contracts secured by manufactured homes and no real estate) for which the maximum allowable loan amount was determined using an appraisal obtained from an unaffiliated appraiser, rather than the "invoice advance" method traditionally used to determine the maximum loan amount in chattel-only manufactured housing lending, under which the maximum loan amount is based on a manufacturer's invoice plus industry standard add-ons, without consideration of the location where the home is situated. The contracts originated under the originator's Comparable Appraisal Program have significantly higher loan amounts relative to manufacturer's invoice prices as compared to invoice advance-underwritten contracts. An appraisal obtained under the Comparable Appraisal Program recognizes value that accrues from the location of the manufactured home, including the manufactured housing community in which it is located and the specific site on which it is located, even though the related contract is not secured by any real property. Should a default occur with respect to a Comparable Appraisal Program contract and either (i) the appraisal is faulty or (ii) the underlying manufactured home is or has been removed from the manufactured housing community and/or site which was taken into account in rendering the appraisal, the severity of any loss incurred as a result of the default on that contract could be substantially higher than would have been incurred had the contract's maximum loan amount been determined using the traditional invoice advance method. The originator believes that its underwriting guidelines and appraisal procedures employed in its Comparable Appraisal Program constitute a prudent method of underwriting and appraising chattel manufactured housing contracts secured by homes in specially approved markets, because it found that, in these markets, homes situated in desirable communities are commonly sold at higher prices than those obtained for the same homes situated in other locations. The originator believes the homes, given an increased value based on location, may be generally less likely to experience delinquencies and defaults than chattel contracts secured by manufactured homes situated in less desirable locations. The originator implemented its Comparable Appraisal Program in May 2002, after an eighteen month testing phase, so the program has a limited history, and there can be no assurance that the originator's reasons for implementing the Comparable Appraisal Program will be proven justified. Chattel contracts originated under the originator's Comparable Appraisal Program have thus far experienced fewer delinquencies and defaults than contracts originated using invoice advance valuation methods during the period since the originator's implementation of its Comparable Appraisal Program following its test timeframe. Each of the contracts included in the initial pool that was underwritten pursuant to the originator's Comparable Appraisal Program is secured by a manufactured home located in the state of California. [The originator's Comparable Appraisal Program was not used to determine the maximum loan amount with respect to any contract included in the initial pool that is secured by a manufactured home located outside of California.]

[PREPAYMENTS MAY LIMIT THE CERTIFICATE RATES ON THE CLASS A-4, CLASS M-1 AND CLASS M-2 NOTES DUE TO THE CAP ON THOSE NOTE RATES BASED ON THE WEIGHTED AVERAGE NET ASSET RATE.

      Disproportionate prepayments of assets with net asset rates higher than the note rates for any of the Class A-4, Class M-1 or Class M-2 notes will increase the possibility that the note rate for that class of notes will be the available funds rate rather than the fixed note rate. [There is no mechanism to compensate the holder of the related classes for any cap on the note rate.] [However, the Class A-4 notes and each Class of the Class M notes will be entitled, on later payment dates, to that interest that would have accrued on those notes had the note rate not been limited to the available funds rate.] For more information, see "Yield and Prepayment Considerations" and "Description of the Notes -- Interest" in this prospectus supplement.]

DUE TO DEPRECIATION, THE MARKET VALUE OF THE MANUFACTURED HOMES SECURING THE UNDERLYING ASSETS MAY DECLINE FASTER THAN THE OUTSTANDING PRINCIPAL BALANCE OF THE OBLIGORS' LOANS, WHICH WOULD INCREASE THE SEVERITY OF THE LOSSES UPON DEFAULT AND REPOSSESSION; HIGH LOAN-TO-VALUE AND WILL INCREASE IN THE EVENT THAT DEFAULTS, REPOSSESSIONS OR FORECLOSURES OCCUR WITH RESPECT TO THE ASSETS.

      The market value of a manufactured home may decline faster than the outstanding principal balance of the loan for that home and can be or become lower than the outstanding principal balance of the related asset. If the value of the manufactured homes securing the assets declines faster than expected, then losses on the assets will increase in the event that defaults, repossessions or foreclosures occur with respect to the assets. If the losses on the assets are not covered by the subordination of other classes of notes, or by the overcollateralization, you will bear all the risk of loss of default by obligors and will need to look primarily to the value of the manufactured home to recover the outstanding principal and unpaid interest on the defaulted asset.

      In addition, approximately [_________]% of the contracts included in the initial pool had a loan-to-value ratio at origination in excess of 95%. If there is a reduction in value of the manufactured homes related to such contracts, the loan-to-value ratio will increase over what it was at the time of origination and may exceed 100%. Such an increase may reduce the likelihood of liquidation or other proceeds being sufficient to satisfy the outstanding principal balance of the contract in the event of a default or repossession. There can be no assurance that the loan-to-value ratio of any contract determined at any time after origination is less than or equal to its original loan-to-value ratio. Additionally, the originator's determination of the value of a manufactured home used in the calculation of the loan-to-value ratios of the contract in many cases will be based on a manufacturer's invoice price, which may differ from the appraised value of such manufactured home or the actual value of such manufactured home. See "The Asset Pool" in this prospectus supplement.

TAXATION OF THE TRUST

      It is anticipated that the trust will be characterized as one or more taxable mortgage pools, or TMPs, for federal income tax purposes. In general, a TMP is treated as a separate corporation not includible with any other corporation in a consolidated income tax return, and is subject to corporate income taxation. However, it is anticipated that the trust will be entirely owned by the depositor, which is a "qualified REIT subsidiary" of a "real estate investment trust," or REIT. So long as the trust is owned by the depositor (or another REIT or "qualified REIT subsidiary"), and so long as the seller's ultimate parent company continues to qualify as a REIT, classification of the trust as a TMP will not cause it to be subject to corporate income tax.

      In the event that the trust is not wholly owned by a REIT or a "qualified REIT subsidiary," it would become subject to federal income taxation as a corporation and would not be permitted to be included in a consolidated income tax return of another corporate entity. No transfer of the owner trust certificates will be permitted to an entity that is not a REIT or a qualified REIT subsidiary.

      In the event that federal income taxes are imposed on the trust, the cash flow available to make payments on the offered notes would be reduced. In addition, the need for cash to pay such taxes could result in a liquidation of the trust, with a consequential redemption of the offered notes at a time earlier than anticipated.

      THE NOTES ARE NOT AN OBLIGATION OF THE DEPOSITOR, THE SELLER, THE ORIGINATOR, THE SERVICER, THE INDENTURE TRUSTEE, THE OWNER TRUSTEE, [THE BACKUP SERVICER] OR THE UNDERWRITER AND THEY ARE NOT INSURED.

      Except for the [seller's] [originator's] obligation to repurchase assets for a breach of representations and warranties, the notes will not represent an interest in or obligation of the depositor, the seller, the originator, the servicer, the indenture trustee, the owner trustee, the backup servicer or the underwriter. The notes are not insured or guaranteed by the government, the underwriter, the depositor, the seller, the originator, the servicer, the indenture trustee, the owner trustee, the backup servicer or their respective affiliates or any other party.

THE TIMING OF PAYMENTS OF PRINCIPAL TO THE CLASS M NOTES IS UNCERTAIN.

      The Class M notes will not receive payments of principal until the earlier of the payment date in [________ 20__] or the payment date on which the note balances of the Class A notes have been reduced to zero. As a result, the weighted average lives of the Class M notes will be longer than would be the case if payments of principal were allocated among all of the notes at the same time. As a result of the longer weighted average lives of the Class M notes, the holders of these notes have a greater risk of suffering a loss on their investments. Further, because the Class M notes might not receive any principal if the delinquency levels or realized losses set forth under the definition of "trigger event" under "Description of the Notes -- Principal" in this prospectus supplement are exceeded, it is possible for these notes to receive no principal payments on a particular payment date even if no losses have occurred on the assets.

      In addition, the multiple class structure of the Class M notes causes the yields of such classes to be particularly sensitive to changes in the rates of prepayment of the assets. Because payments of principal will be made to the holders of such notes according to the priorities described in this prospectus supplement, the yields to maturity on such classes of notes will be sensitive to the rates of prepayment on the assets experienced both before and after the commencement of principal payments on such classes. The yields to maturity on such classes of notes will also be extremely sensitive to losses due to defaults on the assets (and the timing thereof), to the extent such losses are not covered by excess interest, overcollateralization or a class of Class M notes with a higher numerical class designation. Furthermore, as described in this prospectus supplement, the timing of receipt of principal and interest by the Class M notes may be adversely affected by losses even if such classes of notes do not ultimately bear such loss.

THE ASSETS MAY BE PREPAID BEFORE THEIR SCHEDULED MATURITY WHICH MAY AFFECT YOUR YIELD.

      There is a risk that the assets may be prepaid in full or in part at any time before their scheduled maturity due to various factors, such as:

      -     homeowner mobility,

      -     general and regional economic conditions,

      -     prevailing interest rates, and

      -     natural disasters.

      Prepayment of principal on the assets may be in any of the following forms: prepayments in full of the asset, repurchases by the originator of any assets that breach any representations or warranties in the asset purchase agreement, partial prepayments on any asset, liquidation principal, which is the principal recovered after foreclosing on or otherwise liquidating a defaulted asset and the inability of the seller to originate sufficient eligible subsequent assets.

      The prepayment experience on manufactured housing contracts and mortgage loans varies greatly and may affect the average life of the notes. Because the obligors are free to make those payments faster than scheduled, noteholders may receive payments of principal faster than expected. Therefore, the notes may be retired earlier or later than the final stated maturity date or expected maturity date of the notes. Once a noteholder receives a payment of principal, interest will no longer accrue on that amount of principal. There is no guaranty that noteholders will receive principal payments on the notes at any specific rate or on specific dates.

      If you purchase a note at a discount, then slower than expected prepayments on the assets will reduce the yield on your note. If you purchase a note at a premium, then faster than expected prepayments on the assets will reduce the yield on your note. You must not assume that the assets will prepay at any particular rate, or at a constant rate.

      In addition, if an asset is prepaid in full, the interest on the asset will accrue only to the date of prepayment, which will reduce the amount of interest available for payment to the certificates. The servicer will not be obligated to pay those shortfalls in interest collections, or prepayment interest shortfalls, that are attributable to the difference between the interest paid by an obligor in connection with a prepayment in full and thirty days' interest on such asset. Such shortfalls of interest, if they result in the inability of the issuer to pay the full amount of the current interest on any class of notes, will constitute an unpaid interest shortfall amount and will be payable from excess interest, to the extent available, on subsequent payment dates.

DEFECTS IN SECURITY INTERESTS IN UNDERLYING PROPERTIES COULD RESULT IN LOSSES.

      -     THE SECURITY INTERESTS IN CERTAIN MANUFACTURED HOMES MAY NOT BE
            PERFECTED.

      Every contract will be secured by either (1) a security interest in the manufactured home or (2) if it is a land-and-home contract, the mortgage or deed of trust on the real estate where the manufactured home is permanently affixed. Several federal and state laws, including (i) motor vehicle titling statutes as adopted in the relevant states, (ii) the UCC as adopted in the relevant state and (iii) if applicable, the real estate laws in states in which the manufactured homes are located, govern the perfection of security interests in the manufactured homes and the enforcement of rights to realize upon the value of the manufactured homes as collateral for the contracts. The steps required to perfect a security interest in a manufactured home vary from state to state. The originator will represent and warrant that each contract is secured by a perfected security interest in the manufactured home, and the originator must repurchase the contract if there is a breach of this representation and warranty. Nevertheless, if the originator fails to perfect its security interest in the manufactured homes securing a number of contracts, it could cause an increase in losses on the contracts, and you could suffer a loss on your investment as a result. In addition, under federal and state laws, a number of factors may limit the ability of the holder of a perfected security interest in manufactured homes to realize upon the related manufactured homes or may limit the amount realized to less than the amount due under the related contract, which could result in a loss on your investment. See " Certain Legal Aspects of Contracts and Mortgage Loans" in the accompanying prospectus.

      - THE ASSIGNMENT OF THE SECURITY INTEREST IN A MANUFACTURED HOME TO THE INDENTURE TRUSTEE MAY NOT BE PERFECTED.

      Due to the expense and administrative inconvenience, the originator will not amend a certificate of title to a manufactured home to name the indenture trustee as the lienholder or note the indenture trustee's interest on the certificate of title. As a result, in some states the assignment of the security interest in the manufactured home to the indenture trustee may not be effective against the originator's creditors or a trustee in the event the originator enters bankruptcy, or the security interest may not be perfected. Also, neither the originator nor the seller will record the assignment to the indenture trustee of the mortgage or deed of trust securing land-and-home contracts because of the expense and administrative inconvenience involved. As a result, in some states the assignment of the mortgage or deed of trust to the trustee may not be effective against the originator's creditors or bankruptcy trustee. If an affiliate of the originator is no longer the servicer and the indenture trustee or a successor servicer is unable to enforce the security interest in the manufactured home following a default on a contract, losses on the contracts would increase and you could suffer a loss on your investment as a result.

NONCOMPLIANCE WITH CONSUMER PROTECTION LAWS CAN RENDER AN ASSET PARTLY UNENFORCEABLE.

      Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of manufactured housing contract and mortgage loan originators. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the assets.

      Numerous federal and state consumer protection laws impose requirements on lenders under mortgage loans originated with terms similar to those of the mortgage loans in the trust and installment sales contracts and installment loan agreements such as the contracts. If the lender or seller of goods does not comply with these requirements, the assignees may be liable for amounts paid under the assets and may not be able to recover amounts due and the obligor may have the right of set-off against claims the assignees bring. These laws would apply to the trust as assignee of the assets. The originator has been involved in litigation brought by individual obligors under consumer protection laws. The originator will represent and warrant that each asset complies with applicable federal and state consumer protection laws, and the originator is obligated to repurchase the asset if there is a breach of this representation and warranty. Nevertheless, if the originator fails to comply with these laws, it could cause an increase in defaults and losses on the assets, and you could suffer a loss on your investment as a result.

BANKRUPTCY PROCEEDINGS COULD CAUSE DELAYS OR REDUCTIONS IN DISTRIBUTIONS TO HOLDERS OF NOTES.

      While Origen intends to treat the overall transaction as a financing for accounting purposes, the transfer of contracts by the seller to the depositor has been structured as a sale for contractual and legal purposes, rather than a pledge of the contracts to secure indebtedness. Notwithstanding this intent, if the seller were to become a debtor under the federal bankruptcy code, it is possible that its creditors, a bankruptcy trustee, or the seller as debtor-in-possession, may argue that its transfer of the contracts was a pledge rather than a sale. If this argument were presented to or accepted by a court, it could result in a delay in or reduction of payments to the holders of the notes.

LIQUIDITY OF THE ORIGINATOR

      The originator requires substantial capital to fund its operations. The originator funds substantially all of its operations from borrowings under lending arrangements with third parties, including an affiliate of the underwriter. We cannot assure you that the originator will be able to access the financing necessary for its operations.

      The originator's inability to arrange for new or alternative methods of financing on favorable terms may adversely affect its financial condition and, in turn, the originator's ability to repurchase or replace any defective asset. In addition, an adverse change in the financial condition of the originator may adversely affect the servicer's ability to service the assets.

TRANSFERS OF SERVICING MAY RESULT IN DELAYS IN PAYMENTS ON THE NOTES.

      If the servicing responsibilities for the trust were transferred to the backup servicer, delays in collections on the assets are likely to result during the transition period. Those delays could result in delays in distributions or losses on the certificates.

CONTRACTS TO FACILITATE THE SALE OF REPOSSESSED MANUFACTURED HOMES WERE UNDERWRITTEN PURSUANT TO LESS RESTRICTIVE STANDARDS AND HAVE RELATIVELY HIGH LOAN-TO-VALUE RATIOS AND MAY BE SUBJECT TO A HIGHER RISK OF DEFAULT AND MAY INCUR MORE SEVERE LOSSES THAN OTHER CONTRACTS.

      From time to time the originator originates or acquires contracts to facilitate the sale of repossessed manufactured homes. These contracts typically are underwritten pursuant to less restrictive standards and have higher loan-to-value ratios than other contracts originated or acquired by the seller. Approximately [________]% of the assets included in the initial pool are contracts that were made to facilitate the sale of repossessed manufactured homes. These contracts may be subject to a higher risk of default than other contracts, and losses incurred on these contracts will likely be more severe than losses incurred on contracts with lower loan-to-value ratios.

THE NOTES MAY HAVE LIMITED LIQUIDITY.

      There is a risk that a secondary market will not develop for the notes. There are also risks that if a secondary market does develop:

      -     it may not provide you with liquidity of investment; or

      -     it may not continue for the term of any class of notes.

LACK OF SMMEA ELIGIBILITY MAY AFFECT LIQUIDITY OF CLASS M-2 NOTES.

      The Class M-2 notes will NOT constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, or "SMMEA". Accordingly, many institutions with legal authority to invest only in SMMEA securities will not be able to invest in the Class M-2 notes, thereby limiting the market for the Class M-2 notes. In light of the foregoing, investors should consult their own legal counsel as to whether they have the legal authority to invest in non-SMMEA securities such as Class M-2 notes.

RISK OF LOSSES AS A RESULT OF GEOGRAPHIC CONCENTRATION.

      The manufactured homes or mortgaged properties relating to the initial assets are located in [___] states. The following states have the concentrations of manufactured homes or mortgaged properties indicated (by aggregate principal balance):

     States                     Assets
     ------                     ------
[_____________]                 [____]%
[_____________]                 [____]%
[_____________]                 [____]%
[_____________]                 [____]%
[_____________]                 [____]%
[_____________]                 [____]%

      No other states have concentrations in excess of [_____]%. If a particular region experiences weaker economic conditions or greater rates of decline in real estate values than the United States generally, then the assets may experience higher rates of delinquencies, defaults and foreclosures than if the manufactured homes or mortgaged properties were more geographically diverse. As a result, you may experience a loss on the notes.

APPLICATION OF THE SERVICEMEMBERS CIVIL RELIEF ACT MAY AFFECT THE CREDIT ENHANCEMENT AVAILABLE TO YOUR NOTES.

      The Servicemembers Civil Relief Act of 1940, or "Relief Act," provides relief to obligors who enter active military service and to obligors in reserve status who are called to active duty after the origination of their manufactured housing contracts or mortgage loans. The Relief Act provides generally that an obligor who is covered by the Relief Act may not be charged interest on a manufactured housing contract or mortgage loan in excess of 6% per annum during the period of the obligor's active duty. These shortfalls are not required to be paid by the obligor at any future time. The servicer is not required to advance these shortfalls as delinquent payments. As a result, interest shortfalls on the assets due to the application of the Relief Act will reduce the amount available to make payments to the certificateholders and thus, reduce the amount of excess interest available to absorb realized losses and to build or maintain the overcollateralization amount to the required level.

      The Relief Act also limits the ability of the servicer to foreclose on an asset during the obligor's period of active duty and, in some cases, during an additional three month period thereafter. As a result, there may be delays in payment and increased losses on the assets. Those delays and increased losses, to the extent the overcollateralization amount is reduced to zero, will be borne by the outstanding class of notes with the lowest level of payment priority, although it will not reduce the outstanding note balance of such class.

      It is unknown how many assets have been or may be affected by the application of the Relief Act.

CONSEQUENCES ON LIQUIDITY AND PAYMENT DELAY BECAUSE OF OWNING BOOK-ENTRY NOTES.

      Limit on ability to transfer or pledge. Since transactions in book-entry notes can be effected only through the Depository Trust Company, or DTC, participating organizations, indirect participants and certain banks, your ability to transfer or pledge a book-entry certificate to persons or entities that do not participate in the DTC system or otherwise to take actions in respect of those certificates, may be limited due to lack of a physical note representing your note.

      Delays in payments. You may experience some delay in the receipt of payments on the book-entry notes because the payments will be forwarded by the trustee to DTC, DTC will then credit the accounts of its participants and those participants will thereafter credit them to your account either directly or indirectly through indirect participants, as applicable.

SUITABILITY OF THE NOTES AS INVESTMENTS

      The notes are not suitable investments for any investor that requires a regular or predictable schedule of monthly payments or payment on any specific date. The notes are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

                             SUMMARY OF TRANSACTION

      On the closing date, (i) the seller will transfer the assets to the depositor pursuant to the asset purchase agreement and the depositor will assign the assets to the issuer pursuant to a trust agreement in exchange for the notes and the owner trust certificates, (ii) the issuer will pledge the assets to the indenture trustee and cause the notes to be issued pursuant to the indenture, and (iii) the indenture trustee will deliver the notes upon the order of the issuer to the underwriter (as designee of the depositor) in connection with the sale by the depositor of the notes to the underwriter. The proceeds of such sale (net of transaction expenses) will represent the purchase price to be paid by the depositor to the seller for the assets. The notes will be secured by the trust estate.

                   THE SELLER, THE ORIGINATOR AND THE SERVICER

BACKGROUND

      The assets will be sold to the depositor by [Origen Securitization Company, LLC] [Origen Financial L.L.C.], a Delaware limited liability company, called the seller. The contracts were originated or acquired initially by Origen Financial L.L.C., called the originator, and will be serviced by its wholly owned subsidiary, Origen Servicing, Inc., a Delaware corporation, called the servicer. The originator, the servicer, and Origen Financial, Inc., the parent company of the originator, are together called "Origen." Origen specializes in manufactured home loan lending and servicing. Origen Financial, Inc. intends to make an election to be taxed as a REIT under the Internal Revenue Code commencing with its taxable year ending December 31, 2003. Origen's headquarters are located at 27777 Franklin Road, Suite 1700, Southfield, Michigan, 48034, and the telephone number is (248) 746-7000. Origen's chattel lending operations and other corporate functions are conducted from its headquarters location. Origen has a national servicing center, a regional sales and remarketing operation and a mortgage operation in Fort Worth, Texas, a regional sales and remarketing office in Duluth (Greater Atlanta), Georgia, and an information systems operation center in Glen Allen (Richmond area), Virginia.

      Origen Financial, Inc. owns 100% of the originator. Origen Financial, Inc. is a publicly held company.

      Origen, since October 2003, and prior to that time Origen Financial L.L.C., Bingham Financial Services Corporation and Dynex Financial, Inc. has conducted its manufactured home finance activities since 1996, when Dynex Financial, Inc. began operations.

                              UNDERWRITING POLICIES

ORIGINATION CHANNELS

      Approximately [____]% of the assets, by cut-off date principal balance, were originated by Origen Financial. The other [____]% were originated by [_________].

      Origen Financial currently provides new, refinanced and pre-owned manufactured housing financing through a network of retailers of manufactured homes, loan brokers and correspondent lenders (together referred to as "loan sources") specializing in the manufactured housing industry. Each application submitted to Origen Financial by a loan source must meet the standards for loan terms, advance amounts, down payment requirements, residency type, and other pertinent parameters that Origen Financial has established under its home loan financing programs.

      Origen Financial performs initial and periodic reviews of its loan sources, underwriting their credit profiles, industry experience, sales and financing plans. Origen Financial regularly monitors retailer performance and ranks loan sources according to their default, delinquency, credit quality, approval and funding ratios, and the volume of loans they submit to Origen Financial, and, if necessary, Origen Financial terminates relationships with non-performing loan sources.

UNDERWRITING

      Origen Financial underwrites retail installment loans secured only by manufactured homes and not by any real estate (referred to herein as "home only loans" or "chattel contracts"), or consumer loans, using its internally-developed proprietary credit scoring system, TNG(TM). Prior to the implementation of TNG(TM), Origen Financial utilized its first generation scoring system known as Portal. TNG(TM) was designed to predict defaults using empirical modeling techniques. TNG(TM) takes into account information about each applicant's credit history, debt and income, demographics, and the terms of the loan. The TNG(TM) model is fully integrated into Origen Financial's origination system and is based on its historical lending experience. Origen Financial has used TNG(TM) to back-test all of its home only loans originated since 1996 by its predecessor. Following internal testing and validation, Experian Information Solutions, Inc., a leading consumer credit reporting and risk modeling company, independently validated the TNG(TM) model.

      All home-only applications are scored by TNG(TM) and then reviewed by a loan underwriter. TNG(TM) provides the underwriter a recommendation of "pass," "fail" or "review." The recommendations are based upon the underlying TNG(TM) score as well as other control factors that may arise from the application. TNG(TM) alerts loan underwriters to particular attention areas and provides review recommendations. It also provides a reason for declination on fail recommendations. TNG(TM) is used to rescore the application throughout the origination and underwriting process as the initial application information is verified and/or terms and conditions of the loan change.

      Origen Financial also underwrites mortgage loans, often called "land and home contracts," collateralized by both the manufactured homes and the underlying real estate. Currently Origen Financial's real estate underwriting software does not facilitate the use of TNG(TM) scoring. Origen Financial implemented TNG(TM) scoring for its real estate underwriting software in the third quarter of 2004. As a result, Origen Financial currently uses its Internal Credit Rating Grid to underwrite land-and-home contracts. The grid is a traditional underwriting method that primarily takes into account the applicant's credit history, debt capacity and underlying collateral value.

      In addition to using the proprietary TNG(TM) scoring model for chattel contracts, Origen Financial underwrites contracts based upon its review of credit applications to ensure contracts will comply with internal company guidelines, which are readily available on Origen Financial's intranet site. Origen Financial's approach to underwriting focuses primarily on the obligor's creditworthiness and his or her ability and willingness to repay the debt, as determined through TNG(TM). Each contract originated by Origen Financial is individually underwritten and approved or rejected based on the TNG(TM) result and an underwriter evaluation of the terms of the purchase agreement, a detailed credit application completed by the prospective obligor and the obligor's credit report, which includes the applicant's credit history as well as litigation, judgment and bankruptcy information. Once all the applicable employment, credit and property-related information is received, the application is evaluated to determine whether the applicant has sufficient monthly income to meet the anticipated loan payment and other obligations.

      Origen Financial generally will consider loans to obligors that have, as a minimum, a payment history that extends over a 12 month period and includes at least one major credit account, which is defined as an account of $3,000 or more, or three minor credit accounts, which are defined as accounts less than $3,000, but equal to or greater than $1,000 each.

      Applicants who have declared bankruptcy within the past ten years are evaluated with particular attention. Generally, such applicants must have re-established at least two years of stable credit use and otherwise have demonstrated an ability to manage their financial affairs. As a guideline, the monthly debt service of obligors is permitted to be no greater than 45% of their stable monthly gross income. A slightly higher ratio may be permitted in cases where the applicant is sufficiently strong in other factors measured, and a lower ratio may be required for obligors with weaker credit profiles.

      Employment must be verified, at a minimum, for the most recent two years. If the obligor has an employment history of less than two years, the down payment and credit history may be considered as compensating factors for lack of long-term employment history. A fully completed verification of employment must be signed and dated by the obligor's employer. An obligor may substitute the following in place of the verification of employment: the most recent pay stub showing year-to-date earnings and one of the following: (i) prior two years W-2 forms; or (ii) telephone verification of employment. A certified statement from the employer's certified public accountant or six months of bank statements showing earnings deposits may be substituted for a current pay stub. Verification requirements for self-employed obligors will vary depending on the business classification, but all require personal tax returns for the two most recent years. Origen Financial uses IRS Form 4506 to verify the validity of all tax returns submitted to it by all self-employed obligors.

      Origen Financial generally requires a minimum down payment of 5% on the purchase of manufactured homes. A down payment greater than 10% may be considered as a compensating factor for an exception to another guideline. Origen Financial will obtain verification of down payment (VOD) on all originations and acquisitions. Verification of down payment will be verified via any combination of certified funds, bank statements, bank deposit/receipts, gift letters and/or other documentation necessary to satisfy Origen Financial. Generally, the maximum amount financed with respect to a new manufactured home will equal the sum of:

      - 125% of the manufacturer's invoice, excluding intangibles or immaterial items such as freight, association dues, furniture, decor packages and other miscellaneous items;

      - 100% of taxes, freight, fees, insurance and other miscellaneous items;

      - 100% of the retailer's cost for approved retailer installed options, up to 25% of the manufacturer's invoice; and

      -     set-up expenses of $2,000 per section, up to a maximum of $6,000.

      The maximum amount financed with respect to a pre-owned manufactured home may not exceed 145% of the base as reflected in the Manufactured Housing Appraisal Guide published by the National Automobile Dealers Association, or "NADA." This guide provides used values on manufactured and modular homes made by over 725 manufacturers with over 6,100 trade names. Generally, the maximum amount financed with respect to a pre-owned manufactured home will equal the sum of:

      -     95% of base NADA or appraised value;

      -     100% of taxes, freight, fees and insurance;

      - 100% of approved retailer installed options, up to 15% of the base NADA or third party valuation; and

      - set-up expenses of $2,000 per section of manufactured home, up to a maximum of $6,000.

      In specially approved markets a comparable appraisal is used to determine values of manufactured homes securing chattel contracts through Origen Financial's "Comparable Appraisal Program." Origen Financial determined that, in these markets, the standard formulas based on manufacturer's invoice prices do not adequately account of the local real estate market's effect on manufactured home values placed in desirable communities. Homes in these communities are commonly sold at higher prices are typical for the same homes situated in other locations. Origen Financial implemented its Comparable Appraisal Program in May 2002, after an eighteen month test period. The communities and the appraisers used for the Comparable Appraisal Program are approved for the program based on specific guidelines. Communities must have on-site management, specific and desirable amenities, 5% or less vacancy rates, a satisfactory community market analysis and a satisfactory community ownership review. Loan amounts in the Comparable Appraisal Program will generally not exceed 95% of the comparable appraisal value. Origen Financial's Collateral Review Specialists (CRS) are trained manufactured housing appraisal experts and must review and approve all appraisals used for the Comparable Appraisal Program. In addition, the CRS will personally inspect homes and communities as needed. The chattel contracts originated under the Comparable Appraisal Program have significantly higher loan amounts relative to manufacturer's invoice prices as compared to chattel contracts underwritten using traditional invoice advance valuation methods. Origen Financial believes that the underwriting guidelines and appraisal procedures employed in its Comparable Appraisal Program constitute a prudent method of underwriting and determining collateral values for the chattel contracts.

      The maximum amount financed on a land-and-home contract is 100% of the combined appraised values of the land and of the home.

      Origen Financial requires a pre-funding telephone interview directly with the prospective obligor on 95% of contracts it originates. This phone interview is conducted using a telephone audit function in the origination system that gives the interviewer a dynamic series of questions which are based on the answers to the previous questions. The relevant information for each question is displayed to the interviewer in order to allow the interviewer to be as effective as possible. The obligor's answers are noted in the origination system and determine the next questions. The interview is designed to identify the following potential problems:

      -     obligor will not be the occupant of the home;

      - a down payment or type of down payment (trade-in or cash) was not actually made by the obligor or indicated by the contract;

      - the home is not set up and ready to live in or the financed options have not been installed; and

      -     the obligor is unhappy with the transaction or the retailer.

      If the telephone interview fails Origen Financial's criteria, the system will prevent the loan from funding unless extenuating information is documented and an override performed.

      Origen Financial changes its underwriting guidelines from time to time based on its business judgment and in response to market and competitive conditions. Exceptions to the underwriting guidelines are made from time to time based on various compensating factors.

      Origen Financial performs a quality control review of a random sample of approximately 10% to 20% of the contracts funded each month. The review involves:

      - the verification of the existence and accuracy of the underwriting documentation, including verification of down payment, verification of income and employment, and a random review of appraisals and inspections;

      -     recalculation of the obligor's income and debt-to-income ratios;

      - a re-underwrite review of the credit report and other loan factors to determine whether the obligor's credit pattern complies with Origen Financial's guidelines; and

      -     a review of the appraisal for completeness and validity.

      The quality control program is administered by Origen Financial's Senior Credit Officer, who reports to the Executive Vice President of Portfolio Management. This division has direct reporting responsibility to the Chief Executive Officer and is separate from both the sales and operations activities. Quality control review results are forwarded to the operations executives and other senior managers. The audit team meets monthly with the credit underwriters to review the audit results and provide direct feedback.

    [INSERT UNDERWRITING POLICIES OF OTHER SIGNIFICANT ORIGINATORS, IF ANY.]

                                  THE SERVICER

      Origen Servicing, Inc. or "Origen Servicing" was incorporated on July 28, 2003 in the state of Delaware as a wholly-owned subsidiary of Origen, Financial LLC. Origen Servicing's primary business is servicing and collection activities on pools of manufactured housing contracts [and mortgage loans]. Origen Servicing will perform the servicing of the assets pursuant to the pooling and servicing agreement substantially as described under "Servicing of Contracts and Mortgage Loans" in the prospectus.

      Origen services approximately [________] unsecuritized and securitized loans with an unpaid principal balance of approximately $[_______] billion. Servicing activities include processing payments received, recording and tracking all relevant information regarding the loan and the underlying collateral, collecting delinquent accounts, remitting funds to investors, repossessing houses upon loan default and reselling repossessed homes. The servicer's loan servicing activities are centralized at its national loan servicing center in Ft. Worth, Texas.

DEFAULT, DELINQUENCY AND LOSS EXPERIENCE

      The following tables set forth certain information concerning the default, delinquency and loan loss experience of the portfolio of manufactured housing installment sales contracts and residential mortgages originated and serviced by Origen as of the dates shown. Because defaults, delinquencies and loan losses are affected by a variety of changing underwriting, economic, geographic, loan aging, and other factors there can be no assurance that the default, delinquency and loan loss experience of the contracts will be comparable to that set forth below.

      The table below shows the cumulative defaults, which the originator defines as of the respective dates of repossession of the related manufactured homes, experienced with respect to all contracts originated by Origen, Origen Financial L.L.C. and Dynex Financial, Inc. in each of the years indicated in the columns. The results are calculated as a percentage derived by adding the unpaid principal balance of all defaulted loans originated in that year and dividing that sum by the aggregate original principal balance of all contracts originated in that year, as of the end of each quarterly measurement period.

         ORIGEN STATIC POOL CUMULATIVE DEFAULT - BY YEAR OF ORIGINATION

AGE BY
QUARTER    1997       1998      1999      2000      2001      2002     2003
   1       0.00%      0.00%     0.01%     0.02%     0.00%     0.00%    0.00%
   2       0.04%      0.02%     0.03%     0.14%     0.11%     0.04%    0.01%
   3       0.18%      0.18%     0.19%     0.56%     0.56%     0.17%    0.11%
   4       0.45%      0.50%     0.64%     0.88%     1.84%     0.23%    0.38%
   5       0.86%      0.95%     1.18%     1.88%     3.02%     0.38%
   6       1.51%      1.40%     1.96%     3.23%     4.34%     0.69%
   7       2.41%      2.23%     2.79%     5.48%     5.61%     1.19%
   8       3.41%      3.08%     3.91%     7.21%     7.39%     1.82%
   9       4.27%      3.86%     5.24%     9.17%     9.03%
  10       5.21%      4.50%     6.06%    11.07%    10.36%
  11       6.09%      5.23%     7.08%    12.90%    12.47%
  12       7.06%      5.99%     8.09%    15.40%    14.04%
  13       7.93%      6.88%     9.16%    16.85%
  14       8.69%      7.60%    10.14%    18.20%
  15       9.74%      8.50%    11.00%    19.59%
  16      10.20%      9.27%    12.10%    21.33%
  17      11.12%     10.01%    12.84%
  18      12.00%     10.70%    13.61%
  19      13.02%     11.56%    14.63%
  20      13.72%     12.21%    15.42%
  21      14.54%     12.87%
  22      15.05%     13.36%
  23      15.64%     14.04%
  24      16.07%     14.63%
  25      16.52%
  26      16.85%
  27      17.46%
  28      18.07%

      For example, quarter 4 in column 1 represents the sum of the unpaid principal balance of defaulted loans for the first four quarters for each calendar year divided by the total original principal balance of all the loans originated in that year. For 1997 quarter 4 would be the first through fourth quarter of 1997, for 1998, quarter 4 would be the first through fourth quarters of 1998 and so on.

                                                                            DELINQUENCY EXPERIENCE
                                                                                  DECEMBER 31,
                                            --------------------------------------------------------------------------------------
                                                 1999              2000              2001              2002              2003
                                            --------------    --------------    --------------    --------------    --------------
PRINCIPAL BALANCE OF ASSETS
  Total Outstanding(1)                      $1,114,614,262    $1,173,906,367    $1,235,538,286    $1,276,286,752    $1,294,514,018
      Origen Originations(5)                $1,066,439,111    $1,052,651,068    $1,130,952,847    $1,186,456,903    $1,216,262,684
      Acquisitions(5)                       $   48,175,151    $  121,255,299    $  104,585,439    $   89,829,849    $   78,251,334

PRINCIPAL BALANCE OF DELINQUENT ASSETS(2)
  Total 30-59 days past due                 $   15,725,228    $   19,524,366    $   19,720,727    $   24,457,120    $   34,298,462
      Origen Originations(5)                $   13,838,741    $   15,486,369    $   16,481,814    $   21,215,910    $   30,464,027
      Acquisitions(5)                       $    1,886,487    $    4,037,996    $    3,238,913    $    3,241,210    $    3,834,435

  Total 60-89 days past due                 $    4,675,484    $    7,501,422    $    9,003,867    $   11,497,386    $   12,017,681
      Origen  Originations(5)               $    4,129,221    $    5,977,533    $    7,956,056    $   10,167,935    $   10,242,595
      Acquisitions(5)                       $      546,263    $    1,523,889    $    1,047,812    $    1,329,451    $    1,775,086

  Total 90 days or more past due(1)         $   11,096,613    $   27,785,135    $   35,828,738    $   38,910,302    $   49,789,255
      Origen Originations(5)                $    9,892,088    $   22,527,294    $   29,916,417    $   34,445,964    $   43,377,008
      Acquisitions(5)                       $    1,204,525    $    5,257,840    $    5,912,322    $    4,464,338    $    6,412,247

TOTAL DELINQUENCY(1)
  Total Delinquency                         $   31,497,325    $   54,810,922    $   64,553,332    $   74,864,807    $   96,105,398
      Origen Originations(5)                $   27,860,050    $   43,991,197    $   54,354,286    $   65,829,809    $   84,083,630
      Acquisitions(5)                       $    3,637,275    $   10,819,726    $   10,199,046    $    9,034,998    $   12,021,768

  Total Delinquency Percentage(3)                     2.83%             4.67%             5.22%             5.87%             7.42%
      Origen Originations(5)                          2.61%             4.18%             4.81%             5.55%             6.91%
      Acquisitions(5)                                 7.55%             8.92%             9.75%            10.06%            15.38%

  Total Delinquency Percentage(4)                     2.25%             3.74%             3.46%             4.13%             5.59%
      Origen Originations(5)                          2.04%             3.31%             3.20%             3.89%             5.19%
      Acquisitions(5)                                 6.92%             7.50%             6.41%             7.32%            11.99%

------------------------
(1) Includes contracts already in repossession and mortgage loans already in foreclosure.

(2) The period of delinquency is based on the number of days payments are contractually past due (assuming 30-day months). Consequently, payments on a contract or mortgage loan due on the first day of the month are not 30 days delinquent until the first day of the next month.

(3) As a percentage of the principal balance of contracts and mortgage loans outstanding at month end.

(4) Excluding contracts already in repossession and mortgage loans already in foreclosure.

(5) "Origen Originations" include contracts originated by Origen itself and through retailers and loan brokers, and exclude contracts purchased in bulk acquisition transactions. "Acquisitions" include only contracts purchased in bulk acquisition transactions.

                                                                LOAN LOSS EXPERIENCE
                                                                     DECEMBER 31,
                               --------------------------------------------------------------------------------------
                                    1999              2000              2001              2002              2003
                               --------------    --------------    --------------    --------------    --------------
PRINCIPAL BALANCE OF ASSETS
   Total Outstanding(1)        $1,114,614,262    $1,173,906,367    $1,235,538,286    $1,276,286,752    $1,294,514,018
      Origen Originations      $1,066,439,111    $1,052,651,068    $1,130,952,847    $1,186,456,903    $1,216,262,684
      Acquisitions             $   48,175,151    $  121,255,299    $  104,585,439    $   89,829,849    $   78,251,334

   Gross losses(2)             $   13,047,364    $   31,478,611    $   43,074,628    $   51,264,609    $   47,900,139
      Origen Originations      $   10,786,216    $   24,014,573    $   34,754,128    $   42,619,509    $   41,979,419
      Acquisitions             $    2,261,148    $    7,464,038    $    8,320,500    $    8,645,100    $    5,920,721

   Net losses(3)               $   11,580,271    $   27,992,727    $   39,209,826    $   46,297,922    $   43,082,160
      Origen Originations      $    9,652,538    $   21,427,889    $   31,711,968    $   38,529,894    $   37,749,126
      Acquisitions             $    1,927,734    $    6,564,838    $    7,497,858    $    7,768,028    $    5,333,034

   Gross losses(2)                       1.17%             2.68%             3.49%             4.02%             3.70%
      Origen Originations(4)             1.01%             2.28%             3.07%             3.59%             3.45%
      Acquisitions(4)                    4.69%             6.16%             7.96%             9.62%             7.57%

   Net losses(3)                         1.04%             2.38%             3.17%             3.63%             3.33%
      Origen Originations(4)             0.91%             2.04%             2.80%             3.25%             3.10%
      Acquisitions(4)                    4.00%             5.41%             7.17%             8.65%             6.82%

------------------------
(1) Includes contracts already in repossession and mortgage loans already in foreclosure.

(2) The calculation of gross losses includes the principal balance of the contract at the time of repossession plus accrued interest up to the date of disposition of the repossessed unit plus all expenses of repossession and liquidation less the proceeds from asset liquidation. Losses are expressed as a percentage (annualized) of the total principal balance of contracts being serviced at period end.

(3) The calculation of net losses includes the principal balance of the contract at the time of repossession plus all expenses of repossession and liquidation less the proceeds from asset liquidation. Losses are expressed as a percentage (annualized) of the total principal balance of contracts being serviced at period end.

(4) "Origen Originations" include contracts originated by Origen itself and through retailers and loan brokers, and exclude contracts purchased in bulk acquisition transactions. "Acquisitions" include only contracts purchased in bulk acquisition transactions.

ORIGEN SERVICING, INC.'S COLLECTION PROCEDURES

      The servicer will make reasonable efforts to collect all payments required to be made under the assets and will, consistent with the terms of the servicing agreement and any credit enhancement, follow the collection procedures that it follows with respect to comparable assets held in its own portfolio. The servicer may, in its discretion, waive any assumption fee, late payment charge, or other charge on an asset and, to the extent provided in the servicing agreement, arrange with an obligor a schedule for the elimination of delinquencies by extending the dates on which the scheduled payments are due on the asset.

      Origen Servicing, Inc. relies on technology to service contracts effectively, including a comprehensive default management system with workflow technology, a predictive call management system and an automatic call distribution system with extensive reporting capabilities. In the third quarter of 2003, Origen Servicing, Inc.

introduced an interactive voice response unit that will allow customers 24-hour account access, including automated check-by-phone processing.

      Origen Servicing, Inc. performs the following key servicing-related activities:

LOAN SERVICES.

      - Loan Administration. Although electronically interfaced with Origen Financial's loan origination system, Origen Servicing, Inc. manages the loading of each loan into its servicing system to ensure the quality of information.

      - Customer Service. Origen Servicing, Inc. performs all customary customer service functions, including answering general questions from obligors, processing pay-off requests and updating customer information.

      - Payment Processing. Origen Servicing, Inc. posts and tracks all incoming payments utilizing a bank lock-box arrangement for daily electronic data transfer. Origen Servicing, Inc. also manually processes those payment that it receives directly.

      - Claims. Origen Servicing, Inc. manages all insurance-related claims through a vendor. Where necessary, Origen Servicing, Inc. will force place hazard insurance, and a monthly charge is then added to the obligor's monthly payment to cover the premium.

      - Titling. Origen Servicing, Inc. ensures that all title documents for manufactured homes securing contracts are properly recorded and documents.

      - Imaging. Origen Servicing, Inc. scans all critical documentation and makes data available electronically to all employees with appropriate security access typically within 24 to 72 hours of its receipt of the documentation. Origen Servicing, Inc. has imaged all documentation for all loans Origen Financial has originated since inception.

DEFAULT AND DELINQUENCY SERVICES.

      - Dialer Operations. Origen Servicing, Inc. uses predictive dialing campaigns to collect on loans particularly in the early stages of delinquency. Origen Servicing, Inc. begins predictive dialing activity between three days and three weeks after a missed payment.

      - Collections. In addition to direct telephone contact, Origen Servicing, Inc. attempts to collect amounts owing on delinquent and defaulted loans by sending reminder notices, collection letters and letters of default. Origen Servicing, Inc. also uses field collectors, both contract and full-time employees, to visit the homes and make face-to-face contact with delinquent obligors. The methods used to attempt to collect each delinquent or defaulted loan depend on the risk profile of the obligor, the value of the home, the amount owed and other relevant factors. The obligor is mailed a collection letter on the fifteenth day of delinquency, and subsequent letters are mailed at various stages of delinquency. The automated collection system is used to track collection efforts and results. The system places all delinquent loans in the appropriate collector's queue and prioritizes the loans for contact by the collector. All contact with the obligor is documented on the collection system to build a collection history on the loan. The automated collection system provides collection managers with the ability to track the productivity of individual collectors and manage the overall performance of the staff.

                      SCHEDULE OF COLLECTION CORRESPONDENCE

LETTER #                WHEN SENT                                         DESCRIPTION
--------                ---------                                         -----------
   1         15 days after due date                      Late notice/reminder
   2         After broken promise                        Broken promise - unable to reach by phone
   3         After partial delinquent amount received    Partial payment - demand for full delinquent amount
   4         After partial delinquent amount received    Partial payment - payment arrangement/promise broken
   5         After 2nd NSF check is posted               NSF payments - future payments made by certified funds
   6         30 - 90 days after due date                 Notice of Default - need full amount to avoid legal action

      - Bankruptcy. Origen Servicing, Inc. manages the collections and servicing of loans made to obligors who subsequently file for personal bankruptcy, as permitted under applicable bankruptcy law.

      - Repossession and Foreclosures. Once an account is deemed uncollectible, the related property is voluntarily surrendered, abandoned, repossessed or obtained through legal proceedings.

      - Loss Mitigation. Origen Servicing, Inc. prepares an analysis of hardship conditions and alternatives to repossession or foreclosure that produce bona fide savings to Origen Financial L.L.C. and investors in loans serviced by Origen Servicing, Inc. Origen Servicing, Inc. utilizes a comprehensive set of procedures detailing all steps in the loss mitigation process including decision tree analysis and reporting of the amount mitigated.

ASSET MANAGEMENT.

      Origen Servicing, Inc. disposes of all repossessed manufactured homes through the most advantageous and effective marketing channels available.

      - Remarketing. Origen Servicing, Inc. comprehensively evaluates each defaulted loan and sells all non-earning collateral through wholesale, retail, auction, direct lending, or other channels to maximize investor return and minimize cycle time and expenses. Origen Servicing, Inc. utilizes an automated system to perform repossession resale analysis, track related expense, obtain required management approval and report repossession and re-marketing activity. Depending on the age and condition of a repossessed manufactured home, Origen Servicing, Inc. may invest additional funds in order to refurbish the home prior to sale.

Field Services. A core group of seasoned field specialists knowledgeable in manufactured home valuations and changing local market conditions assists in the re-marketing process. Selected vendors assist in obligor interviews, securing repossessed homes, and in certain loss mitigation efforts.

                                 THE ASSET POOL

      This prospectus supplement contains information regarding a portion of the contracts and mortgage loans to be included in the pool as of the closing date. These assets consist of manufactured housing installment sale contracts and installment loan agreements and residential mortgage loans originated through [________________]. All of the assets have been originated or acquired by Origen Financial L.L.C. and purchased by the seller, or will have been acquired by the seller directly, in either case in the ordinary course of business.

      With respect to any asset transferred to the trust, the trust is entitled to all payments due or made on that asset after the cut-off date. The cut-off date for the assets is [_____].

      Manufactured housing installment sale contracts and manufactured housing installment loan agreements are referred to in this prospectus supplement as "manufactured housing contracts" or "contracts." Residential mortgage loans are referred to in the prospectus supplement as "mortgage loans." The mortgage loans and the contracts are referred to in this prospectus supplement as the "assets."

      Each contract will be secured by a manufactured home or, in the case of a "land-and-home contract", will be secured by a lien on real estate to which the manufactured home is deemed permanently affixed. As of the cut-off date, a total of $[______________], or [__________]% by aggregate principal amount of the initial assets, were land-and-home contracts.

The assets were originated between [___________] and [___________]. Approximately [___]% of the aggregate principal amount of the initial assets is attributable to loans to purchase manufactured homes which were new and approximately [___]% is attributable to loans to purchase manufactured homes which were used at the time the related initial asset was originated. [___] or approximately [___]% of the aggregate principal amount of the assets are conventional and [___] or approximately [___]% of the aggregate principal amount of the assets are FHA-insured or VA-guaranteed. The interest rates on the assets (referred to in this prospectus supplement as "asset rates") ranged from [___]% to [___]% with a weighted average of approximately [___]%. The assets have remaining maturities, as of the cut-off date, of at least [___] months but not more than [___] months and original maturities of at least [___] months but not more than [___] months, and a weighted average remaining term to scheduled maturity, as of the cut-off date, of [___] months. The average outstanding principal balance of the assets as of the cut-off date was $[___] and the outstanding principal balances of the assets as of the cut-off date ranged from $[_______] to $[___]. The obligors on the assets are located in [___] states. The obligors on approximately [___]% of the assets by remaining principal balance are located in [_____], [___]% in [_____], [___]% in [______],
[___]% in [_______], [___]% in [___________] and [ ]% in [ ]. No other state represents more than 5% of the assets.

      Approximately [ ]% of the assets are simple interest assets. The remaining assets are all actuarial assets.

      The scheduled payments for each simple interest asset would, if made exactly on their respective due dates, result in a nearly full amortization of the asset. However, pursuant to a simple interest asset, interest is computed and charged to the Obligor on the outstanding principal balance of the related asset based on the number of days elapsed between the date through which interest was last paid on the asset through receipt of the Obligor's most current payment, and the portions of each scheduled payment that are allocated to interest and principal are adjusted based on the actual amount of interest charged. Thus, the portions of each scheduled payment allocable to principal and interest will depend on the amount of interest accrued to the date payment is received. For example, if less than a full month has elapsed between the interest paid-to date and the next date payment is made on the asset, the amount of interest actually paid by the Obligor will be less than a full month's interest on the principal balance of the asset. Conversely, if more than a full month has elapsed between payments on an asset, the amount of interest actually paid by the Obligor will be greater than a full month's interest on the principal balance of the asset. No scheduled payment on a simple interest asset will be considered to be delinquent once 90% of the amount thereof is received. Late payments or payments of less than 100% of any scheduled payment on a simple interest asset will result in the asset amortizing more slowly than originally scheduled, creating a balance due at maturity.

      Under certain circumstances, the amount of accrued interest on a simple interest asset exceed the amount of the scheduled payment. This could happen, for example, in the case of delinquency, or in the case of the first scheduled payment due after one or more scheduled payments have been paid ahead as described in the previous paragraph, because interest continues to accrue on simple interest assts during the months in which the paid-ahead scheduled payments would have become due. In such event, the entire amount of the payment will be allocated to interest, and although some accrued interest will remain unpaid, the unpaid interest will not be added to the principal balance of the asset and will not bear interest.

      Approximately [_______]% of the assets have bi-weekly scheduled payments of principal and interest. The remainder of the assets have monthly scheduled payments of principal and interest. Under a bi-weekly contract the obligor authorizes the servicer to automatically debit the obligor's account for the payment of each scheduled payment. If the obligor terminates the account or the authorization of the servicer to debit that account, then that bi-weekly asset is converted to an asset with scheduled monthly payments.

      The "loan-to-value ratio" for retail contracts sourced through dealers or brokers, land home contracts sourced through dealers and correspondents, direct private sales and bulk purchases, is determined utilizing the following formula:

      L = P/(D+P).

      The following definitions refer to the variables in the above description of the loan-to-value calculations:

      L = loan-to-value ratio

      P = principal balance of the contract (amount financed)

      D = down payment (down payment is the sum of cash, trade-in and land value)

      Loan to value ratios are not calculated on refinancing transactions.

      The "loan-to-invoice ratio" (LTI) has been established as a measurement of a borrower's loan amount relative to the "wholesale" price of the home as measured by the manufacturer's invoice in the case of new homes and the NADA/Manufactured Housing Appraisal Guide for used homes. The loan-to-invoice ratio is determined using the total loan amount divided by the manufacturer's invoice price for the underlying manufactured home. If the manufacturer's invoice price is not available, the total loan amount is divided by the value of the underlying manufactured home determined in accordance with the NADA/Manufactured Housing Appraisal Guide. LTI is not calculated for land home contracts or contracts originated under the Comparable Appraisal Program or with respect to a limited number of other contracts; such contracts are listed under the category "not calculated" in the table on page S-___.

      Due to rounding, the percentages in the following tables may not sum to 100%.

      The loan-to-value ratio for a mortgage loan at any time of determination, called the "mortgage loan-to-value ratio," is the ratio of the principal balance of such mortgage loan to either (i) the sum of the appraised value of the land and improvements, and the amount of any prepaid finance charges or closing costs that are financed or (ii) the sum of the purchase price of the home (including taxes, insurance and any land improvements), the appraised value of the land and the amount of any prepaid finance charges or closing costs that are financed.

FIXED RATE ASSETS

      Approximately [___]% of the assets, called the "fixed rate assets," bear a fixed rate of interest. The fixed rate assets provide for level payments over the entire term of the asset.

      The seller expects that the assets will have an aggregate principal balance as of the cut-off date of approximately $[____________]. The fixed rate assets have an aggregate principal balance as of the cut-off date of $[___________], or approximately [___]% of the asset pool. As of the cut-off date, a total of $[_____________] or approximately [___]% of the aggregate principal amount of the fixed rate assets were mortgage loans and a total of $[___________] or approximately [___]% of the aggregate principal amount of the fixed rate assets were contracts, and a total of $[____________] or approximately [___]% were land-and-house contracts. Approximately [___]% of the aggregate principal amount of the fixed rate assets is attributable to loans to purchase manufactured homes which were new and approximately [___]% is attributable to loans to purchase manufactured homes which were used at the time the related fixed rate asset was originated. All of the fixed rate assets are conventional assets and [ ] or approximately [___]% of the aggregate principal amount of the fixed rate assets are FHA-insured or VA-guaranteed. The current asset rates on the fixed rate assets ranged from [___]% to [___]% with a weighted average of approximately [___]%. The fixed rate assets have remaining maturities, as of the cut-off date, of at least [ ] months but not more than [___] months and original maturities of at least [___] months but not more than [___] months, and a weighted average remaining term to scheduled maturity, as of the cut-off date, of [ ] months. The average outstanding principal balance of the fixed rate assets as of the cut-off date was $[ ] and the outstanding principal balances of the fixed rate assets as of the cut-off date ranged from $[____________] to $[_____]. The obligors on the fixed rate assets are located in [ ] states. The obligors on approximately [___]% of the fixed rate assets by remaining principal balance are located in [____], [___]% in [_________], [___]% in [_________], [___]% in [________], [___]% in [___________] and [___]% in
[____________]. No other state represents more than 5% of the fixed rate assets. Approximately [ ]% of the fixed rate assets have loan-to-value ratios greater than [___]%.

ADJUSTABLE RATE ASSETS

         A total of $[ ] or approximately [___]% of the aggregate principal balance of the assets as of the cut-off date, called the "adjustable rate assets," will bear interest at a variable rate. Each adjustable rate asset has an asset rate that adjusts annually based on [___], and provides for [level]payments over the term of the asset that fully amortize the principal balance of the asset. A total of $[____] or approximately [___]% of the adjustable rate assets are actuarial assets.

      Each adjustable rate asset has an annual cap of [___]% per annum. The weighted average lifetime cap of the adjustable rate assets as of the cut-off date was approximately [___]% per annum. The adjustable rate assets had gross margins as of the cut-off date of at least [___]% per annum but not more that [___]% per annum, with a weighted average gross margin of approximately [ ]% per annum. The adjustable rate assets were originated between [ ] and [ ]. Approximately [___]% of the adjustable rate assets were contracts. As of the cut-off date, a total of $[___________], or [___]% by aggregate principal amount of the adjustable rate assets, were land-and-home contracts. Approximately [___]% of the aggregate principal amount of the adjustable rate assets is attributable to loans to purchase manufactured homes which were new and approximately [___]% is attributable to loans to purchase manufactured homes which were used at the time the related adjustable rate asset was originated. All of the adjustable rate assets are conventional assets and [ ] or approximately [___]% of the aggregate principal amount of the adjustable rate assets are FHA-insured or VA-guaranteed. The current asset rates on the adjustable rate assets ranged from [___]% to [___]% with a weighted average of approximately [___]%. The adjustable rate assets have remaining maturities, as of the cut-off date, of at least [ ] months but not more than [ ] months and original maturities of at least [ ] months but not more than [ ] months, and a weighted average remaining term to scheduled maturity, as of the cut-off date, of [ ] months. The average outstanding principal balance of the adjustable rate assets as of the cut-off date was $[ ] and the outstanding principal balances of the adjustable rate assets as of the cut-off date ranged from $[_________________________] to $[________________].
The obligors on the adjustable rate assets are located in [ ] states. The obligors on approximately [___]% of the adjustable rate assets by remaining principal balance are located in [___], [___]% in [___], [___]% in [ ], [___]%
in [ ], [___]% in [___________] and [___]% in [ ]. No other state represents more than 5% of the adjustable rate assets. Approximately [ ]% of the adjustable rate assets have loan-to-value ratios greater than [___]%.

                                  SELECTED DATA

      The tables below describe additional characteristics of the assets as of the related cut- off date. Separate tables have been prepared for the initial fixed rate assets and the initial adjustable rate assets. The fixed rate assets and the adjustable rate assets are collectively referred to as the "assets". Whenever reference is made in the following tables to a percentage of the outstanding principal balance of the contracts and mortgage loans, the percentage is calculated based on the outstanding principal balance of the contracts and mortgage loans as of the cut-off date. In addition, numbers in any columns in these tables may not sum exactly to the total number at the bottom of the column due to rounding.

                                FIXED RATE ASSETS
             GEOGRAPHICAL DISTRIBUTION OF FIXED RATE ASSET OBLIGORS

                                                                   % OF FIXED RATE
                                                                    ASSET POOL BY
                         NUMBER OF        AGGREGATE PRINCIPAL        OUTSTANDING
                     FIXED RATE ASSETS    BALANCE OUTSTANDING     PRINCIPAL BALANCE
STATES              AS OF CUT-OFF DATE     AS OF CUT-OFF DATE     AS OF CUT-OFF DATE
------              ------------------     ------------------     ------------------
                         [_____]                [_____]                [_____]
                         [_____]                [_____]                [_____]
                         [_____]                [_____]                [_____]
                         [_____]                [_____]                [_____]
                         [_____]                [_____]                [_____]
                         [_____]                [_____]                [_____]
                         [_____]                [_____]                [_____]
                         [_____]                [_____]                [_____]
                         [_____]                [_____]                [_____]
                         [_____]                [_____]                [_____]
                         [_____]                [_____]                [_____]
                         [_____]                [_____]                [_____]
                         [_____]                [_____]                [_____]
                         [_____]                [_____]                [_____]
                         [_____]                [_____]                [_____]
                         [_____]                [_____]                [_____]
                         [_____]                [_____]                [_____]
                         [_____]                [_____]                [_____]
                         [_____]                [_____]                [_____]
                         [_____]                [_____]                [_____]
                         [_____]                [_____]                [_____]
                         [_____]                [_____]                [_____]
                         [_____]                [_____]                [_____]
                         [_____]                [_____]                [_____]
                         [_____]                [_____]                [_____]
                         [_____]                [_____]                [_____]
                         [_____]                [_____]                [_____]
                         [_____]                [_____]                [_____]
                         [_____]                [_____]                [_____]
                         [_____]                [_____]                [_____]
                         [_____]                [_____]                [_____]
                         [_____]                [_____]                [_____]
                         [_____]                [_____]                [_____]
                         [_____]                [_____]                [_____]
                         [_____]                [_____]                [_____]
                         -------                -------                -------
  Total........          [_____]                [_____]                [_____]
                         -------                -------                -------

The geographical distribution of the fixed rate asset obligors is based upon the obligor's billing address.

                    YEARS OF ORIGINATION OF FIXED RATE ASSETS

                                                                                            % OF FIXED RATE
                                                                                              ASSET POOL BY
                                                   NUMBER OF        AGGREGATE PRINCIPAL        OUTSTANDING
                                               FIXED RATE ASSETS    BALANCE OUTSTANDING     PRINCIPAL BALANCE
                YEAR OF ORIGINATION           AS OF CUT-OFF DATE     AS OF CUT-OFF DATE     AS OF CUT-OFF DATE
                -------------------           ------------------     ------------------     ------------------
...........................................
...........................................
...........................................
...........................................
                                                   -------              --------                 -------
     Total................................         [_____]              $[_____]                 [_____]%
                                                   -------              --------                 -------

                DISTRIBUTION OF ORIGINAL FIXED RATE ASSET AMOUNTS

                                                                                             % OF FIXED RATE
                                                                                              ASSET POOL BY
                                                   NUMBER OF        AGGREGATE PRINCIPAL        OUTSTANDING
        ORIGINAL FIXED RATE ASSET              FIXED RATE ASSETS    BALANCE OUTSTANDING     PRINCIPAL BALANCE
          AMOUNT (IN DOLLARS)                 AS OF CUT-OFF DATE     AS OF CUT-OFF DATE     AS OF CUT-OFF DATE
          -------------------                 ------------------     ------------------     ------------------
Less than $10,000.01......................
Between $10,000.01 and $20,000.00.........
Between $20,000.01 and $30,000.00.........
Between $30,000.01 and $40,000.00.........
Between $40,001.01 and $50,000.00.........
Between $50,000.01 and $60,000.00.........
Between $60,000.01 and $70,000.00.........
Between $70,000.01 and $80,000.00.........
Between $80,000.01 and $90,000.00.........
Between $90,000.01 and $100,000.00........
Between $100,000.01 and $110,000.00.......
Between $110,000.01 and $120,000.00.......
Between $140,000.01 and $150,000.00.......
Between $150,000.01 and $160,000.00.......
                                                   -------                  -------           -------
     Total................................         [_____]                  [_____]           [_____]
                                                   -------                  -------           -------

The largest original fixed rate asset amount is $ [ ], which represents [ ]% of the aggregate principal balance of the assets as of the cut-off date.

             DISTRIBUTION OF REMAINING AMOUNTS FOR FIXED RATE ASSETS

                                                                                             % OF FIXED RATE
                                                                                              ASSET POOL BY
                                                   NUMBER OF        AGGREGATE PRINCIPAL        OUTSTANDING
          REMAINING FIXED RATE                 FIXED RATE ASSETS    BALANCE OUTSTANDING     PRINCIPAL BALANCE
        ASSET AMOUNT (IN DOLLARS)             AS OF CUT-OFF DATE     AS OF CUT-OFF DATE     AS OF CUT-OFF DATE
        -------------------------             ------------------     ------------------     ------------------
Less than $10,000.01......................
Between $10,000.01 and $20,000.00.........
Between $20,000.01 and $30,000.00.........
Between $30,000.01 and $40,000.00.........
Between $40,001.01 and $50,000.00.........
Between $50,000.01 and $60,000.00.........
Between $60,000.01 and $70,000.00.........
Between $70,000.01 and $80,000.00.........
Between $80,000.01 and $90,000.00.........
Between $90,000.01 and $100,000.00........
Between $100,000.01 and $110,000.00.......
Between $110,000.01 and $120,000.00.......
Between $140,000.01 and $150,000.00.......
Between $150,000.01 and $160,000.00.......
                                                   -------               -------              -------
     Total................................         [_____]               [_____]              [_____]
                                                   -------               -------              -------

The average outstanding principal balance of the fixed rate assets, as of the cut-off date, was $[______________] and the outstanding principal balances of the fixed rate assets ranged from $[___________] to $[_____________] as of the cut-off date.

       DISTRIBUTION OF ORIGINAL LOAN-TO-VALUE RATIOS OF FIXED RATE ASSETS

                                                                                              % OF FIXED RATE
                                                                                               ASSET POOL BY
                                                    NUMBER OF        AGGREGATE PRINCIPAL        OUTSTANDING
                                                FIXED RATE ASSETS    BALANCE OUTSTANDING     PRINCIPAL BALANCE
        LOAN-TO-VALUE RATIO                    AS OF CUT-OFF DATE    AS OF CUT-OFF DATE     AS OF CUT-OFF DATE
        -------------------                    ------------------    ------------------     ------------------
25.01% to 30.00...........................
30.01% to 35.00...........................
35.01% to 40.00...........................
40.01% to 45.00...........................
45.01% to 50.00...........................
50.01% to 55.00...........................
55.01% to 60.00...........................
60.01% to 65.00...........................
65.01% to 70.00...........................
70.01% to 75.00...........................
75.01% to 80.00...........................
80.01% to 85.00...........................
85.01% to 90.00...........................
90.01% to 95.00...........................
95.01% to 100.00..........................
                                                   -------                 -------                ------
     Total................................         [_____]                $[_____]                [_____]%
                                                   -------                 -------                ------

The weighted average original loan-to-value ratio of the fixed rate assets, as of the cut-off date, was [_______]%.

     DISTRIBUTION OF ORIGINAL LOAN-TO-INVOICE RATIOS OF FIXED RATE CONTRACTS

                                                                                            % OF FIXED RATE
                                                                                             ASSET POOL BY
                                               NUMBER OF FIXED     AGGREGATE PRINCIPAL        OUTSTANDING
                                              RATE ASSETS AS OF    BALANCE OUTSTANDING     PRINCIPAL BALANCE
          LOAN-TO-INVOICE RATIO                 CUT-OFF DATE        AS OF CUT-OFF DATE     AS OF CUT-OFF DATE
          ---------------------                 ------------        ------------------     ------------------
Not calculated............................
00.00% to 25.00%..........................
25.01% to 50.00%..........................
50.01% to 75.00%..........................
75.01% to 100.00%.........................
100.01% to 110.00%........................
110.01% to 120.00%........................
120.01% to 130.00%........................
130.01% to 140.00%........................
140.01% to 150.00%........................
150.01% to 160.00%........................
160.01% to 170.00%........................
170.01% to 180.00%........................
180.01% to 190.00%........................
190.01% to 200.00%........................
200.01% or greater........................
     Total................................                                                      100.00%

The weighted average original ratio of loan amounts to manufacturer's invoice price for the related manufactured homes, for the contracts included in the fixed rate assets, as of the cut-off date, was [__________]%.

                  CURRENT INTEREST RATES FOR FIXED RATE ASSETS

                                                                                            % OF FIXED RATE
                                                                                             ASSET POOL BY
                                                  NUMBER OF         AGGREGATE PRINCIPAL        OUTSTANDING
        RANGE OF FIXED RATE ASSETS            FIXED RATE ASSETS     BALANCE OUTSTANDING     PRINCIPAL BALANCE
             BY ASSET RATE                    AS OF CUT-OFF DATE     AS OF CUT-OFF DATE     AS OF CUT-OFF DATE
             -------------                    ------------------     ------------------     ------------------
8.000   -  8.999..........................
9.000   -  9.999..........................
10.000  -  10.999.........................
11.000  -  11.999.........................
12.000  -  12.999.........................
13.000  -  13.999.........................
14.000  -  14.999.........................
15.000  -  15.999.........................
16.000  -  16.999.........................
                                                  -------               --------                -------
     Total....................                    [_____]               $[_____]                [_____]%
                                                  =======               ========                =======

The interest rates on the assets included in the fixed rate asset pool ranged from [________]% to [________]% as of the cut-off date, with a weighted average of approximately [________]%.

                ORIGINAL MONTHS TO MATURITY OF FIXED RATE ASSETS

                                                                                            % OF FIXED RATE
                                                  NUMBER OF                                  ASSET POOL BY
                                              FIXED RATE ASSETS    AGGREGATE PRINCIPAL        OUTSTANDING
                                                    AS OF          BALANCE OUTSTANDING     PRINCIPAL BALANCE
        ORIGINAL TERM TO MATURITY                CUT-OFF DATE       AS OF CUT-OFF DATE     AS OF CUT-OFF DATE
        -------------------------                ------------       ------------------     ------------------
31 to 60...........................
61 to 90...........................
91 to 120..........................
121 to 150.........................
151 to 180.........................
211 to 240.........................
241 to 270.........................
271 to 300.........................
331 to 360.........................
                                                 -------                --------               -------
     Total.........................              [_____]                $[_____]               [_____]%
                                                 =======                ========               =======

                REMAINING MONTHS TO MATURITY OF FIXED RATE ASSETS

                                                                                          % OF FIXED RATE
                                                  NUMBER OF                                  ASSET POOL BY
                                              FIXED RATE ASSETS    AGGREGATE PRINCIPAL        OUTSTANDING
                                                    AS OF          BALANCE OUTSTANDING     PRINCIPAL BALANCE
        REMAINING TERM TO MATURITY              CUT-OFF DATE        AS OF CUT-OFF DATE     AS OF CUT-OFF DATE
        --------------------------              ------------        ------------------     ------------------
31 to 60............................
61 to 90............................
91 to 120...........................
121 to 150..........................
151 to 180..........................
211 to 240..........................
241 to 270..........................
271 to 300..........................
331 to 360..........................
                                                 -------                 --------           -------
     Total..........................             [     ]                 $[     ]           [     ]%
                                                 -------                 --------           -------

The fixed rate assets have remaining maturities, as of the cut-off date, of at least ____ months but not more than ____ months and original maturities of at least ___ months but not more than ___ months, and a weighted average remaining term to scheduled maturity, as of the cut-off date, of ___ months.

                                    UNIT TYPE

                                                                                                   % OF FIXED RATE
                                                                                                    ASSET POOL BY
                                                      NUMBER OF FIXED     AGGREGATE PRINCIPAL        OUTSTANDING
                                                     RATE ASSETS AS OF    BALANCE OUTSTANDING     PRINCIPAL BALANCE
                    UNIT TYPE                          CUT-OFF DATE        AS OF CUT-OFF DATE     AS OF CUT-OFF DATE
                    ---------                          ------------        ------------------     ------------------
Multi-section home.............................
Single-section home............................
     Total.....................................

                                  PROPERTY TYPE

                                                                                                   % OF FIXED RATE
                                                                                                    ASSET POOL BY
                                                      NUMBER OF FIXED     AGGREGATE PRINCIPAL        OUTSTANDING
                                                     RATE ASSETS AS OF    BALANCE OUTSTANDING     PRINCIPAL BALANCE
                  PROPERTY TYPE                        CUT-OFF DATE        AS OF CUT-OFF DATE     AS OF CUT-OFF DATE
                  -------------                        ------------        ------------------     ------------------
Land Home......................................
Home only......................................
     Total.....................................

                                  LOAN PURPOSE

                                                                                                   % OF FIXED RATE
                                                                                                    ASSET POOL BY
                                                      NUMBER OF FIXED     AGGREGATE PRINCIPAL        OUTSTANDING
                                                     RATE ASSETS AS OF    BALANCE OUTSTANDING     PRINCIPAL BALANCE
                     PURPOSE                           CUT-OFF DATE        AS OF CUT-OFF DATE     AS OF CUT-OFF DATE
                     -------                           ------------        ------------------     ------------------
Purchase of New Home...........................
Purchase of Used Home..........................
Purchase of Repossessed Home...................
Refinance......................................
     Total.....................................

                        CREDIT SCORE OF FIXED RATE ASSETS

                                                                                                   % OF FIXED RATE
                                                                                                    ASSET POOL BY
                                                      NUMBER OF FIXED     AGGREGATE PRINCIPAL        OUTSTANDING
                                                     RATE ASSETS AS OF    BALANCE OUTSTANDING     PRINCIPAL BALANCE
                   CREDIT SCORE                        CUT-OFF DATE        AS OF CUT-OFF DATE     AS OF CUT-OFF DATE
                   ------------                        ------------        ------------------     ------------------
Unknown........................................
501 to 550.....................................
551 to 600.....................................
601 to 650.....................................
651 to 700.....................................
701 to 750.....................................
751 to 800.....................................
801 to 850.....................................
     Total.....................................

See " -- Credit Scores" below.

                             ADJUSTABLE RATE ASSETS
       GEOGRAPHICAL DISTRIBUTION OF INITIAL ADJUSTABLE RATE ASSET OBLIGORS

                                                                                       % OF ADJUSTABLE
                                             NUMBER OF                                RATE ASSET POOL BY
                                          ADJUSTABLE RATE     AGGREGATE PRINCIPAL        OUTSTANDING
                                              ASSETS          BALANCE OUTSTANDING     PRINCIPAL BALANCE
                STATES                  AS OF CUT-OFF DATE     AS OF CUT-OFF DATE     AS OF CUT-OFF DATE
                ------                  ------------------     ------------------     ------------------
                                              [_____]               [_____]                [_____]
                                              [_____]               [_____]                [_____]
                                              [_____]               [_____]                [_____]
                                              [_____]               [_____]                [_____]
                                              [_____]               [_____]                [_____]
                                              [_____]               [_____]                [_____]
                                              [_____]               [_____]                [_____]
                                              [_____]               [_____]                [_____]
                                              [_____]               [_____]                [_____]
                                              [_____]               [_____]                [_____]
                                              [_____]               [_____]                [_____]
                                              [_____]               [_____]                [_____]
                                              [_____]               [_____]                [_____]
                                              [_____]               [_____]                [_____]
                                              [_____]               [_____]                [_____]
                                              [_____]               [_____]                [_____]
                                              [_____]               [_____]                [_____]
                                              [_____]               [_____]                [_____]
                                              [_____]               [_____]                [_____]
                                              [_____]               [_____]                [_____]
                                              [_____]               [_____]                [_____]
                                              [_____]               [_____]                [_____]
                                              [_____]               [_____]                [_____]
                                              [_____]               [_____]                [_____]
                                              [_____]               [_____]                [_____]
                                              [_____]               [_____]                [_____]
                                              [_____]               [_____]                [_____]
                                              [_____]               [_____]                [_____]
                                              [_____]               [_____]                [_____]
                                              [_____]               [_____]                [_____]
                                              [_____]               [_____]                [_____]
                                              [_____]               [_____]                [_____]
                                              [_____]               [_____]                [_____]
                                              [_____]               [_____]                [_____]
                                              [_____]               [_____]                [_____]
  Total.......................                -------               -------                -------
                                              [_____]               [_____]                [_____]
                                              -------               -------                -------

The geographical distribution of the adjustable rate asset obligors is based upon the obligors billing address.

                 YEARS OF ORIGINATION OF ADJUSTABLE RATE ASSETS

                                                   NUMBER OF                                  % OF ADJUSTABLE
                                                ADJUSTABLE RATE     AGGREGATE PRINCIPAL      RATE ASSET POOL BY
                                                    ASSETS                BALANCE               OUTSTANDING
                                                 AS OF CUT-OFF       OUTSTANDING AS OF       PRINCIPAL BALANCE
          YEAR OF ORIGINATION                        DATE              CUT-OFF DATE          AS OF CUT-OFF DATE
          -------------------                        ----              ------------          ------------------
                                                    ------                -------                  ------
Total.....................................          [____]                $[____]                  [____]%
                                                    ======                =======                  ======

           DISTRIBUTION OF ORIGINAL AMOUNTS FOR ADJUSTABLE RATE ASSETS

                                                                                                 % OF ADJUSTABLE
                                                        NUMBER OF          AGGREGATE PRINCIPAL  RATE ASSET POOL BY
                                                      ADJUSTABLE RATE            BALANCE           OUTSTANDING
         ORIGINAL ADJUSTABLE RATE ASSETS               ASSETS AS OF        OUTSTANDING  AS OF     PRINCIPAL BALANCE
               AMOUNT (IN DOLLARS)                     CUT-OFF DATE          CUT-OFF DATE       AS OF CUT-OFF DATE
               -------------------                     ------------          ------------       ------------------
Less than $10,000.01...........................
Between $10,000.01 and $20,000.00..............
Between $20,000.01 and $30,000.00..............
Between $30,000.01 and $40,000.00..............
Between $40,001.01 and $50,000.00..............
Between $50,000.01 and $60,000.00..............
Between $60,000.01 and $70,000.00..............
Between $70,000.01 and $80,000.00..............
Between $80,000.01 and $90,000.00..............
Between $90,000.01 and $100,000.00.............
Between $100,000.01 and $110,000.00............
Between $110,000.01 and $120,000.00............
Between $140,000.01 and $150,000.00............
Between $150,000.01 and $160,000.00............
                                                         ------                  -------             -------
     Total.....................................          [____]                  [_____]             [_____]
                                                         ======                  =======             =======

          DISTRIBUTION OF REMAINING AMOUNTS FOR ADJUSTABLE RATE ASSETS

                                                        NUMBER OF                                   % OF ADJUSTABLE
                                                     ADJUSTABLE RATE       AGGREGATE PRINCIPAL    RATE ASSET POOL BY
                                                         ASSETS                   BALANCE            OUTSTANDING
REMAINING ADJUSTABLE RATE                             AS OF CUT-OFF         OUTSTANDING AS OF      PRINCIPAL BALANCE
ASSET AMOUNT (IN DOLLARS)                                 DATE                 CUT-OFF DATE       AS OF CUT-OFF DATE
-------------------------                                 ----                 ------------       ------------------
Less than $10,000.01...........................
Between $10,000.01 and $20,000.00..............
Between $20,000.01 and $30,000.00..............
Between $30,000.01 and $40,000.00..............
Between $40,001.01 and $50,000.00..............
Between $50,000.01 and $60,000.00..............
Between $60,000.01 and $70,000.00..............
Between $70,000.01 and $80,000.00..............
Between $80,000.01 and $90,000.00..............
Between $90,000.01 and $100,000.00.............
Between $100,000.01 and $110,000.00............
Between $110,000.01 and $120,000.00............
Between $140,000.01 and $150,000.00............
Between $150,000.01 and $160,000.00............
                                                         -------                  -------              -------
     Total.....................................          [_____]                  [_____]              [_____]
                                                         =======                  =======              =======

The average outstanding principal balance of the assets included in the adjustable rate asset pool, as of the cut-off date, was $[______________] and the outstanding principal balances of the assets included in the adjustable rate asset pool ranged from $[___________] to $[_____________] as of the cut-off date.

     DISTRIBUTION OF ORIGINAL LOAN-TO-VALUE RATIOS OF ADJUSTABLE RATE ASSETS

                                                                                                      % OF ADJUSTABLE
                                                         NUMBER OF          AGGREGATE PRINCIPAL      RATE ASSET POOL BY
                                                      ADJUSTABLE RATE             BALANCE               OUTSTANDING
ORIGINAL ADJUSTABLE RATE ASSET                         ASSETS AS OF          OUTSTANDING AS OF        PRINCIPAL BALANCE
AMOUNT (IN DOLLARS)                                    CUT-OFF DATE             CUT-OFF DATE         AS OF CUT-OFF DATE
-------------------                                    ------------             ------------         ------------------
25.01% to 30.00................................
30.01% to 35.00................................
35.01% to 40.00................................
40.01% to 45.00................................
45.01% to 50.00................................
50.01% to 55.00................................
55.01% to 60.00................................
60.01% to 65.00................................
65.01% to 70.00................................
70.01% to 75.00................................
75.01% to 80.00................................
80.01% to 85.00................................
85.01% to 90.00................................
90.01% to 95.00................................
                                                         -------                  -------                 -------
     Total.....................................          [_____]                  [_____]                 [_____]
                                                         =======                  =======                 =======

The weighted average original loan-to-value ratio of the adjustable rate assets, as of the cut-off date, was [__________]%.

  DISTRIBUTION OF ORIGINAL LOAN-TO-INVOICE RATIOS OF ADJUSTABLE RATE CONTRACTS

                                                                                                      % OF ADJUSTABLE
                                                        NUMBER OF          AGGREGATE PRINCIPAL      RATE ASSET POOL BY
                                                     ADJUSTABLE RATE              BALANCE              OUTSTANDING
                                                    ASSETS AS OF CUT-       OUTSTANDING AS OF       PRINCIPAL BALANCE
              LOAN-TO-INVOICE RATIO                     OFF DATE                CUT-OFF DATE        AS OF CUT-OFF DATE
              ---------------------                     --------                ------------        ------------------
Not calculated.................................
00.00% to 25.00%...............................
25.01% to 50.00%...............................
50.01% to 75.00%...............................
75.01% to 100.00%..............................
100.01% to 110.00%.............................
110.01% to 120.00%.............................
120.01% to 130.00%.............................
130.01% to 140.00%.............................
140.01% to 150.00%.............................
150.01% to 160.00%.............................
160.01% to 170.00%.............................
170.01% to 180.00%.............................
180.01% to 190.00%.............................
190.01% to 200.00%.............................
200.01% or greater.............................
     Total.....................................                                                           100.00%

The weighted average original ratio of loan amounts to manufacturer's invoice price for the related manufactured homes, for the contracts included in the adjustable rate asset pool, as of the cut-off date, was [__________]%.

              CURRENT INTEREST RATES OF ADJUSTABLE RATE ASSET RATES

                                                       NUMBER OF                                     % OF ADJUSTABLE
                                                    ADJUSTABLE RATE        AGGREGATE PRINCIPAL      RATE ASSET POOL BY
                                                         ASSETS                  BALANCE               OUTSTANDING
                                                     AS OF CUT-OFF          OUTSTANDING AS OF        PRINCIPAL BALANCE
RANGE OF ADJUSTABLE RATE ASSETS BY ASSET RATE             DATE                CUT-OFF DATE          AS OF CUT-OFF DATE
---------------------------------------------             ----                ------------          ------------------
8.000      -    8.999.............................
9.000      -    9.999.............................
10.000     -    10.999............................
11.000     -    11.999............................
12.000     -    12.999............................
13.000     -    13.999............................
14.000     -    14.999............................
15.000     -    15.999............................
16.000     -    16.999............................
                                                        -------                 --------                  -------
     Total.....................................         [_____]                 $[_____]                  [_____]%
                                                        =======                 ========                  =======

The interest rates on the assets included in the adjustable rate asset pool ranged from [______]% to [________]% as of the cut-off date, with a weighted average of approximately [_________]%. This table reflects the current asset rates of the adjustable rate assets as of the cut-off date and does not reflect any subsequent adjustments in the current asset rates of the initial adjustable rate assets.

             DISTRIBUTION OF GROSS MARGINS OF ADJUSTABLE RATE ASSETS

                                                       NUMBER OF                                      % OF ADJUSTABLE
                                                    ADJUSTABLE RATE        AGGREGATE PRINCIPAL      RATE ASSET POOL BY
                                                         ASSETS                  BALANCE                OUTSTANDING
                                                     AS OF CUT-OFF         OUTSTANDING AS OF         PRINCIPAL BALANCE
                   GROSS MARGIN                           DATE                CUT-OFF DATE          AS OF CUT-OFF DATE
                   ------------                           ----                ------------          ------------------
3.250% - 3.500%                                          _____                    _____                    ____
4.500% - 4.750%                                          _____                    _____                    ____
Total                                                                            $                              %
                                                         =====                   ======                    ====

The weighted average gross margin of the adjustable rate assets was approximately ____% per annum as of the cut-off date.

                  MAXIMUM ASSET RATES OF ADJUSTABLE RATE ASSETS

                                                       NUMBER OF                                      % OF ADJUSTABLE
                                                    ADJUSTABLE RATE        AGGREGATE PRINCIPAL      RATE ASSET POOL BY
                                                         ASSETS                  BALANCE                OUTSTANDING
                                                     AS OF CUT-OFF         OUTSTANDING AS OF         PRINCIPAL BALANCE
               MAXIMUM ASSET RATES                        DATE                CUT-OFF DATE          AS OF CUT-OFF DATE
               -------------------                        ----                ------------          ------------------
13.000% to 13.625%                                       _____                    _____                    _____
14.000% to 14.625%                                       _____                    _____                    _____
Total                                                                                                           %
                                                         =====                    =====                    =====

The weighted average maximum asset rate of the adjustable rate assets was approximately ______% per annum as of the cut-off date.

              ORIGINAL MONTHS TO MATURITY OF ADJUSTABLE RATE ASSETS

                                                                                                      % OF ADJUSTABLE
                                                       NUMBER OF           AGGREGATE PRINCIPAL      RATE ASSET POOL BY
                                                    ADJUSTABLE RATE              BALANCE                OUTSTANDING
                                                     ASSETS AS OF           OUTSTANDING AS OF        PRINCIPAL BALANCE
ORIGINAL TERM TO MATURITY                            CUT-OFF DATE             CUT-OFF DATE          AS OF CUT-OFF DATE
-------------------------                            ------------             ------------          ------------------
31 to 60.......................................
61 to 90.......................................
91 to 120......................................
121 to 150.....................................
151 to 180.....................................
211 to 240.....................................
241 to 270.....................................
271 to 300.....................................
331 to 360.....................................
                                                        -------                 --------                  -------
     Total.....................................         [_____]                 $[_____]                  [_____]%
                                                        =======                 ========                  =======

             REMAINING MONTHS TO MATURITY OF ADJUSTABLE RATE ASSETS

                                                                                                      % OF ADJUSTABLE
                                                       NUMBER OF                                      RATE ASSET POOL
                                                    ADJUSTABLE RATE                                   BY OUTSTANDING
                                                         ASSETS             AGGREGATE PRINCIPAL          PRINCIPAL
                                                     AS OF CUT-OFF          BALANCE OUTSTANDING        BALANCE AS OF
            REMAINING TERM TO MATURITY                   DATE               AS OF CUT-OFF DATE          CUT-OFF DATE
            --------------------------                   ----               ------------------          ------------
348 - 360 months                                         _____                   ______                    _____
Total                                                                            $                              %
                                                         =====                   ======                    =====

The weighted average remaining term to maturity of the adjustable rate assets was approximately ____ months as of the cut-off date.

          DATE OF NEXT ASSET RATE ADJUSTMENT OF ADJUSTABLE RATE ASSETS

                                                                                                      % OF ADJUSTABLE
                                                       NUMBER OF                                      RATE ASSET POOL
                                                    ADJUSTABLE RATE                                   BY OUTSTANDING
                                                         ASSETS             AGGREGATE PRINCIPAL          PRINCIPAL
                                                     AS OF CUT-OFF          BALANCE OUTSTANDING        BALANCE AS OF
        DATE OF NEXT ASSET RATE ADJUSTMENT               DATE               AS OF CUT-OFF DATE          CUT-OFF DATE
        ----------------------------------               ----               ------------------          ------------
____, 20____...............                              _____                    _____                    _____
____, 20____...............                              _____                    _____                    _____
____, 20____...............                              _____                    _____                    _____
____, 20____...............                              _____                    _____                    _____
____, 20____...............                              _____                    _____                    _____
____, 20____...............                              _____                    _____                    _____
____, 20____...............                              _____                    _____                    _____
____, 20____...............                              _____                    _____                    _____
____, 20____...............                              _____                    _____                    _____
____, 20____...............                              _____                    _____                    _____
Total......................                              _____                   $_____                    _____%

                                    UNIT TYPE

                                                                                                      % OF FIXED RATE
                                                                           AGGREGATE PRINCIPAL         ASSET POOL BY
                                                    NUMBER OF FIXED              BALANCE                OUTSTANDING
                                                   RATE ASSETS AS OF        OUTSTANDING AS OF        PRINCIPAL BALANCE
                    UNIT TYPE                         CUT-OFF DATE             CUT-OFF DATE         AS OF CUT-OFF DATE
                    ---------                         ------------             ------------         ------------------
Multi-section home.............................
Single-section home............................
     Total.....................................

                                  PROPERTY TYPE

                                                                                                      % OF FIXED RATE
                                                                           AGGREGATE PRINCIPAL         ASSET POOL BY
                                                    NUMBER OF FIXED              BALANCE                OUTSTANDING
                                                   RATE ASSETS AS OF        OUTSTANDING AS OF        PRINCIPAL BALANCE
                  PROPERTY TYPE                       CUT-OFF DATE             CUT-OFF DATE         AS OF CUT-OFF DATE
                  -------------                       ------------             ------------         ------------------
Land Home......................................
Home only......................................
     Total.....................................

                                  LOAN PURPOSE

                                                                                                      % OF FIXED RATE
                                                                           AGGREGATE PRINCIPAL         ASSET POOL BY
                                                    NUMBER OF FIXED              BALANCE                OUTSTANDING
                                                   RATE ASSETS AS OF        OUTSTANDING AS OF        PRINCIPAL BALANCE
                     PURPOSE                          CUT-OFF DATE             CUT-OFF DATE         AS OF CUT-OFF DATE
                     -------                          ------------             ------------         ------------------
Purchase of New Home...........................
Purchase of Used Home..........................
Purchase of Repossessed Home...................
Refinance......................................
     Total.....................................

                     CREDIT SCORE OF ADJUSTABLE RATE ASSETS

                                                                                                      % OF FIXED RATE
                                                                           AGGREGATE PRINCIPAL         ASSET POOL BY
                                                    NUMBER OF FIXED              BALANCE                OUTSTANDING
                                                   RATE ASSETS AS OF        OUTSTANDING AS OF        PRINCIPAL BALANCE
                   CREDIT SCORE                       CUT-OFF DATE             CUT-OFF DATE         AS OF CUT-OFF DATE
                   ------------                       ------------             ------------         ------------------
Unknown........................................
501 to 550.....................................
551 to 600.....................................
601 to 650.....................................
651 to 700.....................................
701 to 750.....................................
751 to 800.....................................
801 to 850.....................................
     Total.....................................

See " -- Credit Scores" below.

CREDIT SCORES

      Credit scores are statistical credit scores obtained by many lenders to help assess an obligor's creditworthiness. Credit scores are generated by models developed by third parties and are made available to lenders through three national credit bureaus. The models were derived by analyzing data on consumers in order to establish patterns which are believed to be indicative of the obligor's probability of default. The credit score is based on an obligor's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk an obligor represents to a lender, i.e., that an obligor with a higher score is statistically expected to be less likely to default in payment than an obligor with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period which does not correspond to the life of an asset. Furthermore, credit scores were not developed specifically for use in connection with contracts or mortgage loans, but for consumer loans in general. Therefore, a credit score does not take into consideration the effect of asset characteristics on the probability of repayment by an obligor. None of the seller, the servicer, the originator, the indenture trustee, the owner trustee, the underwriter or the depositor make any representations or warranties as to the actual performance of any asset or that a particular credit score should be relied upon as a basis for an expectation that an obligor will repay the asset according to its terms.

                       YIELD AND PREPAYMENT CONSIDERATIONS

      The assets may be prepaid in full or in part at any time without penalty. The prepayment experience of the assets, including prepayments due to liquidations of defaulted contracts and defaulted mortgage loans, will affect the average life of the notes. It is expected that a number of the assets will be prepaid before their maturity. A number of factors, including homeowner mobility, general and regional economic conditions and prevailing interest rates, may influence prepayments. Natural disasters may also influence prepayments. In addition, repurchases of assets due to breaches of representations and warranties have the effect of prepaying those assets and therefore would affect the average life of the notes. The prepayment experience on manufactured housing contracts and mortgage loans varies greatly. Most of the assets contain a due-on-sale clause that would permit the servicer to accelerate the maturity of an asset upon the sale of the related manufactured home or mortgaged property. In the case of those assets that do contain due-on-sale clauses, the servicer will permit assumptions of those assets if the purchaser of the related manufactured home or mortgaged property satisfies the then-current underwriting standards of the originator.

      [As with fixed rate obligations generally,] the rate of prepayment on a pool of assets is affected by prevailing market rates for assets of a comparable term and risk level. [This is particularly true of fixed rate assets.] When the market interest rate is below the asset rate, obligors may have an increased incentive to refinance their assets. Depending on prevailing market rates, the future outlook for market rates and economic conditions generally, some obligors may sell their manufactured homes or mortgaged properties or refinance their contracts or mortgage loans in order to realize their equity in the manufactured home or mortgaged property, to meet cash flow needs or to make other investments. However, depreciation of the value of the manufactured homes and mortgaged properties may limit the ability to accomplish these goals. We cannot assure you as to the level of prepayments the assets will experience.

      The payment of principal collections on the contracts to the Class A noteholders on each payment date prior to the stepdown date or on which a trigger event is in effect, will have the effect of accelerating the amortization of the Class A notes from the amortization that would be applicable if the principal collections were paid pro rata according to the Class A principal balance, the Class M-1 principal balance and the Class M-2 principal balance. If you purchase a Class A note at a discount and you calculated your anticipated yield to maturity based on an assumed rate of payment of principal on the Class A notes that is faster than the rate actually realized, your actual yield to maturity will be lower than the yield you calculated.

      On any payment date prior to the stepdown date, the Class A noteholders will receive 100% of the principal collections on the contracts, as described under "Description of the Notes -- Priority of Payments" and " -- Principal" After the stepdown date, the rate of principal payments on the Class M notes and the aggregate amount of payments on the Class M notes will be affected by the rate of obligor defaults resulting in delinquencies on the contracts and losses on liquidated contracts, by the severity of those losses and by the timing of those delinquencies and losses. See "Description of the Notes -- Subordination of Class M Notes" for a description of the manner in which such losses are borne by the Class M notes. If you purchase a class of Class M notes at a discount and you calculate your anticipated yield to maturity based on an assumed rate of payment of principal on the Class M notes that is faster than the rate actually realized, your actual yield to maturity will be lower than the yield you calculated. Since it is not expected that the Class M notes will receive payments in respect of principal until the payment date in March 2008, the weighted average lives of such classes will be longer than would otherwise be the case and the effect on the market value of those classes of notes arising out of changes in market interest rates or market yields for similar securities will be greater than for the Class A notes. See "Description of the Notes -- Priority of Payments" and " -- Principal."

      In addition to the foregoing factors affecting the weighted average life of the notes, the overcollateralization provisions of the trust result in a limited acceleration of the notes relative to the amortization of the assets during the early months of the transaction. The accelerated amortization is achieved by the application of certain excess interest to the payment of principal on the notes. This acceleration feature creates overcollateralization which results from the excess of the aggregate asset principal balance over the aggregate note principal balance. Once the required level of overcollateralization is reached, the overcollateralization feature will cease, unless necessary to maintain the required level of overcollateralization.

      The originator, the seller and the servicer cannot assure you that the delinquency, repossession or foreclosure experience described under "The Servicer -- Default, Delinquency and Loss Experience" will be representative of the results that may be experienced on the contracts.

      On or after any payment date, if any, on which the aggregate note principal balance of the notes after all payments of principal have been made on such payment date is greater than the aggregate asset principal balance as of the last day of the related due period, the Class M noteholders will absorb, in the order described in this prospectus supplement:

            (1) all losses on each Liquidated Asset in the amount by which its liquidation proceeds, net of liquidation expenses and monthly advances, are less than its unpaid principal balance plus accrued and unpaid interest thereon at the weighted average note rate plus the percentage rate used to calculate the monthly servicing fee, indenture trustee fee [and backup servicing fee]; and

            (2) other shortfalls in the available distribution amount, and will incur a loss on their investments.

See "Description of the Notes -- Losses on Liquidated Assets" in this prospectus supplement.

      In the event that there were a sufficiently large number of delinquencies on the assets in any due period, the amounts paid to some noteholders could be less than the amount of principal and interest that would otherwise be payable on those notes with respect to that due period. In that event, even if delinquent payments on those assets were eventually recovered upon liquidation, since the amounts received would not include interest on delinquent interest payments, the effective yield on the affected notes would be reduced, and, under some circumstances, it is possible that sufficient amounts might not be available for the ultimate payment of all principal of those notes plus accrued interest thereon at the related certificate rate, thus also reducing the effective yield on those classes of notes.

      If the aggregate of the principal balances of the offered notes exceeds the sum of the pool principal balance, that excess will be applied as a reduction in the adjusted principal balance of the most subordinate class of offered notes then outstanding. As a result of that reduction, less interest will accrue on that class of notes than would otherwise be the case.

      The servicer has the right to purchase from the trust all remaining assets, and effect early retirement of the notes, on any payment date when the pool principal balance is less than or equal to [20]% of the aggregate cut-off date principal balance of the assets. The amount paid by the servicer will be distributed to all outstanding noteholders on the payment date occurring in the month following the date of purchase. [If the servicer does not exercise its option to purchase all remaining assets described in this paragraph, the indenture trustee will attempt to conduct an auction sale of the remaining assets that would have the same result for noteholders as the optional purchase.] See "Description of the Notes -- Optional Redemption."

      Although partial prepayments of principal on assets are applied on scheduled payment dates for the assets or, in the case of simple interest assets, on the date of receipt, obligors are not required to pay interest on assets after the date of a full prepayment of principal. As a result, full prepayments on assets in advance of the scheduled payment dates for these assets in any due period will reduce the amount of interest received from obligors during the due period. Subject to the availability of the subordination provided by the Class M notes, the subordination would apply to the net shortfall of interest received on account of prepayments in full in any due period so that the amount of interest paid on the Class A notes on the following payment date should not be affected by the shortfall.

      Prepayments of the assets, including voluntary prepayments and prepayments due to defaults, also may affect the likelihood of the application of the available funds rate. If assets with higher asset rates were to prepay, the available funds rate would be lower than otherwise would be the case. In addition, assets with higher asset rates may prepay faster than assets with relatively lower asset rates in response to a given change in market interest rates. In the event that interest payments accrued on the assets, less the fees payable to the servicer, indenture trustee [and backup servicer], are less than interest accrued at the fixed rate for each class of notes, the Class A-4 notes, the Class M-1 notes and the Class M-2 notes, in that order, will be entitled to the related available funds cap carry-forward amount, if any, on later payment dates to the extent available as described in "Description of the Notes -- Priority of Payments" herein.

      The expected final scheduled payment date on the initial asset with the latest maturity is in [____]. The expected final scheduled distribution date of each class of certificates, based on the assumptions that there are no defaults, prepayments or delinquencies on payments due under the assets and that the repurchase option has not been exercised and that there has been no auction sale, are as follows:

                          EXPECTED FINAL
  CLASS                    PAYMENT DATE
  -----                    ------------
Class A-1
Class A-2
Class A-3
Class A-4
Class M-1
Class M-2

WEIGHTED AVERAGE LIFE OF THE NOTES

      The following information is intended to illustrate the effect of prepayments of the assets on the weighted average life of the Class A notes and Class M notes under the stated assumptions and is not a prediction of the prepayment rate that the assets might actually experience.

      Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the Class A and Class M notes will be influenced by the rate at which principal on the assets is paid. Principal payments on assets may be in the form of monthly or bi-weekly payments or prepayments. For this purpose, the term prepayment includes repayments and liquidations due to default or other dispositions of assets. Prepayments on contracts and mortgage loans may be measured by a prepayment standard or model. The model we use in this prospectus supplement, the manufactured housing prepayment model ("MHP"), is based on an assumed rate of prepayment each month of the then unpaid principal balance of a pool of new contracts and mortgage loans. A prepayment assumption of 100% MHP assumes constant prepayment rates of 3.7% per year of the then unpaid principal balance of the contracts and mortgage loans in the first month of the life of the contracts and mortgage loans and an additional 0.1% per year in each month thereafter until the 24th month. Beginning in the 24th month and in each month thereafter during the life of all of the contracts and mortgage loans, 100% MHP assumes a constant prepayment rate of 6.0% per year.

      As used in the following tables, 100% MHP assumes the assets will prepay at rates of 100% of the MHP assumed prepayment rates; 125% MHP assumes the assets will prepay at rates of 125% of the MHP assumed prepayment rates; 150% assumes the assets will prepay at rates of 150% of the MHP assumed prepayment rates, and so forth.

      We cannot assure you, however, that prepayment of the assets owned by the trust will conform to any level of the MHP, and the depositor, the originator and the seller make no representation that the assets will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of manufactured housing contracts and mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates and the rate at which homeowners sell their manufactured homes and mortgaged properties or default on their contracts and mortgage loans. Increased competition among manufactured housing and mortgage lenders has had the effect of increasing the prepayment rates of manufactured housing contracts. Other factors affecting prepayment of assets include changes in obligors' housing needs, job transfers, unemployment and obligors' net equity in the manufactured homes and mortgage loans. In the case of assets secured by site-built homes, in general, if prevailing interest rates fall significantly below the interest rates on these assets, the assets are likely to be subject to higher prepayment rates than if prevailing interest rates remained at or above the rates borne by these assets. Conversely, if prevailing interest rates rise above the interest rates on the assets, the rate of prepayment would be expected to decrease.

      As described under "Description of the Notes -- Principal," payments of principal on the Class M-1 notes will not commence until the earlier of (1) the payment date on which aggregate note balance of the Class A notes has been reduced to zero or (2) the payment date in ______ 20__, so long as a trigger event is not in effect. This will have the effect of accelerating the amortization of the Class A notes while increasing the respective interest in the trust of the Class M notes. As described under "Description of the Notes -- Principal," payments of principal on the Class M-2 notes will not commence until the earlier of (a) the payment date on which Class A note balance and Class M-1 note balance have been reduced to zero or (b) the payment date in [_______ 20__], so long as a trigger event is not in effect. This will have the effect of accelerating the amortization of the Class A notes and Class M-1 notes while increasing the respective interest in the trust of the Class M-2 notes.

      The percentages and weighted average lives in the following tables were determined assuming the following (the "modeling assumptions") that:

            (1) scheduled interest and principal payments on the assets are received in a timely manner on their respective due dates and prepayments are made at the indicated percentages of the MHP listed in the table;

            (2) the servicer exercises its right to purchase the assets on the first possible date, as described under "Description of the Notes -- Optional Redemption;"

            (3) the aggregate principal balance of the initial assets as of the cut-off date is $[_______________] and the initial assets have the characteristics described under "The Asset Pool" and have their first scheduled payment due on or before [__________];

            (4) the additional assets and subsequent assets will have the characteristics listed in the table following this paragraph and will have their first scheduled payment due in [_____________], with respect to the additional assets, and [__________], with respect to the subsequent assets;

            (5) each class of notes has the approximate principal amount and the certificate rate shown for that class under "Summary of Prospectus Supplement";

            (6) no interest shortfalls will arise because of prepayment in full of the assets;

            (7)   no delinquencies or losses are experienced on the assets;

            (8) distributions are made on the certificates on the [fifteenth] day of each month, commencing in [_________];

            (9) the sum of the rates at which the indenture trustee fee, the owner trustee fee, servicing fee [and the backup servicing fee] for each payment date are calculated is [________]%;

            (10)  the notes are issued on [_______________]; and

            (11) the adjustable rate assets will have the characteristics listed in the table below captioned "Assumed Adjustable Rate Asset Characteristics".

      We cannot assure you that the servicer will exercise its purchase option. If the purchase option is not exercised, we cannot assure you that any auction of the trust estate will be successful.

      We make no representation that the assets will not experience delinquencies or losses or that the assets will experience losses at the respective rates assumed or at any other rates.

ASSUMED CHARACTERISTICS OF INITIAL ASSETS AND SUBSEQUENT ASSETS AS OF THE CUT-OFF DATE

      The following are the assumed characteristics of the initial assets as of the cut-off date:

               AGGREGATE          WEIGHTED AVERAGE        WEIGHTED AVERAGE
           PRINCIPAL BALANCE        ORIGINAL TERM          REMAINING TERM        WEIGHTED AVERAGE
ASSET         OUTSTANDING             (MONTHS)                (MONTHS)              ASSET RATE
-----         -----------             --------                --------              ----------
A
B
C
D
E

      The following are the assumed characteristics of the subsequent assets as of the cut-off date:

               AGGREGATE          WEIGHTED AVERAGE        WEIGHTED AVERAGE
           PRINCIPAL BALANCE        ORIGINAL TERM          REMAINING TERM        WEIGHTED AVERAGE
ASSET         OUTSTANDING             (MONTHS)                (MONTHS)              ASSET RATE
-----         -----------             --------                --------              ----------
A
B
C
D
E

                  ASSUMED ADJUSTABLE RATE ASSET CHARACTERISTICS

        AGGREGATE
        PRINCIPAL
         BALANCE                 REMAINING                            MONTHS
       OUTSTANDING                TERM TO                             TO NEXT   LIFETIME   PERIODIC               RESET
      AS OF THE CUT-   ASSET      MATURITY     SEASONING    GROSS      RATE       RATE       RATE               FREQUENCY
         OFF DATE       RATE      (MONTHS)     (MONTHS)     MARGIN    CHANGE      CAP         CAP      INDEX      MONTHS
         --------       ----      --------     --------     ------    ------      ---         ---      -----      ------
1.    $____________     ___%        ___           __         ___%       ___       ____%      ____%     [--]        ___

      It is not likely that assets will prepay at any constant percentage of the MHP to maturity or that all assets will prepay at the same rate. Investors are urged to make their investment decisions on a basis that includes their determination as to anticipated prepayment rates under a variety of the assumptions discussed herein.

      Based on the foregoing assumptions, the following tables show the percentages of the original principal balance of each class of offered certificates that would be outstanding after each of the distribution dates shown at the indicated percentages of the MHP and the corresponding weighted average lives of each class of notes.

      The weighted average life of each class of notes listed in the tables below is determined by (1) multiplying the amount of cash payments in reduction of the principal balance of the note by the number of years from the date of issuance of note to the stated payment date, (2) adding the results, and (3) dividing the sum by the initial principal balance of the note.

          PERCENTAGE OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS A-1
                   NOTES AT THE RESPECTIVE PERCENTAGES OF THE
                                MHP LISTED BELOW:

DISTRIBUTION                                100        125    150     175    200    250     300
DATE                                         %          %      %       %      %      %       %
------------                                ---        ---    ---     ---    ---    ---     ---
Initial Percentage.....................
[Month] [200[ ]].......................
[Month] [200[ ]].......................
[Month] [200[ ]].......................
Weighted Average Life (Years)..........

          PERCENTAGE OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS A-2
                   NOTES AT THE RESPECTIVE PERCENTAGES OF THE
                                MHP LISTED BELOW:

DISTRIBUTION                                100        125    150     175    200    250     300
DATE                                         %          %      %       %      %      %       %
------------                                ---        ---    ---     ---    ---    ---     ---
Initial Percentage.....................
[Month] [200[ ]].......................
[Month] [200[ ]].......................
[Month] [200[ ]].......................
[Month] [200[ ]].......................
Weighted Average Life (Years)..........

          PERCENTAGE OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS A-3
                   NOTES AT THE RESPECTIVE PERCENTAGES OF THE
                                MHP LISTED BELOW:

DISTRIBUTION                                100        125    150     175    200    250     300
DATE                                         %          %      %       %      %      %       %
------------                                ---        ---    ---     ---    ---    ---     ---
Initial Percentage.....................
[Month] [200[ ]].......................
[Month] [200[ ]].......................
[Month] [200[ ]].......................
[Month] [200[ ]].......................
[Month] [200[ ]].......................
Weighted Average Life (Years)..........

          PERCENTAGE OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS A-4
                   NOTES AT THE RESPECTIVE PERCENTAGES OF THE
                                MHP LISTED BELOW:

DISTRIBUTION                                100        125    150     175    200    250     300
DATE                                         %          %      %       %      %      %       %
------------                                ---        ---    ---     ---    ---    ---     ---
Initial Percentage.....................
[Month] [200[ ]].......................
[Month] [200[ ]].......................
[Month] [200[ ]].......................
[Month] [200[ ]].......................
[Month] [200[ ]].......................
[Month] [200[ ]].......................
[Month] [200[ ]].......................
[Month] [200[ ]].......................
[Month] [200[ ]].......................
[Month] [200[ ]].......................
[Month] [200[ ]].......................
Weighted Average Life (Years)..........

Use of a "*" in the table above denotes a value less than 0.5% but greater than zero.

          PERCENTAGE OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS M-1
                   NOTES AT THE RESPECTIVE PERCENTAGES OF THE
                                MHP LISTED BELOW:

DISTRIBUTION
DATE                                    100%     125%     150%    175%     200%     250%     300%
----                                    ----     ----     ----    ----     ----     ----     ----
Initial Percentage.................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
Weighted Average Life (Years)......

          PERCENTAGE OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS M-2
                   NOTES AT THE RESPECTIVE PERCENTAGES OF THE
                                MHP LISTED BELOW:

DISTRIBUTION
DATE                                    100%     125%     150%    175%     200%     250%     300%
----                                    ----     ----     ----    ----     ----     ----     ----
Initial Percentage.................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
[Month] [200[ ]]...................
Weighted Average Life (Years)......

                            DESCRIPTION OF THE NOTES

GENERAL DESCRIPTION OF THE NOTES

      The Origen Manufactured Housing Contract Trust Notes, Series 20__-_, will consist of the Class A-1 notes, the Class A-2 notes, the Class A-3 notes, the Class A-4 notes, the Class M-1 notes and the Class M-2 notes, each of which is being offered by this prospectus supplement.

      Payments on the offered notes will be made on each payment date which will be the [15th] day of each month, or, if that day is not a business day, on the next succeeding business day, beginning in ______ 20__.

      The owner trust certificates, which are not offered hereby, will only be entitled to payments after all required payments have been made on the offered notes.

      Each class of offered notes will have the initial note balances (subject to the permitted variance), and note rate as set forth in the table appearing in the summary of this prospectus supplement.

      The offered notes will be issued, maintained and transferred on the book-entry records of the Depository Trust Company, or "DTC", and its participants in minimum denominations of $25,000 and integral multiples of $1.00 in excess thereof. If the use of book-entry facilities for the offered notes is terminated, which may occur under the limited circumstances described under "Description of the Securities -- Book-Entry Procedures" in the prospectus, then any definitive notes issued in respect of the offered notes will be transferable and exchangeable at the offices of the indenture trustee designated for such purposes. No service charge will be imposed for any registration of transfer or exchange, but the indenture trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

      All payments to holders of the offered notes will be made by the indenture trustee to the persons in whose names such notes are registered at the close of business on each record date, which will be DTC or its nominee unless definitive notes are issued. The "record date" for each payment date (i) with respect to the offered notes will be the close of business on the business day immediately preceding such payment date (so long as the offered notes are book-entry notes) and (ii) with respect to any definitive notes, will be the close of business on the last business day of the month preceding the month in which such payment date occurs. Such payments will be made by wire transfer in immediately available funds to the account of each noteholder specified in writing to the indenture trustee at least five business days prior to the relevant record date by such holder of notes or, if such instructions are not received, then by check mailed to the address of each such noteholder as it appears in the note register. The final payment on any class of notes will be made in like manner, but only upon presentment and surrender of such notes at the offices of the indenture trustee designated for such purposes or such other location specified in the notice to noteholders of such final payment. As of the closing date, the indenture trustee designates the office of its agent located at c/o DTC Transfer Agent Services, 55 Water Street, Jeanette Park Entrance, New York, New York 10041 for such purposes.

REGISTRATION OF NOTES

      The offered notes will be book-entry notes (the "book-entry notes"). Persons acquiring beneficial ownership interests in the notes ("note owners") will hold their certificates through DTC in the United States, or Clearstream, Luxembourg or the Euroclear System in Europe if they are participants of those systems, or indirectly through organizations which are participants in those systems. The book-entry notes will be issued in one or more notes which equal the aggregate principal balance of the notes and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream, Luxembourg and JPMorgan Chase Bank will act as depositary for Euroclear. Except as described below, no person acquiring a book-entry note (each, a "beneficial owner") will be entitled to receive a physical note representing that note (a "definitive note"). Unless and until definitive notes are issued, it is anticipated that the only "noteholder" of the notes will be Cede & Co., as nominee of DTC. Note owners will not be noteholders as that term is used in the indenture. Note owners are only permitted to exercise their rights indirectly through participants and DTC. For more information, see "Description of the Securities -- Book-Entry Procedures" in the accompanying prospectus.

CONVEYANCE OF CONTRACTS AND MORTGAGE LOANS

      On the closing date, the seller will transfer the assets to the depositor, including all principal and interest received on the assets after the cut-off date. The depositor will transfer to the issuer all of its right, title and interest in the assets. The issuer will pledge the assets to the indenture trustee pursuant to the indenture.

      Any asset discovered not to agree with the asset schedule in a manner that is materially adverse to the interests of the holders of the offered certificates will be repurchased by the seller or the originator, or replaced with another asset, except that if the discrepancy relates to the principal balance of an asset, the seller or the originator may, under certain conditions, deposit cash in the certificate account in an amount sufficient to offset the discrepancy.

      The indenture trustee, or a custodian on its behalf, will hold [(i) in the case of the manufactured housing contracts, the original contracts and copies of documents and instruments relating to each contract and the security interest in the manufactured home and any real property relating to each contract, referred to herein as the contract file and (ii)] in the case of the mortgage loans and land-and-home contracts, the original mortgage and mortgage note, assignments of mortgage and other operative documents and instruments relating to each mortgage loan and the security interest in the mortgaged property securing any such mortgage loan, referred to herein as the trustee mortgage loan file. [The servicer will act as the custodian for the items identified in clause (i) above with respect to contracts.] With respect to each mortgage loan, the servicer will act as custodian of certain other documents and instruments relating to the mortgage loans including among other things the original hazard insurance policy, copies of all documents submitted to the mortgage insurer, for credit and underwriting approval, copies of the appraisal report made in connection with the origination of the mortgage loan and all other documents relating to such mortgage loan that would customarily be maintained in a mortgage loan file by the servicer in order to service the mortgage loan property. In order to give notice of the trustee's right, title and interest in and to the assets, a UCC1 financing statement identifying the trustee as the secured party and identifying all the assets as collateral will be filed in the appropriate office in the appropriate states. To the extent that the contracts do not constitute "chattel paper", "general intangibles" or "accounts" within the meaning of the UCC as in effect in the applicable jurisdictions or to the extent that the contracts do constitute chattel paper and a subsequent purchaser is able to take physical possession of the contracts without notice of the assignment to the trustee, the trustee's interest in the contracts could be defeated. See "Legal Aspects of Contracts and Mortgage Loans -- The Contracts" in the prospectus.

REPRESENTATIONS AND WARRANTIES REGARDING EACH CONTRACT

      Each of the seller and the originator will make certain representations and warranties to the trustee with respect to each contract sold by it, as of the Closing Date unless expressly stated otherwise, including the following:

                  (a) as of the cut-off date, the contract is not more than [59] days delinquent;

                  (b) no provision of the contract has been waived, altered or modified in any respect, except by instruments or documents identified in the related contract file;

                  (c) the contract is a legal, valid and binding obligation of the obligor and is enforceable in accordance with its terms, except as may be limited by laws affecting creditors' rights generally or by general equity principles;

                  (d) the contract is not subject to any right of rescission, set-off, counterclaim or defense;

                  (e) the manufactured home securing the contract is covered by hazard insurance described under "The Servicing Agreement - Hazard Insurance" in this prospectus supplement;

                  (f)   the contract was either:

                        (1) originated by the originator or a manufactured housing dealer acting, to the knowledge of the originator, in the regular course of its business and purchased on an individual basis by the originator or the seller in the ordinary course of its business; or

                        (2) originated or acquired by the seller or the originator in the ordinary course of its business.

                  (g) the contract was neither originated in nor is subject to the laws of any jurisdiction whose laws would make the transfer of the contract or an interest therein to the depositor pursuant to the asset purchase agreement unlawful;

                  (h) the contract, as cured when required, complies with all requirements of applicable law;

                  (i) the obligation set forth in the contract has not been satisfied or subordinated in whole or in part, nor has the contract been rescinded, and the manufactured home securing the contract has not been released from the lien of the contract;

                  (j) the contract creates a valid and enforceable, except as may be limited by laws affecting creditors' rights generally, first-priority security interest in favor of the originator or the seller in the manufactured home and real property securing the contract, if any;

                  (k) the security interest has been assigned to the indenture trustee, and, after the assignment, the indenture trustee has a valid and perfected first-priority security interest in the manufactured home and real property securing the contract, if any;

                  (l) immediately prior to the transfer of the contracts to the depositor, the seller owned the contract sold by it, free and clear of any encumbrance, equity, loan, pledge, charge, claim or security interest, and, immediately prior to the transfer of the contracts to the depositor, it was the sole owner thereof and had full right to transfer the contract to the depositor and, on the closing date, the indenture trustee will have a first priority perfected security interest in each asset;

                  (m) as of the cut-off date, there was no default, breach, violation or event permitting acceleration under the contract and no event which, with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event permitting acceleration, except payment delinquencies permitted by clause (a) above, and neither the originator nor the seller has waived any of the foregoing;

                  (n) as of the closing date, there were, to the knowledge of the originator, no liens or claims which have been filed for work, labor or materials affecting a manufactured home or real property securing the contract, if any, which are or may be liens prior to or equal with or subordinate to the lien of the contract;

                  (o)   the contract is a fully-amortizing loan;

                  (p) the contract contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for realization against the collateral of the benefits of the security;

                  (q) the information contained in the contract schedule with respect to the contract is true and correct;

                  (r)   there is only one original of the contract;

                  (s) the contract did not have a loan-to-value ratio at origination greater than 100%;

                  (t) the manufactured home related to the contract is not considered or classified as part of the real estate on which it is located under the laws of the jurisdiction in which it is located, unless it is subject to a Land-in-Lieu Contract or Land Home Contract or prohibited by state law, and as of the Closing Date the manufactured home is, to the knowledge of the originator, free of damage and in good repair;

                  (u) the related manufactured home is a "manufactured home" within the meaning of Section 5402(6) of Title 42 of the United States Code;

                  (v) the contract is secured by a "single family residence" within the meaning of Section 25(e)(10) of the Code; and

                  (w) no contract contained any provision providing for the payment of a prepayment fee or penalty upon the prepayment of a portion or all of the outstanding principal balance of that contract.

REPRESENTATIONS AND WARRANTIES REGARDING EACH MORTGAGE LOAN

      The seller and the originator will make certain representations and warranties to the trustee with respect to each mortgage loan sold by it, as of the Closing Date unless expressly stated otherwise, including the following:

                  (a) the information contained in the asset schedule with respect to mortgage loan is true and correct;

                  (b) neither the seller nor the originator has assigned any interest or participation in any mortgage loan other than as contemplated in the transfer instrument, any subsequent transfer instrument or the asset purchase agreement (or if any such interest or participation has been assigned it has been released or will be released prior to or concurrently with the transfer of such mortgage loan pursuant to the transfer instrument, any subsequent transfer agreement or the asset purchase agreement);

                  (c) the mortgage note for each mortgage loan delivered to the seller, the depositor or the indenture trustee is the original mortgage note and is the only mortgage note evidencing the mortgage loan that has been manually signed by the related obligor. As of the cut-off date, there is no default, breach, violation or event of acceleration existing under any of the mortgage loan documents transferred to the indenture trustee or any event that with notice and expiration of any grace or cure period would result in such a default, breach, violation or event of acceleration;

                  (d) as of the cut-off date, no monthly payment on any mortgage loan was more than [59] days delinquent;

                  (e) each mortgage note and mortgage executed and delivered by an obligor in connection with a mortgage loan has been duly executed and delivered by the related obligor and constitutes a legal, valid and binding obligation of such obligor, enforceable against such obligor in accordance with its terms, except as may be limited by laws affecting creditors' rights generally or by general equity principles;

                  (f) each mortgage securing a mortgage loan has been duly recorded in the appropriate governmental recording office in the jurisdiction where the related mortgaged property is located or has been submitted to such recording office for recordation;

                  (g) if the mortgage securing a mortgage loan does not name the originator or the seller as the beneficiary or mortgagee, then a valid assignment, in recordable form, assigning the mortgage to the originator or the seller, has been duly recorded (or has been sent for recordation) in the appropriate records depository for the jurisdiction in which the related mortgaged property is located, and the originator or the seller has delivered to the depositor or its designee seller the original of such assignment accompanied by appropriate evidence that such assignment has been duly recorded (or a copy thereof certified by the appropriate records depository to be a true and complete copy of the recorded assignment) or a copy of the original assignment together with a certificate from an officer of the originator or the seller certifying that such assignment has been sent for recordation in the appropriate records depository, but that such recorded assignment has not been returned to the originator or the seller;

                  (h) no mortgage loan has been modified in any material respect since the date of its origination and no mortgage loan is presently subordinated in whole or in part to any other lien, nor has the mortgaged property securing any mortgage loan been released in whole or in part from the lien of the related mortgage;

                        (i) each mortgage contains customary and enforceable provisions which render the rights and remedies of the holder thereof adequate for the realization of the holder's rights against the related mortgaged property in the event of a foreclosure or trustee's sale of such property. Upon default by an obligor on a mortgage loan and foreclosure on, or trustee's sale of, the related mortgaged property pursuant to proper procedures, the holder of the mortgage loan will be able to deliver good and merchantable title to the mortgaged property underlying that mortgage loan, except as may be limited by laws affecting creditors' rights generally or by general equity principles;

                  (j) In connection with the origination of each mortgage loan, the originator complied with all applicable federal, state and local laws and regulations, including but not limited to those related to consumer credit, equal credit opportunity, real estate settlement procedures, truth-in-lending and usury;

                  (k) any appraisal of the mortgaged property underlying each mortgage loan was made at the time the mortgage loan was originated by an appraiser who met the minimum qualifications of Fannie Mae or Freddie Mac for appraisers of conventional residential mortgage loans;

                  (l) the assignment of each mortgage delivered to the indenture trustee or its custodian constitutes a legal, valid and binding assignment of the mortgage and creates, or upon recordation will create, a valid first priority security interest in favor of the trustee in such mortgage or vests ownership of such mortgage in the trustee;

                  (m) the mortgage securing each mortgage loan creates a valid and enforceable first lien on the related mortgaged property subject only to permitted encumbrances as defined in the asset purchase agreement;

                  (n) there are no mechanic's or other liens against the related mortgaged property which are superior to or equal to the first lien of the related mortgage loan, except such liens that are expressly insured against by a title insurance policy;

                  (o) there are no delinquent taxes, governmental assessments or municipal charges due and owing as to any mortgaged property;

                  (p) all improvements located on a mortgaged property that were considered in determining the appraised value of such mortgaged property lie within the boundary lines of, and comply with building restrictions applicable to, the mortgaged property. There is no violation of applicable zoning laws or regulations with respect to any mortgaged property. No improvements on adjoining properties encroach upon any mortgaged property in any respect so as to affect adversely the value or marketability of the mortgaged property;

                  (q) pursuant to the terms of each mortgage, the related mortgaged property is insured by an insurer acceptable to Fannie Mae against loss by fire and such other risks as are usually insured against by the broad form of extended coverage hazard insurance policy as is from time to time available. Such mortgaged property also is insured against flood hazards if the mortgaged property is in an area identified by the Secretary of Housing and Urban Development or the Director of the Federal Emergency Management Agency as subject to special flood hazards (and if flood insurance is available for real properties located in the area in which such mortgaged property is located);

                  (r) each mortgage loan is secured by a fee simple estate (or, if the mortgaged property is located in Hawaii or Maryland, a leasehold estate) and the related mortgaged property consists of a parcel of real property with a single family residence or a two- to four-family dwelling erected thereon;

                  (s) each mortgage loan is covered by either (i) an attorney's opinion of title and abstract of title the form and substance of which is acceptable to Fannie Mae or (ii) a title insurance policy or other generally acceptable form of policy of insurance for the jurisdiction in which the related mortgaged property is located, issued by a title insurer qualified to do business in the jurisdiction where the related mortgaged property is located. No claims have been made under such title insurance policy, and no prior holder of the related mortgage, including the originator or the seller, has done, by act or omission, anything which would impair the coverage provided by such lender's title insurance policy;

                  (t) as of the date hereof, no property securitizing a mortgage loan is subject to foreclosure, litigation, bankruptcy or insolvency proceedings or any workout or foreclosure agreement, and, to the best of the seller's and the originator's knowledge, the filing of a bankruptcy or insolvency proceeding that would result in any mortgage loan becoming subject to bankruptcy or insolvency proceedings is not imminent.

      Under the terms of the asset purchase agreement, and subject to the seller's or the originator's option to effect a substitution as described in the last paragraph under this subheading, the seller or originator, each referred to as the responsible party, will be obligated to repurchase, at the price described below, within 60 days after the responsible party becomes aware, or after the responsible party's receipt of written notice from the trustee or the servicer, of a breach of any representation or warranty of the responsible party in the asset purchase agreement that materially and adversely affects the trust's interest in any asset, unless the seller's or originator's breach has been cured.

      Notwithstanding the previous paragraph, the responsible party will not be required to repurchase or substitute any contract relating to a manufactured home and real property securing the contract, if any, located in any jurisdiction on account of a breach of the representation and warranty that the trustee has a first priority perfected security interest in the manufactured home securing any contract solely on the basis of the failure by the responsible party to cause a notation to be made on any document of title relating to any such manufactured home or to execute any transfer instrument relating to any such manufactured home and real property securing the contract, if any, other than a notation or transfer instrument necessary to show the seller or the originator as lienholder or legal title holder, unless:

            (a) a court of competent jurisdiction has adjudged that, because of the failure to cause a notation, the trustee does not have a perfected first-priority security interest in the related manufactured home; or

            (b) (1) the servicer has received written advice of counsel to the effect that a court of competent jurisdiction has held that, solely because of a substantially similar failure on the part of a pledgor or assignor of manufactured housing contracts who has perfected the assignment or pledge of such manufactured housing contracts, a perfected first-priority security interest was not created in favor of the pledgee or assignee in a related manufactured home which is located in the same jurisdiction and which is subject to the same laws regarding the perfection of security interests therein applicable to the manufactured homes located in the jurisdiction; and

                  (2) the responsible party shall not have completed all appropriate remedial action with respect to the manufactured home within 180 days after receipt of the written advice of counsel.

      The servicer will have no ongoing obligation to seek advice with respect to the matters described in clause (b) above. However, the servicer is required to seek advice with respect to the matters described in clause (b) above whenever information comes to the attention of its counsel which causes its counsel to determine that a holding of the type described in clause (b)(1) might exist. If any counsel selected by the servicer informs the servicer that no holding of the type described in clause (b)(1) exists, the advice of counsel will be conclusive and binding on the parties to the pooling and servicing agreement pursuant to which a trustee has an interest in any contracts in the applicable jurisdiction as of the applicable date. If any holding described above which would give rise to a repurchase obligation on the part of the responsible party were to result from proceedings brought by a bankruptcy trustee of the responsible party, it is likely that the bankruptcy trustee would also reject the resulting repurchase obligation.

      The repurchase obligation described in this section " -- Conveyance of Contracts and Mortgage Loans" generally constitutes the sole remedy available to the trustee and the holders of the offered certificates for a breach of a representation or warranty under the asset purchase agreement with respect to the assets. The repurchase price for any asset will be equal to the remaining principal balance of the asset as of the beginning of the month of repurchase, plus accrued and unpaid interest from the due date with respect to which the obligor last made a payment to the due date occurring in the due period during which the asset is repurchased.

      In lieu of repurchasing an asset as specified in this section, the responsible party may, at its option, substitute an eligible substitute asset for the defective asset. The responsible party will be required to deposit in the collection account cash in the amount, if any, by which the principal balance of the defective asset as of the beginning of the month in which substitution takes place exceeds the principal balance of the asset for which it is being substituted as of the beginning of the month.

      An eligible substitute asset is an asset that, as of its date of substitution:

            - meets the representations and warranties in the asset purchase agreement,

            - has a principal balance that is not greater than the principal balance of the asset it is replacing,

            - has an asset rate that is at least equal to the asset rate of the asset it is replacing,

            - has a remaining term to scheduled maturity that is not greater than the remaining term to scheduled maturity of the asset it is replacing, and

            - meets any other requirements that may be specified in the asset purchase agreement.

PAYMENTS ON ASSETS; AMOUNTS AVAILABLE

      The servicer, on behalf of the trust, will establish and maintain, in the name of the trust, for the benefit of the noteholders, a "collection account". All payments from obligors on the contracts which the servicer receives, including principal prepayments and advance payments by obligors not constituting principal prepayments, must be paid into the collection account no later than two business days after receipt of the payment, except amounts received as payments of taxes or insurance or as late payment fees, extension fees, assumption fees or similar fees. These fees are included as part of the servicer's servicing fees. See "Servicing Agreement -- Servicing Compensation and Payment of Expenses" in this prospectus supplement. In addition, amounts paid by the originator for contracts repurchased as a result of breach of warranties under the contract purchase agreement, and amounts required to be deposited upon substitution of a contract because of breach of warranties, must be paid into the collection account. See "Description of the Notes -- Conveyance of Contracts and Mortgage Loans" in this prospectus supplement.

      On the fourth business day before each payment date, referred to herein as the "determination date", the servicer will determine the amount available to be remitted to the note payment account for payment to the notes for that payment date (without regard to any increase in the amount available from collections received during the current due period to remedy any deficiency in the interest payment amount) and shall report electronically such amount and any other information as described in the servicing agreement to the indenture trustee.

      The "amount available" on each payment date will generally include:

      (i) all payments of interest and principal, including all partial principal prepayments applied and all principal prepayments in full and interest thereon, collected by the servicer with respect to the contracts during the related due period,

      (ii) the repurchase price of each contract which, during the month preceding the related due period, the originator purchased under the contract purchase agreement on account of breaches of the originator's representations and warranties, plus

      (iii) all liquidation proceeds with respect to each contract that became a liquidated contract during the related due period.

      The amount available will be reduced by the following amounts:

      (i) amounts payable to the indenture trustee to reimburse it for any tax imposed on the trust and paid by the indenture trustee;

      (ii)  the monthly servicing fee for that payment date;

      (iii) liquidation expenses incurred and taxes and insurance on repossessed manufactured homes, advanced by the servicer for manufactured homes that are reimbursable to the servicer under the servicing agreement;

      (iv) reimbursement to the servicer in respect of nonrecoverable advances to the extent permitted under the servicing agreement;

      (v) that amount of collections received during the related due period and applied to remedy any deficiency in the interest payment amount and liquidation loss interest amounts due on any class of notes on the prior payment date; and

      (vi)  any amounts incorrectly deposited in the collection account.

      In addition, collections received after the end of the related due period and prior to the determination date, up to a limited amount, if any, as described in the servicing agreement or the indenture, will be available to the extent necessary to pay in full the interest payment amount and liquidation loss interest amounts due on such payment date to each class of notes.

      For any defaulted asset, "liquidation expenses" are out-of-pocket expenses incurred by the servicer in connection with the liquidation of the defaulted asset, including, without limitation, legal fees and disbursements.

      The "due period" for all payment dates will be the calendar month preceding the month in which such payment date occurs.

      One business day before each payment date, no later than 1:00 p.m. New York time, the servicer will remit the amount available to the note payment account. The indenture trustee will withdraw funds from the note payment account to make payments to noteholders.

      From time to time, as provided in the servicing agreement, the servicer will withdraw funds from the collection account for the purposes set forth in the servicing agreement.

PAYMENTS ON THE NOTES

      Each payment on a book-entry note will be paid to DTC or its nominee, which will credit the amount of the payment to the accounts of its participants in accordance with its normal procedures. Each participant will be responsible for disbursing the payment to the note owners that it represents and to each indirect participating brokerage firm for which it acts as agent. Each brokerage firm will be responsible for disbursing funds to the note owners that it represents. All credits and disbursements on a book-entry note are to be made by DTC and the participants in accordance with DTC's rules.

      The indenture trustee will send with each payment on a payment date to DTC or its nominee, a statement or statements compiled based on information provided by the servicer and describing the amount of the payment allocable to principal and the amount of the payment allocable to interest. These amounts will be expressed as a dollar amount per Class A or Class M note with a 1% percentage interest or per $1,000 denomination of Class A or Class M note.

PRIORITY OF PAYMENTS

      On each payment date, the indenture trustee will apply the amount available to make payments in the following order of priority:

            (1) the trustee fee and any indemnities and reimbursements (such indemnities and reimbursements subject to a cap of [$100,000] per annum) due to the indenture trustee;

            (2)   the monthly backup servicing fee to the backup servicer;

            (3) concurrently, to each Class of Class A notes, the related interest payment amount for that payment date, pro rata based on the interest payment amount each class is entitled to receive, with any shortfall in the amount available being allocated pro rata on that basis;

            (4) to the Class M-1 notes, the interest payment amount for the Class M-1 notes for that payment date;

            (5) to the Class M-2 notes, the interest payment amount for the Class M-2 notes for that payment date;

            (6) to the Class A notes, the Class A principal payment amount for that payment date sequentially in the following order of priority:

                  (i) to the Class A-1 notes, until the principal balance of the Class A-1 notes has been reduced to zero;

                  (ii) to the Class A-2 notes, until the principal balance of the Class A-2 notes has been reduced to zero;

                  (iii) to the Class A-3 notes, until the principal balance of the Class A-3 notes has been reduced to zero; and

                  (iv) to the Class A-4 notes, until the principal balance of the Class A-4 notes has been reduced to zero;

            (7)   to the Class M-1 notes as follows:

                  (i) the Class M-1 liquidation loss interest amount for such payment date;

                  (ii) the Class M-1 principal payment amount for such payment date;

            (8)   to the Class M-2 notes as follows:

                  (i) the Class M-2 liquidation loss interest amount for such payment date;

                  (ii) the Class M-2 principal payment amount for such payment date;

            (9) to the Class A-4 notes, the Class M-1 notes and the Class M-2 notes, in that order, the related available funds cap carry-forward amount for that payment date;

            (10) to the indenture trustee any indemnities and reimbursement for expenses incurred in excess of the amount set forth in (1) above, without regard to the annual cap on such amounts;

            (11)  to the owner trustee any reimbursement for expenses incurred;
                  and

            (12) remaining amounts to the holders of the owner trust certificates.

      Notwithstanding the prioritization of the payment of the Class A principal payment amount pursuant to clause (6) above, if the aggregate principal balance of the Class A notes exceeds the pool principal balance for that payment date, the payment pursuant to clause (6) above will be made pro rata based on the principal balances of the Class A notes.

      To the extent that available funds are paid, noteholders have no recourse for the issuer's failure to make payments due on the notes unless (i) the issuer fails to pay the interest payment amount due on any class and, if the Class A notes are no longer outstanding, the related liquidation loss interest amount due to the most senior class of notes outstanding, for a period of six consecutive payment dates or (ii) the issuer fails to pay the principal balance of any class on the related final stated maturity date.

INTEREST

      With respect to any payment date, each class of offered notes will be entitled to receive, in the order set forth above and subject to the availability of the amount available after prior payments, the related interest payment amount for that class accrued during the related interest period.

      Glossary of Terms -- Interest Payments

      With respect to each class of notes, the "interest payment amount" will be equal to the sum of

            (1) interest at the related note rate that accrued during the related interest accrual period on, in the case of the Class A notes, the related note balance and, in the case of the Class M notes, the related adjusted note balance,

            (2) any unpaid shortfall in interest owed to the notes pursuant to clause (1) on prior payment dates, and

            (3)   interest on the amount in clause (2) at the related note rate.

      With respect to each interest period, interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

      The "adjusted note balance" of any of the Class M-1 or Class M-2 notes as of any payment date will be the Class M-1 adjusted note balance and the Class M-2 adjusted note balance for that payment date, respectively. The adjusted note balance of any of the Class A notes as of any payment date will be the outstanding note balance of that class of notes.

      The "Class M-1 adjusted note balance" for any payment date will be the lesser of (i) the Class M-1 note balance as of the day immediately preceding that payment date and (ii) the pool principal balance for the previous payment date minus the Class A note balance as of the day immediately preceding that payment date.

      The "Class M-2 adjusted note balance" for any payment date will be the lesser of (i) the Class M-2 note balance as of the day immediately preceding that payment date and (ii) the pool principal balance for the previous payment date minus the sum of the Class A note balance and the Class M-1 note balance, in each case as of the day immediately preceding that payment date.

      The "Class A note balance" as of any payment date will be the sum of the Class A-1 note balance, the Class A-2 note balance, the Class A-3 note balance and the Class A-4 note balance.

      The "Class M-1 liquidation loss interest amount" for any payment date will be equal to the sum of

            (1) interest at the related note rate that accrued during the related interest period on the Class M-1 loss balance,

            (2) any unpaid shortfall in interest owed to the notes pursuant to clause (1) on prior payment dates, and

            (3)   interest on the amount in clause (2) at the related note rate.

      The "Class M-2 liquidation loss interest amount" for any payment date will be equal to the sum of

            (1) interest at the related note rate that accrued during the related interest period on the Class M-2 loss balance,

            (2) any unpaid shortfall in interest owed to the notes pursuant to clause (1) on prior payment dates, and

            (3)   interest on the amount in clause (2) at the related note rate.

      The "Class M-1 loss balance" on any payment date will be the outstanding note balance of the Class M-1 notes immediately preceding that payment date less the Class M-1 adjusted note balance for that payment date.

      The "Class M-2 loss balance" on any payment date will be the outstanding note balance of the Class M -2 notes immediately preceding that payment date less the Class M-2 adjusted note balance for that payment date.

      The "interest accrual period" for any payment date with respect to each class of notes, will be the calendar month preceding the month in which the payment date occurs.

      The "note balance" of any class of notes as of any payment date will be the original principal balance of that class less all amounts previously paid to holders of that class on account of principal.

      The "note rate" for (i) each class of Class A notes, other than the Class A-4 notes, will be the fixed rate listed on the cover of this prospectus supplement for the class of notes and (ii) the Class A-4 notes and each class of

Class M notes will be the lesser of (x) the fixed rate listed on the cover of this prospectus supplement for that class of notes and (y) the available funds rate for that payment date.

      The "available funds rate" for any payment date will be the rate per annum equal to the weighted average of the contract rates (weighted on the basis of the principal balance of the contracts as of the first day of the related due period), net of the rate at which the trustee fee, the servicing fee and the backup servicing are calculated, multiplied by a fraction the numerator of which is the pool principal balance for the immediately preceding payment date and the denominator of which is the sum of aggregate note balance of the Class A notes as of the day immediately prior to that payment date, the Class M-1 adjusted note balance for that payment date and the Class M-2 adjusted note balance for that payment date.

      The "available funds cap carry-forward amount" for the Class A-4 notes or a class of Class M notes and any payment date on which the note rate therefor is the available funds rate, will be the sum of

            (1) the excess, if any, of (a) the amount of interest accrued thereon for such payment date calculated pursuant to clause
                  (ii)(x) of the definition of note rate over (b) the amount of interest accrued thereon at the available funds rate for that payment date;

            (2) any unpaid shortfall in interest owed to the notes pursuant to clause (1) on prior payment dates; and

            (3)   interest on the amount in clause (2) at the related note rate.

PRINCIPAL

      Holders of each class of notes will be entitled to receive a payment of principal on each payment date, to the extent of the amount available in the note payment account on that date available for payment in the order described above under " -- Priority of Payments."

      Glossary of Terms -- Principal Payments

      The "Class A principal payment amount" for any payment date will equal the lesser of (i) required principal payment amount for that payment date and (ii) the Class A note balance as of the day immediately preceding that payment date less the Class A target balance for that payment date.

      The "Class M-1 principal payment amount" for any payment date will equal the lesser of (i) required principal payment amount for that payment date minus the Class A principal payment amount for that payment date and (ii) the Class M-1 note balance as of the day immediately preceding that payment date less the Class M-1 target balance for that payment date.

      The "Class M-2 principal payment amount" for any payment date will equal the lesser of (i) required principal payment amount for that payment date minus the Class A principal payment amount and the Class M-1 principal payment amount for that payment date and (ii) the Class M-2 note balance as of the day immediately preceding that payment date less the Class M-2 target balance for that payment date.

      The "Class A target balance" will equal (i) for each payment date prior to the stepdown date, on which a trigger event is in effect or on which the pool principal balance is less than or equal to [20% ]of the pool principal balance as of the cut-off date, zero and (ii) for each payment date on or after the stepdown date provided that a trigger event is not in effect and that the pool principal balance is greater than [20%] of the pool principal balance as of the cut-off date, the pool principal balance minus the greater of (x) __%% of the pool principal balance and (y) the overcollateralization target amount for that payment date; provided, however, that, in no event will the Class A target balance for any payment date be greater that the Class A note balance as of the day immediately preceding that payment date.

      The "Class M-1 target balance" will equal (i) for each payment date prior to the stepdown date, on which a trigger event is in effect or on which the pool principal balance is less than or equal to 20% of the pool principal balance as of the cut-off date, zero and (ii) for each payment date on or after the stepdown date provided that a trigger event is not in effect and that the pool principal balance is greater than [20%] of the pool principal balance as of the cut-off date, (1) the pool principal balance minus the greater of (x) ____% of the pool principal balance and (y) the overcollateralization target amount for that payment date minus (2) the Class A target balance for that payment date; provided, however, that, in no event will the Class M-1 target balance for any payment date be greater that the Class M-1 note balance as of the day immediately preceding that payment date.

      The "Class M-2 target balance" will equal (i) for each payment date prior to the stepdown date, on which a trigger event is in effect or on which the pool principal balance is less than or equal to [20%] of the pool principal balance as of the cut-off date, zero and (ii) for each payment date on or after the stepdown date provided that a trigger event is not in effect and that the pool principal balance is greater than [20%] of the pool principal balance as of the cut-off date, (1) the pool principal balance minus the greater of (x) ____ of the pool principal balance and (y) the overcollateralization target amount for that payment date minus (2) the sum of the Class A target balance and the Class M-1 target balance for that payment date; provided, however, that, in no event will the Class M-2 target balance for any payment date be greater that the Class M-2 note balance as of the day immediately preceding that payment date.

      A "liquidated contract" is a defaulted contract as to which all amounts that the servicer expects to recover through the date of disposition of the manufactured home have been received.

      The "overcollateralization target amount" will be (i) for each payment date prior to the stepdown date, ______ of the pool principal balance as of the cut-off date, (ii) for each payment date on or after the stepdown date provided a trigger event is not in effect, the lesser of (x) ______of the pool principal balance as of the cut-off date and (y) the greater of (1) ______of the pool principal balance for that payment date and (2) approximately $______, and (iii) for each payment date on or after the stepdown date and on which a trigger event is in effect, the overcollateralization target amount for the immediately preceding payment date. Notwithstanding the foregoing, on any payment date on which the pool principal balance is less than or equal to [20]% of the pool principal balance as of the cut-off date, the overcollateralization target amount will equal 100% of the then-current pool principal balance.

      The "pool principal balance" as of any payment date will be the aggregate of the Principal balances of assets outstanding at the end of the related due period.

      The "principal balance" of an asset as of any payment date is the unpaid principal balance of the asset on the cut-off date less any principal collected with respect to that asset prior to the last day of the related due period.

      The "required principal payment amount" for any payment date will be the amount by which (i) the sum of the note balances of the Class A and Class M notes, as of the day immediately preceding that payment date, exceeds (ii) the pool principal balance as of that payment date minus the overcollateralization target amount for that payment date.

      The "stepdown date" will be the earlier to occur of (i) the payment date in [March 20__] or (ii) the first payment date after which the aggregate note balance of the Class A notes has been reduced to zero.

      A "trigger event" will be in effect with respect to any payment date if:

      (i) the average sixty-day delinquency ratio test, as defined in the servicing agreement, as of the payment date exceeds _____%;

      (ii) the aggregate of realized losses incurred since the cut-off date and as of the payment date exceed the following percentages of the aggregate principal balance of the contracts as of the cut-off date: payment dates commencing [_____ 20__] to and including [_____ 20__], ____%, payment dates commencing [_____ 20__] to and including [_____ 20__] , _____%, payment dates commencing [_____ 20__] to and including [_____ 20__] , _____% and each payment date thereafter, _____%;

      (iii) the current realized loss ratio, as defined in the servicing agreement, as of the payment date exceeds ____%.

SUBORDINATION OF CLASS M NOTES

      The rights of the holders of the Class M-1 notes and the Class M-2 notes to receive payments on the contracts in the trust will be subordinated to the rights of the Class A noteholders, as described in this section. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class A notes of the full amount of their scheduled monthly payments of principal and interest and to afford these holders protection against losses on liquidated contracts. The protection afforded to the Class A noteholders by means of the subordination feature will be accomplished by the preferential right of the Class A noteholders to receive on any payment date the amount of interest due on the Class A notes, including any interest due on a prior payment date but not received, prior to any payment being made on a payment date in respect of interest on the Class M notes. Thereafter, any remaining amount available in the note payment account will be applied to the payment of interest due on the Class M-1 notes and then to the Class M-2 notes.

      In addition, the rights of the holders of the Class M-1 noteholders to receive payments will be senior to the rights of the Class M-2 noteholders. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class M-1 notes of the full amount of their scheduled monthly payments of principal and interest and to afford the holders protection against losses on liquidated contracts. The protection afforded to the Class M-1 noteholders by means of the subordination feature will be accomplished by the preferential right of the Class M-1 noteholders to receive, prior to any payment being made on a payment date on the Class M-2 notes, the amount of principal and interest due to them on each payment date out of the remaining amount available on deposit on that date in the collection account and by the right of the Class M-1 noteholders to receive future payments on the contracts that would otherwise be payable to the holders of Class M-2 notes.

      As described below, if the liquidation proceeds, net of related liquidation expenses, from a liquidated contract are less than its principal balance plus accrued interest, the deficiency will, in effect, be absorbed by the overcollateralization amount. To the extent the overcollateralization amount on that payment date is not sufficient to absorb such deficiency, that deficiency will result in a reduction to the Class M-2 adjusted note balance and then, if the Class M-2 note balance is less than such deficiency, a reduction to the Class M-1 adjusted note balance. Consequently, but for the effect of the overcollateralization amount, the Class M-2 noteholders will absorb:

            - all losses on each liquidated contract in the amount by which its liquidation proceeds, net of the related liquidation expenses, are less than its unpaid principal balance plus accrued and unpaid interest less the monthly servicing fee; and

            -     all delinquent payments on the contracts.

OVERCOLLATERALIZATION

      On the closing date, the aggregate principal balance of the contracts as of the cut-off date will exceed the aggregate original principal balances of the notes by approximately $__________, or approximately _____% of the aggregate cut-off date principal balance of the contracts included in the trust as of the closing date. On any payment date prior to the stepdown date or on which a trigger event is in effect, the Class A noteholders will receive 100% of the principal collections and excess interest on the contracts, as described under "Description of the Notes -- Priority of Payments" and " -- Principal". This will have the effect of accelerating the amortization of the notes relative to the amortization of the contracts and thereby increasing the overcollateralization amount. Once the overcollateralization target amount is reached or is permitted to step down, a portion of the principal collections and excess interest that would otherwise have been paid to the holders of the notes will be distributed to the owner trust certificates. The step down of the overcollateralization target amount will have the effect of decelerating the amortization of the notes relative to the amortization of the contracts and thereby decreasing the overcollateralization amount

      With respect to any payment date, the "overcollateralization amount" will be the excess of the pool principal balance for that payment date over the aggregate of the note balances of the offered notes.

      In addition, beginning on the first payment date after the first payment date on which the servicer can exercise its option to repurchase all contracts, the noteholders will also receive an additional payment in respect of principal, to the extent there is an amount available remaining after payment of all interest and principal on the notes, the trustee fee to the indenture trustee, the backup servicing fee to the backup servicer and the monthly servicing fee to the servicer for that payment date. These additional principal payments will be paid on the various classes of notes in the manner described under "Description of the Notes -- Priority of Payments." If the overcollateralization amount is reduced by losses on the contracts, as described under " -- Losses on Liquidated Contracts" below, the overcollateralization amount will be restored to the overcollateralization target amount as the amount available in the collection account on subsequent payment dates is sufficient to pay shortfalls in the required principal payments for prior payment dates.

LOSSES ON LIQUIDATED CONTRACTS

      In the event the amount available in the payment account for any payment date is insufficient to pay the full required principal payment amount for that payment date to the noteholders, the overcollateralization amount would be reduced by the amount of that deficiency. If the overcollateralization amount were reduced to zero, further losses and delinquencies, including reductions in the principal balances of defaulted contracts as a loss mitigation effort by the servicer, would cause the aggregate outstanding principal balance of the notes to be greater than the pool principal balance. If this occurs, the amount of the deficiency, which we refer to as the "liquidation loss amount," will result in a reduction first, of the adjusted note balance with respect to the Class M-2 notes and, then, if the note balance of the Class M-2 notes is less than such liquidation loss amount, a reduction of the adjusted note balance of the Class M-1 notes. If the adjusted note balance of a class of notes is reduced by a liquidation loss amount, interest accruing on that class will be calculated on the lower, adjusted note balance of that class. The interest accruing on that class's liquidation loss amount each month, plus interest at the applicable note rate on any liquidation loss interest amount due on a prior payment date but not paid, will be paid to the noteholders of that class from the amount available for that payment date prior to the payment of principal on that class and prior to any payment of principal on a subordinate class. However, once a liquidation loss amount is incurred there will not be enough principal and interest on the contracts to pay first to the Class M-2 notes, then the Class M-1 notes and under certain loss scenarios, the Class A notes all principal amounts to which such notes are then entitled. Consequently, but for the effect of the overcollateralization amount, first the Class M-2 noteholders, then the Class M-1 noteholders and then the Class A noteholders will absorb all losses on each liquidated contract in the amount by which its liquidation proceeds, net of the related liquidation expenses, are less than its unpaid principal balance plus accrued and unpaid interest less the monthly servicing fee and will incur a loss on their investments.

OPTIONAL REDEMPTION

      The servicing agreement will provide that on any payment date on which the pool principal balance is less than or equal to [20%] of the aggregate cut-off date principal balance of the assets, the servicer will have the right to purchase all outstanding assets at a price equal to the greater of:

      (a) the sum of: (i)100% of the principal balance of each asset, other than any asset as to which the related manufactured home has been repossessed and whose fair market value is included in clause (ii) hereof, and (ii) the fair market value of any acquired property, as determined by the servicer; and

      (b) the aggregate fair market value, as determined by the servicer, of all of the assets of the trust,

plus, in each case, any unpaid interest payment amounts on each class of notes.

      The purchase price deposited by the servicer will be paid to all outstanding noteholders on the payment date occurring in the month following the date of purchase. The servicer must give the indenture trustee and DTC at least 30 days' prior notice of its intent to exercise this option.

      [If the servicer does not exercise this purchase option, then on the next payment date the indenture trustee, or an agent on its behalf, will begin an auction process to sell the assets and the other trust assets at the highest possible price, but the indenture trustee cannot sell the trust assets and liquidate the trust unless the proceeds of that sale are expected to be sufficient to pay the aggregate unpaid principal balance of the notes plus all accrued and unpaid interest payment amounts on the notes. In conducting such auction, the indenture trustee shall solicit good faith bids for the contracts and the other trust assets from no more than three (3) parties or, if three (3) bidders cannot be located, then from as many bidders as the indenture trustee can locate; provided that, at the indenture trustee's request, the seller shall supply the indenture trustee with the names of parties from whom to solicit such bids; and provided, further, that the indenture trustee shall not be responsible if less than three (3) or no bidders submit bids for the contracts and the other trust assets. The seller or an affiliate may participate in the auction. The indenture trustee will be permitted under the indenture to hire an agent, at the expense of the trust, to perform the auction. If the auction of the trust property is not successful because the highest bid received was too low, then on each payment date after that all of the amount available remaining after payments of interest and principal due on all notes and payment of the monthly servicing fee will be used to make additional payments of principal on the outstanding Class A notes, pro rata based on the principal balance of such notes after giving effect to payments of principal on that payment date, until the principal balance of those classes are reduced to zero. After the payments described in the preceding sentence, any remaining amount available will be used to make additional payments on the outstanding Class M notes, sequentially. In addition, the indenture trustee will continue to conduct an auction of the contracts every third month after that, until an acceptable bid is received for the trust property. The servicer's purchase option will expire upon the indenture trustee's acceptance of a qualifying bid.]

                                   THE ISSUER

      Origen Manufactured Housing Contract Trust [20___-___] is a statutory trust to be formed under the laws of the State of Delaware pursuant to the "trust agreement", dated as of _______, 20__, among the depositor, the owner trustee and the note registrar for the transactions described in this prospectus supplement. The trust agreement and the amended and restated trust agreement constitute the "governing instrument" under the laws of the State of Delaware relating to statutory trusts. After its formation, the issuer will not engage in any activity other than (i) acquiring and holding the contracts and the proceeds therefrom, (ii) issuing the offered notes and the "owner trust certificates" evidencing 100% of the ownership interest in the issuer, (iii) making payments on the offered notes and the "owner trust certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. The issuer is not expected to have any significant assets other than the trust estate pledged as collateral to secure the offered notes. The assets of the issuer will consist of the contracts pledged to secure the notes. The issuer's principal offices are in Wilmington, Delaware, in care of [_____________________], as owner trustee.

                                THE OWNER TRUSTEE

      ___________________ is the "owner trustee" under the trust agreement. The owner trustee is a Delaware banking corporation and its principal offices are located in Wilmington, Delaware.

      Neither the owner trustee nor any director, officer or employee of the owner trustee will be under any liability to the issuer or the noteholders under the trust agreement under any circumstances, except for the owner trustee's own misconduct, gross negligence and bad faith or in the case of the inaccuracy of certain representations made by the owner trustee in the trust agreement. The owner trustee has not participated in the preparation of this prospectus supplement and has assumed no responsibility for its contents. The owner trustee's sole duties and liabilities with respect to the notes are limited to the express duties and liabilities of the owner trustee as set forth in the trust agreement. All persons into which the owner trustee may be merged or with which it may be consolidated or any person resulting from such merger or consolidation shall be the successor of the owner trustee under the trust Agreement.

      The principal compensation to be paid to the owner trustee in respect of its obligations under the trust agreement will be the owner trustee fee as set forth in a separate fee agreement as referenced the indenture. The fees payable to the owner trustee and the indenture trustee are collectively referred to in this prospectus supplement as the trustee fee.

                               SERVICING AGREEMENT

      The servicer will service the assets pursuant to the terms of a "servicing agreement," dated as of __________, 20__, among the servicer, the depositor, the originator, the issuer [, the backup servicer] and the indenture trustee. The servicer will make reasonable efforts to collect all payments called for under the assets and will, consistent with the servicing agreement, follow those collection procedures it follows from time to time with respect to the manufactured housing installment sale contracts and installment loan agreements and mortgage loans in its servicing portfolio comparable to the assets. Consistent with the above, the servicer may in its discretion waive any late payment charge or any assumption or other fee or charge that may be collected in the ordinary course of servicing the assets.

      With respect to the assets, the servicer may arrange with a borrower a schedule for the payment of interest due and unpaid for a period, provided that any such arrangement is consistent with the servicer's policies with respect to the manufactured housing installment sale contracts and installment loan agreements and mortgage loans it owns or services. In addition, the servicer may agree to a reduction in the principal balance of a defaulted asset or the interest rate thereon to the extent it determines that such a reduction is likely to maximize proceeds collected from such asset. Any such reduction in the principal balance or interest rate will have the same effect as a liquidation loss.

SERVICING ADVANCES

      The servicer will not be obligated to make advances for delinquent scheduled payments of principal or interest on the assets. The servicer will be obligated under the servicing agreement to make advances, to the extent it deems them recoverable out of liquidation proceeds or late collections, in respect of certain taxes and insurance premiums not paid by an obligor under an asset on a timely basis and in respect of expenses incurred in connection with the repossession or foreclosure of a manufactured home and legal and other costs incurred by the servicer in an effort to cure defaulted contracts. Upon the determination by the servicer that such an advance made by the servicer is nonrecoverable from late payments, liquidation proceeds or otherwise (a "nonrecoverable advance") the servicer will be entitled to reimburse itself out of funds in the collection account for the amount of that Nonrecoverable advance. Without limiting the generality of the foregoing, expenses incurred by the servicer in connection with a defaulted asset which is subsequently reinstated, worked out, or otherwise cured, shall be reimbursable to the servicer as nonrecoverable advances at the time the default is cured, out of collections in the trust, and such reimbursements shall reduce the amount available to make payments to noteholders.

HAZARD INSURANCE

      The contracts and mortgages provide that the obligor is required to insure the manufactured home securing the asset against physical damage for the term of the contract at the obligor's expense. The minimum coverage required is broad form comprehensive in an amount equal to the lesser of the actual value of the manufactured home or the unpaid principal balance of the contract. The insurance policy must have a clause naming the originator, as loss payee. The contract allows the originator or the servicer to obtain (force place) the minimum coverage required should the obligor not maintain that level of insurance. If insurance is force placed, the seller/servicer notifies the obligor of the amount and establishes a receivable for the policy premium with interest accruing at the contract rate, to be repaid in monthly installments.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

      With respect to each due period, the servicer will be entitled to receive from interest payments in respect of the assets a portion of the interest payments as a monthly servicing fee in the amount equal to [1.25%] per annum, the "servicing fee rate", on the principal balance of each asset as of the first day of that due period plus any unpaid monthly servicing fees from prior payment dates. All assumption fees, late payment charges and other fees and charges, to the extent collected from obligors, will be retained by the servicer as additional servicing compensation.

      [With respect to each due period, for so long as it is acting as backup servicer, the backup servicer will receive from interest payments in respect of the assets a portion of the interest payments as a backup servicing fee as provided in the servicing agreement.]

      The servicer's right to reimbursement for unreimbursed servicing advances is limited to late collections on the related asset or otherwise relating to the assets in respect of which such unreimbursed amounts are owed. The servicer's right to those reimbursements is prior to the rights of noteholders. However, if any Servicing Advance is determined by the servicer to be non-recoverable from such sources, the amount of that nonrecoverable advances may be reimbursed to the servicer from any and all amounts received with respect to the any of the assets.

[THE BACKUP SERVICER

      The information set forth in the following paragraph has been provided by __________________ referred to as [_______] in this prospectus supplement. None of the depositor, the seller, the servicer, the indenture trustee, the owner trustee, the underwriter or any of their respective affiliates have made or will make any representation as to the accuracy or completeness of this information.

      [_______] will act as backup servicer under the servicing agreement [_______] servicing headquarters are located at [_______]. [_______] is engaged in the acquisition, origination and servicing of manufactured housing installment sale contracts and installment loan agreements similar to those in the contract pool. [_______] has previously purchased manufactured housing installment sale contracts and installment loan agreements from the seller. For its services as backup servicer, [___________] will be entitled to a backup servicing fee which will be payable monthly as set forth under "Description of the Notes -- Priority of Payments."]

EVIDENCE AS TO COMPLIANCE

      The servicing agreement will provide for delivery on or before the fifteenth day of the third month following the end of the servicer's fiscal year, beginning in [20__], to the indenture trustee, the depositor and the rating agencies of an annual statement signed by an officer of the servicer to the effect that the servicer has fulfilled its material obligations under the servicing agreement throughout the preceding fiscal year, except as specified in that statement.

      On or before [_______] of each year, beginning in [20__], the servicer will furnish a report prepared by a firm of nationally recognized independent public accountants (who may also render other services to the servicer or the depositor) to the indenture trustee, the depositor and the rating agencies to the effect that such firm has examined documents and the records relating to servicing of the contracts and that firm's conclusion with respect to that review.

MATTERS REGARDING THE ORIGINATOR, THE DEPOSITOR, SELLER, AND SERVICER

      The servicing agreement will provide that the servicer may not resign from its obligations and duties thereunder, except in connection with a permitted transfer of servicing, unless (1) those duties and obligations are no longer permissible under applicable law as evidenced by an opinion of counsel delivered to the indenture trustee, or (2) [in the case of the backup servicer, the backup servicer is not paid the fees/reimbursable amounts due and payable to the backup servicer under the servicing agreement] or (3) upon the satisfaction of the following conditions: (a) the servicer has proposed a successor servicer to the indenture trustee in writing and the proposed successor servicer is reasonably acceptable to the indenture trustee; and (b) the rating agencies have confirmed to the indenture trustee that the appointment of the proposed successor servicer as the servicer will not result in the reduction or withdrawal of the then current rating of the offered notes. No resignation will become effective until the backup servicer or another successor servicer has assumed the servicer's obligations and duties as provided in the servicing agreement.

      The servicer will be permitted to perform any of its duties and obligations under the servicing agreement through one or more subservicers or delegates, which may be affiliates of the servicer. Notwithstanding any such arrangement, the servicer will remain liable and obligated to the indenture trustee and the noteholders for the servicer's duties and obligations under the servicing agreement, without any diminution of such duties and obligations and as if the servicer itself were performing such duties and obligations.

      The servicing agreement provides that the servicer will indemnify the trust, the owner trustee and the indenture trustee, its employees, officers, agents and directors from and against any loss, liability, expense, damage or injury suffered or sustained as a result of the servicer's willful misconduct, bad faith or negligence in connection with the servicing and administration of the contracts. The servicing agreement will provide that none of the depositor, the seller, the servicer nor the backup servicer, nor their directors, officers, employees or agents will be under any other liability to the trust, the indenture trustee, the noteholders or any other person for any action taken or for refraining from taking any action pursuant to the servicing agreement; provided that neither the depositor, the seller, the servicer nor the backup servicer will be protected against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence of the depositor, the seller, the servicer nor the backup servicer, as the case may be, in the performance of its duties under the servicing agreement or by reason of reckless disregard of its obligations thereunder. In addition, the servicing agreement will provide that neither the servicer nor the backup servicer will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the servicing agreement. The servicer may, in its sole discretion, undertake any such legal action which it may deem necessary or desirable with respect to the servicing agreement and the rights and duties of the parties to the servicing agreement and the interest of the noteholders under the servicing agreement.

      Any entity into which the servicer may be merged or consolidated, or any entity resulting from any merger, conversion or consolidation to which the servicer shall be a party, or any entity succeeding to the business of the servicer shall be the successor of the servicer under the servicing agreement, without the execution or filing of any paper or any further act on the part of any of the parties to the servicing agreement, anything in the servicing agreement to the contrary notwithstanding.

SERVICER EVENTS OF DEFAULT

      Any of the following will constitute a "servicer event of default" under the servicing agreement: (1) any failure by the servicer to deposit in the note payment account any deposit required to be made under the servicing agreement, which failure continues unremedied for one Business Days after the giving of written notice of such failure to the servicer by the indenture trustee, or to the servicer and the indenture trustee by noteholders holding notes evidencing a Percentage Interest in the trust of at least 25%; (2) any failure by the servicer duly to observe or perform in any material respect any other of its covenants or agreements in the servicing agreement which continues unremedied for 30 days after the giving of written notice of the failure to the servicer by the indenture trustee, or to the servicer and the indenture trustee by any noteholders holding notes evidencing a Percentage Interest in the trust of at least 25%; (3) events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings relating to the servicer and certain actions by the servicer indicating insolvency, reorganization or inability to pay its obligations (an "insolvency event"); and (4) so long as the originator is an affiliate of the servicer, any failure of the originator to repurchase or substitute eligible substitute contracts for defective contracts as required pursuant to the contract purchase agreement or the servicing agreement.

RIGHTS UPON A SERVICER EVENT OF DEFAULT

      So long as a servicer event of default remains unremedied, either the indenture trustee or noteholders holding notes evidencing at least 51% of the percentage interests in the notes in the aggregate, may terminate all of the rights and certain obligations of the servicer under the servicing agreement and in and to the contracts, whereupon the collection and servicing responsibilities of the servicer shall be transferred to the backup servicer as provided in the servicing agreement and the [backup servicer will be entitled to similar compensation arrangements; provided, however, that the backup servicer shall not be liable for acts or omissions of any prior servicer, the depositor, the seller or the indenture trustee. In the event that the [backup] servicer would be obligated to succeed the servicer but is unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of] a servicer with all licenses and permits required to perform its obligations under the servicing agreement and having a net worth of at least $50,000,000. Pending that appointment, the [backup] [successor] servicer will be obligated to act in such capacity unless prohibited by law; provided, however, that the [backup] [successor] servicer shall not be liable for any failure to act in such capacity that results from the act or omission of any predecessor servicer, including, without limitation, any failure of the [backup] [successor] servicer to timely provide the indenture trustee with information or funds required to be delivered timely or any failure by the servicer to cooperate with a transfer of such servicer responsibilities. The successor servicer will be entitled to receive the same compensation that the servicer would otherwise have received or lesser compensation as the indenture trustee and the successor may agree. A receiver or conservator for the servicer may be empowered to prevent the termination and replacement of the servicer if the only servicer event of default that has occurred is an Insolvency Event.

AMENDMENT

      The servicing agreement may be amended from time to time by the originator, the issuer, the servicer, the depositor and the indenture trustee, without the consent of the noteholders, to cure any ambiguity, to correct or supplement any provisions therein which may be inconsistent with any other provisions of the servicing agreement, to add to the duties of the depositor or the servicer to comply with any requirements imposed by the Code or any regulation under the Code, or to add or amend any provisions of the servicing agreement as required by the rating agencies in order to maintain or improve any rating of the offered notes (it being understood that; after obtaining the ratings in effect on the closing date, none of the depositor, the originator, the indenture trustee nor the servicer is obligated to obtain, maintain, or improve any such rating) or to add any other provisions with respect to matters or questions arising under the servicing agreement which shall not be inconsistent with the provisions of the servicing agreement, provided that, in each case, such action will not, as evidenced by an opinion of counsel, materially and adversely affect the interests of any noteholder; provided, that any such amendment will not be deemed to materially and adversely affect the noteholders and no such opinion will be required to be delivered if the person requesting such amendment obtains a letter from the rating agencies stating that such amendment would not result in a downgrading of the then current rating of the offered notes. The servicing agreement may also be amended from time to time by the seller, the issuer, the servicer, the depositor and the indenture trustee, with the consent of noteholders evidencing at least 51% of the percentage interests of each class affected thereby (or 51% of the percentage interests of all classes if all classes are affected) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the servicing agreement or of modifying in any manner the rights of the noteholders, provided that no such amendment will (1) reduce in any manner the amount of, or delay the timing of, collections of payments on the notes or payments which are required to be made on any note without the consent of the noteholder or (2) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the holders of all offered notes then outstanding.

                                  THE INDENTURE

GENERAL

      The offered notes will be issued under an "indenture", to be dated as of ________, 20__, between the issuer and the indenture trustee, a form of which is filed as an exhibit to the registration statement. A Current Report on Form 8-K relating to the offered notes containing a copy of the indenture, trust agreement and servicing agreement as executed will be filed by the depositor with the Securities and Exchange Commission within fifteen days of the initial issuance of the offered notes. The trust estate pledged to the indenture trustee pursuant to the indenture will consist of (i) all right, title and interest in the assets and all related documents; (ii) all payments on or collections in respect of the assets due after the cut-off date, together with any proceeds of the asset s; (iii) any mortgaged properties acquired on behalf of noteholders by foreclosure or by deed in lieu of foreclosure, and any revenues received on these mortgaged properties; (iv) the rights of the indenture trustee under all insurance policies required to be maintained under the servicing agreement; and
(v) the rights of the depositor under the asset purchase agreement and all rights under the servicing agreement.

      Reference is made to the prospectus for important information in addition to that set forth in this prospectus supplement regarding the trust estate, the terms and conditions of the indenture and the trust agreement and the offered notes. The depositor will provide to a prospective or actual noteholder without charge, on written request, a copy of the indenture and trust agreement.

THE INDENTURE TRUSTEE

      The indenture trustee may resign at any time in which event the issuer will be obligated to appoint a successor indenture trustee for the offered notes or such class of offered notes within the period specified in the indenture. The indenture trustee also may be removed at any time by noteholders representing more than 50% of the aggregate note balance of the offered notes if the indenture trustee ceases to be eligible to continue as such under the indenture or if the indenture trustee becomes incapable of acting, bankrupt, insolvent or if a receiver or public officer takes charge of the indenture trustee or its property. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee will not become effective until acceptance of the appointment by the successor indenture trustee.

EVENTS OF DEFAULT

      Notwithstanding the prospectus, an "event of default" under the indenture with respect to the offered notes is as follows: (a) the failure of the issuer to pay the interest payment amount due on any class and, if the Class A notes are no longer outstanding, the related liquidation loss interest amount due on the most senior class of notes outstanding, for a period of [30 days]; (b) the failure of the issuer to pay the principal of any note in full by its last scheduled payment date; (c) a default by the issuer in the observance of certain negative covenants in the indenture; (d) a default by the issuer in the observance of any other covenant of the indenture, and the continuation of any such default for a period of thirty days after notice to the issuer by the indenture trustee or by the holders of at least 25% of the aggregate note balance of the offered notes, as applicable; (e) any representation or warranty made by the issuer in the indenture or in any offered note or other writing delivered pursuant thereto having been incorrect in a material respect as of the time made, and the circumstance in respect of which such representation or warranty is incorrect not having been cured within thirty days after notice thereof is given to the issuer by the indenture trustee or by the holders of at least 25% of the aggregate note balance of the offered notes, as applicable; or
(f) certain events of bankruptcy, insolvency, receivership or reorganization of the issuer.

RIGHTS UPON EVENT OF DEFAULT

      In case an event of default should occur and be continuing with respect to the offered notes, then (in every such case) the indenture trustee, at the written direction of the noteholders representing at least 66-2/3% of the aggregate note balance of the notes then outstanding will declare the principal of the offered notes, together with accrued and unpaid interest payment amounts thereon through the date of acceleration, to be due and payable. Such declarations in respect of the offered notes may under certain circumstances be rescinded by the noteholders representing not less than 66-2/3% of the aggregate note balance of the notes then outstanding.

      If, following an event of default, any offered notes have been declared to be due and payable, the indenture trustee may, if directed by the noteholders representing not less than 66-2/3% of the aggregate note balance of all the notes then outstanding, refrain from selling the assets of the trust and continue to apply all amounts received on such assets to payments due on the offered notes in accordance with their terms, notwithstanding the acceleration of the maturity of the offered notes. The indenture trustee, however, must sell or cause to be sold (in accordance with the direction of the noteholders representing at least 66-2/3% of the aggregate note balance of all the notes then outstanding) the assets included in the trust if collections in respect of such assets are determined (by an independent appraiser payable by the trust) to be insufficient to pay certain expenses payable under the indenture and to make all scheduled payments on the offered notes. In the event the assets of the trust are sold, any collection on, or the proceeds from the sale of, the assets will be applied in accordance with the provisions of the indenture.

      Subject to the provisions of the indenture relating to the duties of the indenture trustee, in case an event of default has occurred and is continuing, the indenture trustee will be under no obligation to exercise any of the rights and powers under the indenture at the request or direction of any of the noteholders, unless such noteholders have offered to the indenture trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the indenture, the noteholders representing at least 66-2/3% of the aggregate note balance of all the notes then outstanding will have the right to direct the time, method, and place of conducting any proceeding or any remedy available to the indenture trustee or exercising any trust or power conferred on the indenture trustee with respect to the offered notes; and the noteholders representing at least 66-

2/3% of the aggregate note balance of all the notes then outstanding may, in certain cases, waive any default with respect thereto.

LIMITATION ON SUITS

      No noteholder will have any right to institute any proceedings with respect to the indenture unless (1) such noteholder has previously given written notice to the indenture trustee of a continuing event of default; (2) the noteholders representing not less than 25% of the aggregate note balance of the offered notes have made written request to the indenture trustee to institute proceedings in respect of such event of default in its own name as indenture trustee; (3) such noteholders have offered to the indenture trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; (4) for 60 days after its receipt of such notice, request and offer of indemnity the indenture trustee has failed to institute any such proceedings; (5) no direction inconsistent with such written request has been given to the indenture trustee during such 60-day period by the noteholders representing at least 66-2/3% of the aggregate note balance of all the notes then outstanding and (6) such event of default has occurred and is continuing.

      The indenture trustee (as such or in its individual capacity) may not, prior to the date which is one year and one day (or, if longer, the then applicable preference period) after the payment in full of all the notes, institute against, or join any other person in instituting against, the issuer any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings, or other proceedings under any insolvency law or similar laws. Nothing shall preclude, or be deemed to stop, the indenture trustee (i) from taking any action (other than joining in the institution of any involuntary insolvency proceeding described below) prior to the expiration of the aforementioned preference period in (A) any case or proceeding voluntarily filed or commenced by the issuer or (B) any involuntary insolvency proceeding filed or commenced by a person other than the indenture trustee, or (ii) from commencing against the issuer or any of the contracts any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceeding or other proceeding under any insolvency law or similar laws.

VOTING RIGHTS

      At all times, 100% of all voting rights will be allocated among the holders of the offered notes in proportion to the then outstanding note balances of their respective notes.

                   DESCRIPTION OF THE ASSET PURCHASE AGREEMENT

      The assets to be transferred to the trust by the depositor will be purchased by the depositor from the seller pursuant to the "asset purchase agreement" to be entered into between the depositor, as purchaser of the assets, and the seller. Under the asset purchase agreement, the seller will agree to transfer the assets to the depositor. Pursuant to the trust agreement, the assets will be immediately transferred by the depositor to the trust, and the depositor will assign its rights in, to and under the asset purchase agreement, to the trust. Pursuant to the indenture, the trust will pledge the assets, and its rights, in, to and under the asset purchase agreement, to the indenture trustee.

      In the asset purchase agreement the [seller] [originator] will make representations and warranties as to the assets. In the event of a breach of any such representations and warranties which has a material adverse effect on the interests of the noteholders, the seller or the originator will repurchase or substitute for the assets as described herein under "Description of the Notes -- Conveyance of Contracts and Mortgage Loans."

      The [seller] [originator] has also agreed to indemnify the depositor and the trust from and against certain losses, liabilities and expenses (including reasonable attorneys' fees) suffered or sustained pursuant to the purchase agreement.

                                 USE OF PROCEEDS

      The net proceeds to be received from the sale of the certificates will be applied by the depositor towards the purchase of the assets.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

      On the closing date, Hunton & Williams LLP, counsel to the depositor, will deliver its opinion to the effect that based on the application of existing law and assuming compliance with the indenture, trust agreement and other related documents, for federal income tax, (i) the offered notes will be characterized as indebtedness to a noteholder other than the owner of the owner trust certificates and not as representing an ownership interest in the trust or an equity interest in the issuer or the depositor and (ii) as long as the parent REIT maintains its REIT status, the trust will be treated as a "qualified REIT subsidiary" within the meaning of Section 856(i) of the Internal Revenue Code of 1986, as amended (the "Code". Because the trust is issuing classes of debt instruments with multiple maturity dates that are backed by real estate mortgages, it is anticipated that the trust will be treated as a taxable mortgage pool, or "TMP", for federal income tax purposes. In general, a TMP is treated as a separate corporation not includible with any other corporation in a consolidated income tax return, and is subject to corporate income taxation. A TMP, however, that is treated as a qualified REIT subsidiary of a REIT will not be subject to corporate income taxation. Generally, the trust will be treated as a qualified REIT subsidiary so long as the trust is wholly owned by either another qualified REIT subsidiary (whose ultimate parent company is a REIT) or directly by a REIT (each, a "parent REIT") that maintains continuing qualification as a REIT.

      The current parent REIT, Origen Financial, Inc., intends to make an election to be treated as a REIT for federal income tax purposes commencing with its taxable year ending December 31, 2003. As of the date of the issuance of the offered notes, Origen Financial, Inc. has satisfied all of the requirements necessary to qualify as a REIT and intends to conduct its operations so as to qualify as a REIT on a continuing basis. The qualification and taxation of a parent REIT as a REIT will depend on the parent REIT's ability, on a continuing basis, to meet certain distribution levels, diversity of ownership tests, and certain tests concerning the nature of such REIT's income and assets.

      In the event that the parent REIT loses its REIT status or the trust is otherwise no longer wholly owned by a REIT or a qualified REIT subsidiary, it would become subject to federal income taxation as a corporation and would not be permitted to be included in a consolidated income tax return of another corporate entity. Unless entitled to relief under certain Code provisions, if the parent REIT loses its REIT status, it would also be disqualified from treatment as a REIT for the four taxable years following the year is which qualification was lost. In the event that federal income taxes are imposed on the trust, the cash flow available to make payments on the offered notes would be reduced. In addition, a failure to pay such taxes could result in the bankruptcy or insolvency of the trust, which could result in a temporary stay of payments on the offered notes or a consequential redemption of the offered notes at a time earlier than anticipated. No transfer of the owner trust certificates will be permitted to an entity that is not a REIT or a qualified REIT subsidiary or that would result in the owner trust not being treated as a qualified REIT subsidiary. See "Material Federal Income Tax Consequences" in the prospectus.

      The offered notes may be issued with "original issue discount" (as defined in the prospectus). See "Material Federal Income Tax Consequences" in the prospectus.

      The offered notes will not be treated as assets described in Section 7701(a)(19)(C) of the Code or "real estate assets" under Section 856(c)(4)(A) of the Code. In addition, interest on the offered notes will not be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Code. The offered notes will also not be treated as "qualified mortgages" under Section 860G(a)(3)(C) of the Code.

      Prospective investors in the offered notes should see "Material Federal Income Tax Consequences" and "State and Other Tax Consequences" in the prospectus for a discussion of the application of certain federal income and state and local tax laws to the issuer and purchasers of the offered notes.

                                   STATE TAXES

      The depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the offered notes under the tax laws of any state. Investors considering an investment in the offered notes should consult their own tax advisors regarding those tax consequences.

      All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the offered notes.

                                LEGAL INVESTMENT

      The Class M-2 notes will not constitute "mortgage related securities" for purposes of SMMEA.

      The depositor makes no representations as to the proper characterization of any class of offered notes for legal investment or other purposes, or as to the ability of particular investors to purchase any class of offered notes under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of offered notes. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of offered notes constitutes a legal investment or is subject to investment, capital or other restrictions. See "Legal Investment" in the prospectus.

                    CONSIDERATIONS FOR BENEFIT PLAN INVESTORS

      Sections 404 and 406 of the Employee Retirement Income Security Act of 1974, as amended, or "ERISA", impose certain fiduciary and prohibited transaction restrictions on employee pension and welfare benefit plans subject to Title I of ERISA (referred to in this prospectus supplement as "ERISA plans") and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general and separate accounts, in which such ERISA plans are invested. Section 4975 of the Code imposes essentially the same prohibited transaction restrictions on tax-qualified retirement plans described in Section 401(a) of the Code, individual retirement accounts described in
Section 408 of the Code, Archer MSAs described in Section 220(d) of the Code and education individual retirement accounts described in Section 530 of the Code and certain other entities (referred to in this prospectus supplement as "tax favored plans"). ERISA and the Code prohibit a broad range of transactions involving assets of ERISA plans and tax favored plans (collectively referred to in this prospectus supplement as "plans") and persons who have certain specified relationships to such Plans (so-called "parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of Code), unless a statutory or administrative exemption is available with respect to any such transaction.

      Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), plans maintained outside the United States primarily for the benefit of persons substantially all of whom are non-resident aliens as described in Section 4(b)(4) of ERISA and, if no election has been made under
Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in the offered notes without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

      Certain transactions involving the issuer might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Plan that purchases an offered note, if the assets of the issuer are deemed to be assets of the Plan. Under the regulations issued by the United States Department of Labor, referred to in this prospectus supplement as "DOL regulations", generally, when a plan makes an investment in an equity interest in another entity (such as the issuer), the underlying assets of that entity may be considered Plan Assets unless certain exceptions apply. Exceptions contained in the DOL regulations provide that a Plan's assets will include both an equity interest and an undivided interest in each asset of an entity in which it makes an equity investment, unless certain exemptions apply as described in the prospectus, which exemptions are not expected to apply to the offered notes Under the DOL regulations, the term "equity interest" means any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features. Although it is not free from doubt, the issuer anticipates that, as of the date hereof, the offered notes should be treated as indebtedness without significant equity features for the purposes of the DOL regulations as of the date hereof. The debt treatment of the notes for ERISA purposes could change if the issuer incurred losses. This risk of recharacterization is enhanced for the Class M notes since they are subordinated to the Class A notes.

      ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. Any person who exercises any authority or control with respect to the management or disposition of the assets of a Plan and any person who provides investment advice with respect to such assets for a fee is a fiduciary of such Plan. As a result of the DOL regulations, a Plan's investment in the offered notes may cause the contracts and other assets of the trust estate to be deemed Plan Assets. If this is the case, any party exercising management or discretionary control with respect to such assets may be deemed a Plan fiduciary and will therefore be subject to the fiduciary requirements and prohibited transaction provisions of ERISA and the Code with respect thereto. The issuer, the depositor, the seller, the servicer, the underwriter, the indenture trustee, the owner trustee, the note registrar, any other provider of credit support, a holder of the owner trust certificates or any of their affiliates may be considered to be or may become Parties in Interest (or disqualified persons) with respect to certain plans. Therefore, the acquisition or holding of the offered notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction within the meaning of ERISA and the Code unless one or more statutory or administrative exemptions is available.

      Because the issuer, the depositor, the seller, the servicer, the underwriter, the indenture trustee, the owner trustee, the note registrar, any provider of credit support, a holder of the owner trust certificates or any of their affiliates may receive certain benefits in connection with the sale of the offered notes, the purchase of offered notes using Plan Assets over which any of such parties has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA or Section 4975 of the Code for which no exemption may be available. Whether or not the contracts and other assets of the trust estate were deemed to include Plan Assets, prior to making an investment in the notes, prospective Plan investors should determine whether the issuer, the depositor, the seller, the servicer, the underwriter, the indenture trustee, the owner trustee, the note registrar, any provider of credit support, a holder of the owner trust certificates or any of their affiliates is a Party in Interest (or Disqualified Person) with respect to such Plan and, if so, whether such transaction is subject to one or more statutory or administrative exemptions. The DOL has granted certain class exemptions which provide relief from certain of the prohibited transaction provisions of ERISA and the related excise tax provisions of the Code and which are described in the prospectus. There can be no assurance that any DOL exemption will apply with respect to any particular Plan investment in the offered notes or, even if all of the conditions specified therein were satisfied, that any exemption would apply to all prohibited transactions that may occur in connection with such investment.

      In addition to any exemption that may be available under PTCE 95-60 for the purchase and holding of the offered notes by an insurance company general account, Section 401(c) to ERISA, provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account.

      As mentioned above, although it is not free from doubt, the issuer anticipates that the offered notes should be treated as indebtedness without substantial equity features for the purposes of the DOL regulations as of the date hereof. In addition, although it is not free from doubt, the issuer believes that, so long as the offered notes retain a rating of at least investment grade, the offered notes should continue to be treated as indebtedness without substantial equity features for purposes of the DOL regulations. There is, however, increased uncertainty regarding the characterization of debt instruments that do not carry an investment grade rating. Consequently, in the event of a withdrawal or downgrade to below investment grade of the rating on the offered notes, the subsequent transferee of the offered notes or any interest therein to a Plan trustee or one who is acting on behalf of a Plan, or using Plan Assets to effect such transfer, is required to provide written confirmation (or in the case of any offered note transferred in book-entry form, will be deemed to have confirmed) that at the time of such transfer (i) the offered notes are rated at least investment grade,
(ii) such transferee believes that the offered notes are properly treated as indebtedness without substantial equity features for purposes of the DOL regulations, and agrees to so treat the offered notes and (iii) the acquisition and holding of the offered note will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code. Alternatively, regardless of the rating of the offered notes, a prospective transferee of the offered notes or any interest therein who is a Plan trustee or is acting on behalf of a Plan, or using Plan Assets to effect such transfer, may provide the indenture trustee an opinion of counsel satisfactory to the indenture trustee and for the benefit of the indenture trustee, the issuer and the depositor, which opinion will not be at the expense of the trust, the issuer, the depositor or the indenture trustee, that the purchase, holding and transfer of the offered notes or interests therein is permissible under ERISA or
Section 4975 of the Code, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the

Code and will not subject the trust, the issuer, the depositor or the indenture trustee, to any obligation in addition to those undertaken in the indenture.

      Any prospective Plan investor considering whether to invest in the offered notes should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. In addition, any Plan fiduciary should consider its general fiduciary obligations under ERISA in determining whether to purchase offered notes on behalf of a Plan.

      The sale of any of the offered notes to a Plan is in no respect a representation by the depositor that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular Plan, or that such an investment is appropriate for plans generally or any particular Plan.

                                  UNDERWRITING

      Subject to the terms and conditions set forth in the "underwriting agreement", dated [___], between the depositor and [____], an affiliate of the depositor, the depositor has agreed to sell to [_____], and [___] has agreed to purchase from the depositor, all of the notes.

      The depositor has been advised that the underwriter proposes initially to offer the offered notes to the public at the respective offering prices set forth on the cover of this prospectus supplement and to dealers at those prices less a selling concession not to exceed the percentage of the note denomination set forth below, and that the underwriter may allow and such dealers may reallow a reallowance discount not exceed the percentage of the note denomination set forth below:

CLASS                             SELLING CONCESSION                   REALLOWANCE DISCOUNT
-----                             ------------------                   --------------------
 A-1                                      %                                      %
 A-2                                      %                                      %
 A-3                                      %                                      %
 A-4                                      %                                      %
 M-1                                      %                                      %
 M-2                                      %                                      %

      The underwriting agreement provides that [____]'s obligations hereunder are subject to certain conditions precedent, and that [____] will be obligated to purchase all of the notes if any are purchased.

      Until the distribution of the notes is completed, rules of the Securities and Exchange Commission may limit the ability of the underwriter and certain selling group members to bid for and purchase the notes. As an exception to these rules, the underwriter is permitted to engage in certain transactions that stabilize the price of the notes. Those transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the notes.

      In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of those purchases.

      Neither the depositor nor the underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the notes. In addition, neither the depositor nor the underwriter makes any representation that the underwriter will engage in those transactions or that those transactions, once commenced, will not be discontinued without notice.

      The underwriting agreement provides that the depositor will indemnify [ ] against certain civil liabilities, including liabilities under the Act.

      [Immediately prior to the sale of the assets to the depositor, the assets were subject to financing provided by an affiliate of the underwriter. The seller will apply a portion of the proceeds it receives from the sale of the assets to the depositor or its affiliate to repay that financing.]

                                  LEGAL MATTERS

      Certain legal matters with respect to the originator, the seller, the servicer, the depositor and the certificates will be passed upon for the depositor by Hunton & Williams LLP and for the underwriters by [ ].

                                     RATINGS

      It is a condition to the issuance of the notes that the Class A notes be rated "___" by ___________________ and "___" by _________________________ ; the
Class M-1 notes be rated as least "__" by __________________________ and "___"
by _______________________________ and the Class M-2 notes be rated at least "_"
by _________________________ and "__" by __ , each of whom is referred to in this prospectus supplement as a "rating agency".

      Such ratings reflect the assessment of the rating agencies, based on particular prepayment and loss assumptions, of the likelihood of the ultimate receipt by the noteholders of the original note balance on or prior to the final stated maturity date for each class and the timely receipt by the noteholders of interest at the note rate on the note balance outstanding immediately prior to each payment date. The rating process addresses structural and legal aspects associated with the offered notes, including the nature of the contracts. The ratings on the offered notes do not, however, constitute statements regarding the likelihood or frequency of prepayments on the contracts or the possibility that a holder of an offered note might realize a lower than anticipated yield. The ratings assigned to asset-backed notes do not represent any assessment of the likelihood that principal prepayments will be made by the mortgagors or the degree to which such prepayments will differ from those originally anticipated. The ratings do not address the possibility that noteholders might suffer a lower than anticipated yield due to non-credit events. In addition, the ratings do not address the likelihood of receipt of any available funds cap carry-forward amounts.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the offered notes are subsequently lowered for any reason, no person or entity is obligated to provide any additional credit support or credit enhancement with respect to the offered notes.

      The depositor has not requested that any rating agency rate the offered notes other than as stated above. However, there can be no assurance as to whether any other rating agency will rate the offered notes, or, if it does, what rating would be assigned by any other rating agency. A rating on the offered notes by another rating agency, if assigned at all, may be lower than the ratings assigned to the offered notes as stated in this section.

      It is a condition to issuance of the notes that they receive at least the following ratings:

CLASS             [___________]      [___________]
-----             -------------      -------------
 A-1
 A-2
 A-3
 A-4
 M-1
 M-2

      A securities rating addresses the likelihood of the receipt by noteholders of distributions on the loans. The rating takes into consideration the characteristics of the loans and the structural, legal and tax aspects associated with the notes. The ratings on the notes do not, however, constitute statements regarding the likelihood or frequency of prepayments on the assets or the possibility that noteholders might realize a lower than anticipated yield.

      A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

                                 INDEX OF TERMS

accounts.........................................          S-53
adjustable rate assets...........................          S-27
adjusted note balance............................          S-62
amount available.................................          S-59
asset purchase agreement.........................          S-73
asset rates......................................          S-25
assets...........................................     S-3, S-25
available........................................          S-63
available funds rate.............................          S-63
backup servicer..................................           S-4
beneficial owner.................................          S-52
book-entry notes.................................          S-52
chattel contracts................................          S-17
chattel paper....................................          S-53
class............................................           S-3
Class A note balance.............................          S-62
Class A principal payment amount.................          S-63
Class A target balance...........................          S-63
Class M-1 adjusted note balance..................          S-62
Class M-1 liquidation loss interest amount.......          S-62
Class M-1 loss balance...........................          S-62
Class M-1 principal payment amount...............          S-63
Class M-1 target balance.........................          S-63
Class M-2 adjusted note balance..................          S-62
Class M-2 liquidation loss interest amount.......          S-62
Class M-2 loss balance...........................          S-62
Class M-2 principal payment amount...............          S-63
Class M-2 target balance.........................          S-64
closing date.....................................           S-5
Code.............................................          S-74
collection account...............................          S-59
Comparable Appraisal Program.....................          S-18
contracts........................................          S-25
cut-off date.....................................           S-5
definitive note..................................          S-52
depositor........................................           S-4
determination date...............................          S-59
disqualified persons.............................          S-75
DOL regulations..................................          S-75
DTC..............................................          S-52
due period.......................................     S-5, S-60
equity interest..................................          S-75
ERISA............................................          S-75
ERISA plans......................................          S-75
event of default.................................          S-72
fixed rate assets................................          S-27
general intangibles..............................          S-53
home only loans..................................          S-17
indenture........................................          S-71
indenture trustee................................           S-4
insolvency event.................................          S-70
interest accrual period..........................          S-62
interest payment amount..........................          S-61
issuer...........................................           S-3
land and home contracts..........................          S-17
land-and-home contract...........................          S-25
last scheduled payment date......................           S-3
liquidated contract..............................          S-64
liquidation expenses.............................          S-60
liquidation loss amount..........................          S-66
loan sources.....................................          S-17
loan-to-invoice ratio............................          S-27
loan-to-value ratio..............................          S-26
manufactured home................................          S-55
manufactured housing contracts...................          S-25
MHP..............................................          S-44
modeling assumptions.............................          S-45
mortgage loans...................................          S-25
mortgage loan-to-value ratio.....................          S-27
mortgage related securities......................           S-8
NADA.............................................          S-18
nonrecoverable advance...........................          S-68
note balance.....................................          S-62
note owners......................................          S-52
note rate........................................          S-62
noteholder.......................................          S-52
notes............................................           S-3
Origen...........................................          S-16
Origen Servicing.................................          S-20
originator.......................................           S-3
overcollateralization............................          S-65
overcollateralization target amount..............          S-64
owner trust certificates.........................          S-67
owner trustee....................................          S-67
parent REIT......................................          S-74
parties in interest..............................          S-75
payment date.....................................           S-5
plans............................................          S-75
pool principal balance...........................          S-64
principal balance................................          S-64
qualified REIT subsidiary........................          S-74
rating agency....................................          S-78
record date......................................          S-52
Relief Act.......................................          S-15
required principal payment amount................          S-64
seller...........................................           S-3
servicer.........................................           S-4
servicer event of default........................          S-70
servicing agreement..............................          S-68
servicing fee rate...............................          S-68
single family residence..........................          S-55
SMMEA............................................          S-15
stepdown date....................................          S-64
tax favored plans................................          S-75
TMP..............................................          S-74
trigger event....................................          S-64
trust............................................           S-3
trust agreement..................................          S-67
trust estate.....................................           S-4
underwriting agreement...........................          S-77

                                     ANNEX I

                        GLOBAL CLEARANCE, SETTLEMENT AND
                          TAX DOCUMENTATION PROCEDURES

      Except in certain limited circumstances, the globally offered [Origen ____ Manufactured Housing Contract Trust Collateralized Notes], Series 200[____]-[____] (the "global notes") will be available only in book-entry form. Investors in the global notes may hold such global notes through any of DTC, Clearstream Luxembourg or Euroclear. The global notes will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

      Secondary market trading between investors holding global notes through Clearstream Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

      Secondary market trading between investors holding global notes through The Depository Trust Company ("DTC") will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior asset-backed securities issues.

      Secondary cross-market trading between Clearstream Luxembourg or Euroclear and DTC participants holding notes will be effected on a delivery-against-payment basis through the respective depositaries of Clearstream Luxembourg and Euroclear (in such capacity) and as DTC participants.

      A holder that is not a United States person (as described below) of global certificates will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

      Initial Settlement

      All global notes will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the global notes will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream Luxembourg and Euroclear will hold positions on behalf of their participants through their respective relevant depositaries, which in turn will hold such positions in accounts as DTC participants.

      Investors electing to hold their global notes through DTC will follow the settlement practices applicable to prior asset-backed securities issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

      Investors electing to hold their global notes through Clearstream Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global note and no "lock-up" or restricted period. Global notes will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

      Secondary Market Trading

      Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

      TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC participants will be settled using the procedures applicable to prior collateralized asset-backed securities issues in the same-day funds.

      TRADING BETWEEN CLEARSTREAM LUXEMBOURG AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between Clearstream Luxembourg participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

      TRADING BETWEEN DTC SELLER AND CLEARSTREAM LUXEMBOURG OR EUROCLEAR PURCHASER. When global notes are to be transferred from the account of a DTC participant to the account of a Clearstream Luxembourg participant or a Euroclear participant, the purchaser will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg participant or Euroclear participant at least one business day prior to settlement. Clearstream Luxembourg or Euroclear will instruct the respective relevant depositary, as the case may be, to receive the global notes against payment. Payment will include interest accrued on the global notes from and including the last coupon distribution date to and excluding the settlement date, on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of global notes. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective relevant depositary of the DTC participant's account against delivery of the global notes. After settlement has been completed, the global notes will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Luxembourg participant's or Euroclear participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the global notes will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

      Clearstream Luxembourg participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream Luxembourg or Euroclear until the global certificates are credited to their accounts one day later.

      As an alternative, if Clearstream Luxembourg or Euroclear has extended a line of credit to them, Clearstream Luxembourg participants or Euroclear participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Luxembourg participants or Euroclear participants purchasing global certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the global notes were credited to their accounts. However, interest on the global notes would accrue from the value date. Therefore, in many cases the investment income on the global notes earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Luxembourg participant's or Euroclear participant's particular cost of funds.

      Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending global notes to the respective European depositary for the benefit of Clearstream Luxembourg participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.

      TRADING BETWEEN CLEARSTREAM LUXEMBOURG OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, Clearstream Luxembourg participants and Euroclear participants may employ their customary procedures for transactions in which global notes are to be transferred by the respective clearing system, through the respective relevant depositary, to a DTC participant. The seller will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg participant or Euroclear participant at least one business day prior to settlement. In these cases Clearstream Luxembourg or Euroclear will instruct the respective relevant depositary, as appropriate, to deliver the global notes to the DTC participant's account against payment. Payment will include interest accrued on the global notes from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of global notes. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Luxembourg participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream Luxembourg participant's or Euroclear participant's account would be back-valued to the value date (which would be the preceding day, I-2 when settlement occurred in New York). Should the Clearstream Luxembourg participant or Euroclear participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Luxembourg participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

      Finally, day traders that use Clearstream Luxembourg or Euroclear and that purchase global notes from DTC participants for delivery to Clearstream Luxembourg participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

            (a) borrowing through Clearstream Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

            (b) borrowing the global notes in the U.S. from a DTC participant no later than one day prior to the settlement, which would give the global notes sufficient time to be reflected in their Clearstream Luxembourg or Euroclear account in order to settle the sale side of the trade; or

            (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream Luxembourg or Euroclear participant.

      Certain U.S. Federal Income Tax Documentation Requirements

      A holder that is not a "United States person" within the meaning of
Section 7701(a)(30) of the Internal Revenue Code of 1986 holding a book-entry note through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax at a rate of 30% unless such holder provides certain documentation to the Trustee or to the U.S. entity required to withhold tax (the "U.S. withholding agent") establishing an exemption from withholding. A holder that is not a United States person may be subject to 30% withholding unless:

      I. the Securities Administrator, on behalf of the Trustee or the U.S. withholding agent receives a statement __

            (a) from the holder on Internal Revenue Service ("IRS") Form W-8BEN (or any successor form) that __

                  (i) is signed by the noteholder under penalty of perjury,

                  (ii) certifies that such owner is not a United States person, and (iii) provides the name and address of the noteholder, or

            (b) from a securities clearing organization, a bank or other financial institution that holds customers' securities in the ordinary course of its trade or business that __

                  (i) is signed under penalties of perjury by an authorized
            representative of the financial institution,

                  (ii) states that the financial institution has received an IRS
            Form W-8BEN (or any successor form) from the noteholder or that another financial institution acting on behalf of the noteholder has received such IRS Form W-8BEN (or any successor form),

                  (iii) provides the name and address of the noteholder, and

                  (iv) attaches the IRS Form W-8BEN (or any successor form)
            provided by the noteholder;

      II. the holder claims an exemption or reduced rate based on a treaty and provides a properly executed IRS Form W-8BEN (or any successor form) to the servicer or the U.S. withholding agent;

      III. the holder claims an exemption stating that the income is effectively connected to a U.S. trade or business and provides a properly executed IRS Form W-8ECI (or any successor form) to the servicer or the U.S. withholding agent; or

      IV. the holder is a "nonwithholding partnership" and provides a properly executed IRS Form W-8IMY (or any successor form) with all necessary attachments to the trustee or the U.S. withholding agent. Certain pass-through entities that have entered into agreements with the Internal Revenue Service (for example "qualified intermediaries") may be subject to different documentation requirements; it is recommended that such holders consult with their tax advisors when purchasing the Notes.

      A holder holding book-entry notes through Clearstream or Euroclear provides the forms and statements referred to above by submitting them to the person through which he holds an interest in the book-entry notes, which is the clearing agency, in the case of persons holding directly on the books of the clearing agency. Under certain circumstances a Form W-8BEN, if furnished with a taxpayer identification number, or "TIN," will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect. A Form W-8BEN, if furnished without a TIN, and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.

      In addition, all holders holding book-entry notes through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder:

      I. provides a properly executed IRS Form W-8BEN, Form W-8ECI or Form W-8IMY(or any successor forms) if that person is not a United States person;

      II. provides a properly executed IRS Form W-9 (or any substitute form) if that person is a United States person; or

      III. is a corporation, within the meaning of Section 7701(a) of the Internal Revenue Code of 1986, or otherwise establishes that it is a recipient exempt from United States backup withholding.

      This summary does not deal with all aspects of federal income tax withholding or backup withholding that may be relevant to investors that are not "United States persons" within the meaning of Section 7701(a)(30) of the Internal Revenue Code. Such investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the book-entry notes.

      The term "United States person" means (1) a citizen or resident of the United States, (2) a corporation or partnership organized in or under the laws of the United States or any state or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, certain trusts in existence on August 20, 1996 and treated as United States persons prior to such date that elect to continue to be so treated also will be considered United States persons.

                                      S-85